UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Naked Brand Group Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2320
(Primary Standard Industrial Classification Code Number)

99-0369814
(I.R.S. Employer Identification Number)

10th Floor - 95 Madison Avenue
New York, New York 10016
Telephone: (212) 851-8050
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

National Registered Agents, Inc. of NV
311 S. Division St.
Carson City, Nevada 89703
Telephone: (800) 550-6724
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications To:
Nanette C. Heide, Esq.
 Duane Morris LLP
1540 Broadway
New York, New York 10036-4086
(212) 692-1003
From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-198643) (the “Registration Statement”) of Naked Brand Group Inc. (the “Company”) is being filed to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on October 8, 2014, to include the information contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2015 and Annual Report on Form 10-K for the fiscal year ended January 31, 2015 (the “Annual Report”) that were filed with the Securities and Exchange Commission on June 15, 2015 and April 30, 2015, respectively, and to update certain other information contained in the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment No. 1. All filing fees payable in connection with the registration of the shares of the Common Stock covered by the Registration Statement were paid by the registrant at the time of the initial filing of the Form S-1.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July [_____], 2015

Prospectus

41,569,071 Shares

NAKED BRAND GROUP INC.

Common Stock

__________________________

The selling stockholders identified in this prospectus may offer and sell up to 41,569,071 shares of our common stock that may be issued upon exercise of warrants. The warrants were acquired by the selling stockholders directly from our company in private placements that were exempt from the registration requirements of the Securities Act of 1933.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Our common stock is quoted on the OTCQB operated by the OTC Markets Group under the symbol “NAKD”. On July 27, 2015, the closing price of our common stock on the OTCQB was $0.11 per share.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We will, however, receive proceeds upon exercise of the warrants by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________________________, 2015.

As used in this prospectus, the terms “we”, “us”, “our” and “our company” mean Naked Brand Group Inc. and our wholly-owned subsidiary, Naked Inc., as applicable, unless the context clearly indicates otherwise.

Prospectus Summary

Our Business

We were incorporated in the State of Nevada on May 17, 2005 under the name of Search By Headlines.com Corp. Effective August 29, 2012, we completed a merger with a newly-formed subsidiary, Naked Brand Group Inc., a Nevada corporation, which was incorporated solely to effect a change of our corporate name. As a result, effective August 29, 2012, we changed our name from “Search By Headlines.com Corp.” to “Naked Brand Group Inc.” (“Naked Brand Group”).

Our wholly owned subsidiary is Naked Inc. (“Naked”). Naked was incorporated under the federal laws of Canada on May 21, 2009 as “In Search of Solutions Inc.”, changed its corporate name to “Naked Boxer Brief Clothing Inc.” on May 17, 2010 and to “Naked Inc.” on February 20, 2013. Naked continued from the federal jurisdiction of Canada to the jurisdiction of the State of Nevada on July 27, 2012. As part of the continuation, all classes of shares of Naked, including Class C, D, E and F common shares, were converted into one class of common shares of the Nevada corporation.

On July 30, 2012, we closed an Acquisition Agreement with Naked, whereby management and directors of Naked became directors and officers of our company and Naked stockholders exchanged their shares for a total of 13.5 million shares of our company, representing 50% of the company (the “Acquisition”). As a result of the acquisition, Naked became a wholly-owned subsidiary of our company and our business became the manufacturer and sale of direct and wholesale men’s undergarments and intimate apparel products in Canada and the United States to consumers and retailers. We operate out of New York, USA.

Naked was founded on one basic desire; to create a new standard for how products worn close to the skin fit, feel and function. Our core brand philosophy for Naked is “the freedom to be you” and we provide products that help people feel confident, attractive and empowered while being as comfortable as wearing nothing at all. Naked has a strong and growing retail footprint for its innovative and luxurious men's innerwear products in premium online and department stores in North America including, Nordstrom, Hudson Bay Company, Holt & Renfrew, Amazon.com, barenecessities.com and many others. In 2014, renowned designer and sleepwear pioneer, Carole Hochman, joined Naked as Chief Executive Officer, Chief Creative Officer and Chairwoman with the goal of growing Naked into a global lifestyle brand. Naked is headquartered in New York City, has expanded its men's collections and has developed women's intimate apparel, sleepwear and loungewear collections – the kind of products for which Carole Hochman has been admired for years. The first of these women's collections will be available online and at retail during the third quarter of calendar 2015. In the future, Naked plans to expand into other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more.

On June 15, 2015, we announced a collaboration and endorsement agreement with NBA Champion Dwyane Wade (“Wade”) through his Wade Enterprises, LLC whereby Wade agreed to act as a spokesperson for our brand and spearhead a brand ambassador marketing campaign for our men’s products that is expected to launch in the third quarter of calendar 2015. Wade also joined our corporate Advisory Board. Further, he now serves as Creative Director for the development of a Wade+Naked signature collection of men’s innerwear that we expect to market to retailers in the fourth quarter of calendar 2015 and launch commercially in the second quarter of 2016. This collection will encompass underwear, undershirts, loungewear, sleepwear and robes for men and boys. We anticipate that our relationship with Wade will:

•	Help us build broader brand awareness with consumers and accelerate sales growth;

•	Help us attract additional distribution relationships in North America, Asia and Europe where basketball is a particularly popular sport and Wade is well known to consumers;

•	Provide us a brand collaboration extension to create new and differentiated products to attract new consumer customers; and

•	Establish brand credibility to help attract future endorsements and consumer influencer relationships

Our principal executive offices are located at 95 Madison Avenue, New York, New York, 10016, and our telephone number is (212) 851-8050. Our common stock is quoted on the OTCQB under the symbol “NAKD”.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 41,569,071 shares of our common stock that may be issued upon exercise of warrants. The warrants were acquired by the selling stockholders directly from us in private placements which were consummated on June 10, 2014 and July 8, 2014, and pursuant to amendment agreements dated April 4, 2014.

Number of Shares Outstanding

There were 53,276,818 shares of our common stock issued and outstanding as of July 28, 2015.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended January 31, 2015 and January 31, 2014 and selected unaudited financial information for our company for the three months ended April 30, 2015 and 2014. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited consolidated financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Statements of Operations Data	Three months ended April 30, 2015 (unaudited)	Three months ended April 30, 2014 (unaudited)
Net Sales	$259,366	$119,814
Gross Profit	$68,150	$45,709
Total Operating Expenses	$2,312,150	$429,667
Net Loss	$(1,810,036)	$(1,233,860)
Basic Net Loss Per Share	$(0.04)	$(0.04)

Statements of Operations Data	Year Ended January 31, 2015 (audited)	Year Ended January 31, 2014 (audited)
Net Sales	$557,212	$639,107
Gross Profit (loss)	$(243,483)	$51,468
Total Operating Expenses	$6,716,876	$2,845,087
Net Loss	$(21,078,265)	$(4,238,490)
Basic Net Loss Per Share	$(0.58)	$(0.14)

Balance Sheet Data	At April 30, 2015 (unaudited)	At January 31, 2015 (audited)	At January 31, 2014 (audited)
Cash	$396,758	$1,943,235	$67,478
Working Capital (Deficit)	$1,172,163	$2,243,270	$(1,439,384)
Total Assets	$1,730,164	$2,717,976	$972,765
Total Liabilities	$1,293,754	$4,942,156	$2,302,103
Total Stockholders’ Equity (Capital Deficit)	$436,410	$(2,224,180)	$(1,329,338)

Please read this prospectus carefully. We have not authorized anyone to provide any information or to make any representation other than those contained in this prospectus. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology and include statements regarding: (1) our product line; (2) our business plan, including our plan to launch a complimentary line of women's innerwear, lounge and sleepwear products within the next 12 months and in the future extend the Naked brand to active wear, swimwear, sportswear and more; (3) our expectation that in the future, all of our primary production will be made outside of North America; (4) the enforceability of our intellectual property rights; (5) projections of market prices and costs; (6) supply and demand for our products; (7) future capital expenditures; (8) our collaboration with Dwyane Wade; (9) our issuer tender offer commenced on July 7, 2015;and (10) our need for, and our ability to raise, capital. The material assumptions supporting these forward-looking statements include, among other things: (1) our ability to obtain any necessary financing on acceptable terms; (2) timing and amount of capital expenditures; (3) the enforcement of our intellectual property rights; (4) our ability to launch new product lines; (5) retention of skilled personnel; (6) continuation of current tax and regulatory regimes; (7) current exchange rates and interest rates; and (8) general economic and financial market conditions. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These risks and uncertainties include: (1) a downturn in international economic conditions; (2) any adverse occurrence with respect to the development or marketing of our apparel products; (3) any adverse occurrence with respect to any of our licensing or endorsement agreements; (4) our ability to successfully bring apparel products to market; (5) our ability to successfully collaborate with Dwayne Wade; (6) product development or other initiatives by our competitors; (7) fluctuations in the availability and cost of materials required to produce our products; (8) any adverse occurrence with respect to distribution of our products; (9) potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; (10) our ability to enforce our intellectual property rights; (11) our ability to hire and retain senior management and key employees; and (12) other factors beyond our control.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) unless otherwise stated and are prepared in accordance with accounting principles generally accepted in the United States of America.

In this prospectus, unless otherwise specified, all references to “common shares” refer to the common shares in our capital stock.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Related To Our Business

We have a limited operating history which makes it difficult to evaluate our company or future operations.

We are still in the initial stages of our business plan. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. For the year ended January 31, 2015, our revenues were $557,212 (2014: $639,107). Naked commenced operations in 2010 and, since beginning operations, we have generated limited total revenues. As a relatively new company, we are subject to many risks associated with the initial organization, financing, expenditures and impediments inherent in a new business and there is limited history upon which to base any assumption as to the likelihood that we will prove successful.

We have a history of operating losses and negative cash flow that may continue into the foreseeable future. If we fail to execute our strategy to achieve and maintain profitability in the future, investors could lose confidence in the value of our common stock, which could cause our stock price to decline and adversely affect our ability to raise additional capital. Potential investors should evaluate an investment in our company in light of the obstacles that may be encountered by a start-up company in a competitive market.

Our auditors’ report on our January 31, 2015 consolidated financial statements included an explanatory paragraph regarding there being substantial doubt about our ability to continue as a going concern.

For the year ended January 31, 2015, we incurred a net loss of $21,078,265. We anticipate generating losses for at least the next 12 months. Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern, as highlighted by our auditors with respect to the consolidated financial statements for the year ended January 31, 2015. Although our consolidated financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business.

Our future operating capital depends on our revenues and ability to raise capital through equity investments. Future equity investments will be dilutive to existing shareholders and the terms of securities issued may be more favorable for new investors. Further, in obtaining further equity investments, we may incur substantial costs including investment banking fees, legal fees and accounting fees. Our business operations may fail if our actual cash requirements exceed our estimates and we are not able to obtain further financing. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in our company.

Our success depends on our ability to maintain the value and reputation of our brand.

Our success depends on the value and reputation of the Naked brand. The Naked name is integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. We rely on social media as one of our marketing strategies to have a positive impact on both our brand value and reputation. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Negative publicity regarding the production methods of any of our suppliers or manufacturers could adversely affect our reputation and sales and force us to locate alternative suppliers or manufacturing sources. Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful the value of our brand may be harmed, which could have a material adverse effect on our financial condition.

If we are unable to maintain our endorsements by professional athletes and celebrities, our ability to market and sell our products may be harmed.

A key element of our marketing strategy will be to obtain endorsements from prominent athletes and celebrities, which contribute to the image of our brands. To date, we have entered into one celebrity endorsement agreement with Dwyane Wade, an NBA basketball player. We believe that this strategy will be an effective means of gaining brand exposure worldwide and creating broad appeal for our products. We cannot assure you that we will be able to maintain our existing relationships with Dwyane Wade and other individuals in the future or that we will be able to attract new athletes and celebrities to endorse our products. We also are subject to risks related to the selection of athletes and celebrities whom we choose to endorse our products. We may select athletes who are unable to perform at expected levels or who are not sufficiently marketable. In addition, negative publicity concerning any of our athletes and celebrities could harm our brand and adversely impact our business. If we are unable in the future to secure prominent athletes and celebrities and arrange endorsements of our products on terms we deem to be reasonable, we may be required to modify our marketing platform and to rely more heavily on other forms of marketing and promotion, which may not prove to be effective. In any event, our inability to obtain endorsements from professional athletes and celebrities could adversely affect our ability to market and sell our products, resulting in loss of revenues and a loss of profitability.

Our limited operating experience and limited brand recognition in new international markets may limit our expansion strategy and cause our business and growth to suffer.

Our future growth depends, to an extent, on our international expansion efforts. We have limited experience with regulatory environments and market practices internationally, and we may not be able to penetrate or successfully operate in any new market. We may also encounter difficulty expanding into new international markets because of limited brand recognition leading to delayed acceptance of our undergarments by customers in these new international markets. Our failure to develop new international markets or disappointing growth outside of existing markets will harm our business and results of operations.

If we are unable to obtain additional financing on acceptable terms, we may have to curtail our growth or cease our development plans and operations.

The operation of our business and our growth efforts will require significant cash outlays. We are largely dependent on outside capital to implement our business plan and support our operations. Other than an issuer tender offer commenced on July 7, 2015, on terms and conditions set forth in our tender offer statement on Schedule TO filed with the Securities and Exchange Commission on July 7, 2015, at the present time, we have not made any arrangements to raise additional cash. We anticipate for the foreseeable future that cash on hand and cash generated from operations will not be sufficient to meet our cash requirements, and that we will need to raise additional capital through investments to fund our operations and growth. We cannot assure you that we will be able to raise additional working capital as needed on terms acceptable to us, if at all. If we are unable to raise capital as needed, we may be required to reduce the scope of our growth efforts, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you may lose all your investment. Financings, if obtained, may be on terms that are dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the price at which you purchase your shares.

Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Securities and Exchange Commission and the Public Company Accounting Oversight Board and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

An economic downturn or economic uncertainty in our key markets may adversely affect consumer discretionary spending and demand for our products.

Many of our products may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, particularly those in Canada and the United States, and other factors such as consumer confidence in future economic conditions, fears of recession, the availability of consumer credit, levels of unemployment, tax rates and the cost of consumer credit. As global economic conditions continue to be volatile or economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions due to credit constraints and uncertainties about the future. The current volatility in the United States economy in particular has resulted in an overall slowing in growth in the retail sector because of decreased consumer spending, which may remain depressed for the foreseeable future. These unfavorable economic conditions may lead consumers to delay or reduce purchase of our products. Consumer demand for our products may not reach our sales targets, or may decline, when there is an economic downturn or economic uncertainty in our key markets, particularly in North America. Our sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on our financial condition.

Our sales and profitability may decline as a result of increasing product costs and decreasing selling prices.

Our business is subject to significant pressure on pricing and costs caused by many factors, including intense competition, constrained sourcing capacity and related inflationary pressure, pressure from consumers to reduce the prices we charge for our products and changes in consumer demand. These factors may cause us to experience increased costs, reduce our sales prices to consumers or experience reduced sales in response to increased prices, any of which could have a material adverse effect on our financial conditions, operating results and cash flows.

We have a concentration of sales to key customers and any substantial reduction in sales to these customers would have a material adverse effect on our business.

In fiscal 2015 sales were heavily concentrated with Nordstrom, which accounted for 28% of our sales. In fiscal 2014, Nordstrom accounted for 37% of our sales and Holt Renfrew accounted for 12%. Nordstrom is currently of key importance to our business and our results of operations would be materially adversely affected if this relationship ceased. Although we continue to receive increasing sales orders from these customers, neither Nordstrom nor Holt Renfrew have any ongoing purchase commitment agreement with us; therefore, we cannot guarantee that the volume of sales will remain consistent going forward. Any substantial change in purchasing decisions by one or more of these two customers, whether due to actions by our competitors, industry factors or otherwise, could have an adverse effect on our business.

If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our sales and profitability.

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. We may be unable to introduce new products in a timely manner. Our customers may not accept our new products, or our competitors may introduce similar products in a more timely fashion. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality products. Our failure to effectively introduce new products that are accepted by consumers could have a material adverse effect on our financial condition.

Our results of operations could be materially harmed if we are unable to accurately forecast customer demand for our products.

To ensure adequate inventory supply, we must forecast inventory needs and place orders with our manufacturers based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in customer demand for our products or for products of our competitors, our failure to accurately forecast customer acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. If we fail to accurately forecast customer demand we may experience excess inventory levels or a shortage of products available for sale in our stores or for delivery to customers. Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would adversely affect our results of operations and could impair the strength and exclusivity of our brand. Conversely, if we underestimate customer demand for our products, our manufacturers may not be able to deliver products to meet our requirements, and this could result in damage to our reputation and customer relationships.

The fluctuating cost of raw materials could increase our cost of goods sold and cause our results of operations and financial condition to suffer.

The fabrics used by our suppliers and manufacturers include synthetic fabrics whose raw materials include petroleum-based products. Our products also include natural fibers, including cotton. Our costs for raw materials are affected by, among other things, weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. Increases in the cost of raw materials could have a material adverse effect on our cost of goods sold, results of operations, financial condition and cash flows.

We rely on third-party suppliers to provide fabrics for and to produce our products, and we have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products or the raw materials for them and rely instead on third-party suppliers. Many of the specialty fabrics used in our products are technically advanced textile products developed and manufactured by third parties and may be available, in the short-term, from only one or a very limited number of sources. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier manufacturer, we may be unable to locate additional suppliers of fabrics or raw materials or additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Even if we are able to expand existing or find new manufacturing or fabric sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from other participants in our supply chain. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term. We have occasionally received, and may in the future continue to receive, shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if defects in the manufacture of our products are not discovered until after our customers purchase such products, our customers could lose confidence in the technical attributes of our products and our results of operations could suffer and our business could be harmed.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue and profitability.

The market for undergarments is highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share or a failure to grow our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of undergarments, including large, diversified companies with substantial market share and strong worldwide brand recognition, such as Calvin Klein, Polo Ralph Lauren, Hugo Boss, Tommy Hilfiger, Armani and many others. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. In contrast to our “grassroots” marketing approach, many of our competitors promote their brands through traditional forms of advertising, such as print media and television commercials, and through celebrity endorsements, and have substantial resources to devote to such efforts. Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we can by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network, as opposed to distribution through retail stores, wholesale or internet, and many of our competitors have substantial resources to devote toward increasing sales in such ways.

Any material disruption of our information systems could disrupt our business and reduce our sales.

We are increasingly dependent on information systems to operate our e-commerce website, process transactions, respond to customer inquiries, manage inventory, purchase, sell and ship goods on a timely basis and maintain cost-efficient operations. Any material disruption or slowdown of our systems, including a disruption or slowdown caused by our failure to successfully upgrade our systems, system failures, viruses or other causes, could cause information, including data related to customer orders, to be lost or delayed which could result in delays in the delivery of merchandise to our customers or lost sales, which could reduce demand for our merchandise and cause our sales to decline. If changes in technology cause our information systems to become obsolete, or if our information systems are inadequate to handle our growth, we could lose customers.

Our fabrics and manufacturing technology are not patented and can be imitated by our competitors.

The intellectual property rights in the technology, fabrics and processes used to manufacture our products are owned or controlled by our suppliers and are generally not unique to us. Our ability to obtain intellectual property protection for our products is therefore limited and we currently own no patents or exclusive intellectual property rights in the technology, fabrics or processes underlying our products. As a result, our current and future competitors are able to manufacture and sell products with performance characteristics, fabrics and styling similar to our products. Because many of our competitors have significantly greater financial, distribution, marketing and other resources than we do, they may be able to manufacture and sell products based on our fabrics and manufacturing technology at lower prices than we can. If our competitors do sell similar products to ours at lower prices, our net revenue and profitability could suffer.

Our failure or inability to protect our intellectual property rights could diminish the value of our brand and weaken our competitive position.

We currently rely on trademarks, as well as confidentiality procedures, to establish and protect our intellectual property rights. We cannot assure you that the steps taken by us to protect our intellectual property rights will be adequate to prevent infringement of such rights by others, including imitation of our products and misappropriation of our brand. In addition, intellectual property protection may be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our intellectual property rights as fully as in the United States, Canada or the European Union, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished and our competitive position may suffer.

Our future success is substantially dependent on the continued service of our senior management.

Our future success is substantially dependent on the continued service of our senior management and other key employees. The loss of the services of our senior management or other key employees could make it more difficult to successfully operate our business and achieve our business goals. We also may be unable to retain existing personnel that are critical to our success, which could result in harm to our customer and employee relationships, loss of key information, expertise or know-how and unanticipated recruitment and training costs.

Because significant portions of our sales are generated in Canada, fluctuations in foreign currency exchange rates may negatively affect our results of operations.

The reporting currency for our consolidated financial statements is the US dollar. In the future, we expect to continue to derive a significant portion of our net revenue in Canada, and changes in exchange rates between the Canadian dollar and the US dollar may have a significant, and potentially adverse, effect on our results of operations. Our primary risk of loss regarding foreign currency exchange rate risk is caused by fluctuations in the exchange rates between the US dollar and the Canadian dollar. The exchange rate of the Canadian dollar against the US dollar has fallen in the last twelve months and our results of operations have suffered from the weakness in the Canadian dollar. If the Canadian dollar continues to weaken relative to the US dollar, our net loss could continue to be adversely affected. We have not historically engaged in hedging transactions and do not currently contemplate engaging in hedging transactions to mitigate foreign exchange risks. As we continue to recognize gains and losses in foreign currency transactions, depending upon changes in future currency rates, such gains or losses could have a significant, and potentially adverse, effect on our results of operations.

Our ability to source our merchandise profitably or at all could be hurt if new trade restrictions are imposed or existing trade restrictions become more burdensome.

The United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards and customs restrictions, could increase the cost or reduce the supply of products available to us or may require us to modify our supply chain organization or other current business.

Our operating results are subject to seasonal and quarterly variations in our net revenue from operations, which could cause the price of our Common Stock to decline.

We have experienced, and expect to continue to experience, significant seasonal variations in our net revenue from operations. Seasonal variations in our net revenue are primarily related to increased sales of our products during our fiscal fourth quarter, reflecting our historical strength in sales during the holiday season.

Our quarterly results of operations may also fluctuate significantly as a result of a variety of other factors, including, among other things, net revenue and profits contributed by new retailers; increases or decreases in comparable sales; changes in our product mix; and the timing of new advertising and new product introductions.

As a result of these seasonal and quarterly fluctuations, we believe that comparisons of our operating results between different quarters within a single fiscal year are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of our future performance.

We began selling our products in Canada in January 2010. Our limited operating history makes it difficult to assess the exact impact of seasonal factors on our business or whether or not our business is susceptible to cyclical fluctuations in the economy in the markets in which we operate. In addition, our rapid growth may have overshadowed whatever seasonal or cyclical factors might have influenced our business to date. Seasonal or cyclical variations in our business may become more pronounced over time and may harm our results of operations in the future.

Any future seasonal or quarterly fluctuations in our results of operations may not match the expectations of market analysts and investors. Disappointing quarterly results could cause the price of our Common Stock to decline. Seasonal or quarterly factors in our business and results of operations may also make it more difficult for market analysts and investors to assess the longer-term strength of our business at any particular point, which could lead to increased volatility in our stock price. Increased volatility could cause our stock price to suffer in comparison to less volatile investments.

If we are unable to adequately demonstrate that our independent manufacturers use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity.

Our core values, which include developing the highest quality products while operating with integrity, are an important component of our brand image, which makes our reputation particularly sensitive to allegations of unethical business practices. While our internal and vendor operating guidelines promote ethical business practices such as environmental responsibility, fair wage practices, and compliance with child labor laws, among others, and we, along with a third party that we retain for this purpose, monitor compliance with those guidelines, we do not control our independent manufacturers or their business practices. Accordingly, we cannot guarantee their compliance with our guidelines. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations. Violation of labor or other laws by our independent manufacturers or the divergence of an independent manufacturer’s labor or other practices from those generally accepted as ethical in Canada, the United States or other markets in which we do business could also attract negative publicity for us and our brand. This could diminish the value of our brand image and reduce demand for our merchandise if, as a result of such violation, we were to attract negative publicity. Other apparel manufacturers have encountered significant problems in this regard, and these problems have resulted in organized boycotts of their products and significant adverse publicity. If we, or other manufacturers in our industry, encounter similar problems in the future, it could harm our brand image, stock price and results of operations.

Risk Related to our Stock and Public Reporting Requirements

While we believe we have taken the steps necessary to improve the effectiveness of our internal control over financial reporting, if we are unable to successfully address or prevent material weaknesses in our internal control over financial reporting, our ability to report our financial results on a timely and accurate basis and to comply with disclosure and other requirements may be adversely affected.

Our management identified material weaknesses in internal control over financial reporting as of January 31, 2015 related to the (i) inadequate segregation of duties and effective risk assessment, (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and Securities and Exchange Commission guidelines, (iii) inadequate security and restricted access to computer systems, including insufficient disaster recovery plans, and (iv) lack of a written whistle-blower policy (see “Item 9A. Controls and Procedures” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015). As a result of these material weaknesses, our management concluded that, as of January 31, 2015, we did not maintain effective disclosure controls and procedures or internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

We can give no assurances that the measures we take to remediate material weaknesses that we identified will be successful, or that any additional material weaknesses will not arise in the future.

Any material weakness or other deficiencies in our disclosure controls and procedures and internal control over financial reporting may affect our ability to report our financial results on a timely and accurate basis and to comply with disclosure obligations or cause our consolidated financial statements to contain material misstatements, which could negatively affect the market price and trading liquidity of our common stock or cause investors to lose confidence in our reported financial information. Investors relying upon our consolidated financial statements may make a misinformed investment decision.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 450,000,000 shares of common stock, of which 53,276,818 shares are issued and outstanding as of July 28, 2015. Our board of directors has the authority to cause us to issue additional shares of common stock without consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our shareholders to resell their shares.

Our common stock is quoted on the OTCQB marketplace operated by the OTC Markets Group. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on stock exchanges like NYSE and NASDAQ. Accordingly, shareholders may have difficulty reselling any of their shares.

A decline in the price of our common stock could affect our ability to raise further working capital, may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and such other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them.

The exercise of outstanding options and warrants, as well as the conversion of convertible debt instruments, may have a dilutive effect on the price of our common stock.

To the extent that outstanding stock options and warrants are exercised and convertible debt instruments are converted into shares of our common stock, dilution to our shareholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options, warrants and convertible debt instruments can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options, warrants or convertible debt instruments. At July 28, 2015, the total dilutive securities outstanding, including options, warrants and shares issuable upon conversion of convertible debt instruments was approximately 250,552,000 shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the warrants by the selling stockholders. If we receive proceeds upon exercise of warrants, we will use these proceeds for working capital purposes.

We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsel applicable to the sale of their shares.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

The following discussion of the financial condition and results of operations should be read in conjunction with the audited annual financial statements and unaudited interim financial statements included elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Outlook

We are actively focused on growing wholesale distribution and direct online sales for our expanded men’s innerwear collection which currently encompasses underwear and undershirts. We currently anticipate quarter over quarter sales growth for these products as we increase our distribution channels and partners and expand our direct sales online through new marketing and brand awareness initiatives. During the August 2015 market, we plan to introduce new men’s sleep and loungewear products that we expect to be available later in 2015 through retail partners and direct online. Further, the launch of women’s innerwear, loungewear and sleepwear products will be an increasingly important component of our continued sales growth. We currently expect the first of these products to be for sale to consumers in the third quarter of 2015, with expanding product offerings and distribution channels becoming available in 2016. In the future, we plan to extend the Naked brand to other apparel product categories including swimwear and activewear.

Results of Operations

Three months ended April 30, 2015 compared to three months ended April 30, 2014

Revenues

During the three months ended April 30, 2015, our net sales increased by $139,552, or 116% over the comparative three month period ended April 30, 2014. Net sales increased significantly as a result of the launch of our redesigned and expanded Fall 2015 men’s collection in late February. Despite only two months of revenue generation from this new collection during the period ended April 30, 2015, these new and enhanced product offerings helped us gain new specialty store accounts, and increased department store sales. We also continued to sell off our older collections through new and established offsale channels.

We expect our sales will continue to increase throughout the year as a result of marketing and promotional activities, the addition of new customer accounts and as our new and expanded men’s and women’s collections are released and management continues to implement its long-term business strategies. We have continued to see positive growth in our revenues, year over year, into the commencement of our second fiscal quarter.

Gross Margins

In the quarter ended April 30, 2015 we realized a gross margin of 26.3%, compared to 38.1% in the quarter ended April 30, 2014. The decrease was primarily due to a higher proportion of offsales in the current period, a result of the continued liquidation of older inventory leftover from before the launch of the Fall 2015 men’s collection.

Operating Expenses

	Three months ended April 30,		Change
General and administrative	2015	2014	$	%
Bad debts (recovery)	$2,568	$(722)	3,290	(455.7)
Bank charges and interest	3,992	1,494	2,498	167.2
Consulting	19,910	5,032	14,878	295.7
Depreciation	7,372	6,297	1,075	17.1
Directors fees	97,196	15,000	82,196	548.0
Insurance	21,781	10,506	11,275	107.3
Investor relations	18,949	16,205	2,744	16.9
Marketing	168,148	20,006	148,142	740.5
Occupancy and rent	13,578	9,213	4,365	47.4
Office and miscellaneous	62,537	16,584	45,953	277.1
Product development	139,013	5,708	133,305	2335.4
Professional fees	118,007	95,586	22,421	23.5
Salaries and benefits(1)	1,541,906	163,693	1,378,213	841.9
Transfer agent and filing fees	6,111	3,955	2,156	54.5
Travel	45,461	17,976	27,485	152.9
Warehouse management	49,404	39,112	10,292	26.3
Total	$2,315,933	$425,645	1,890,288	444.1

(1)

There was an increase to $1,104,493 for non-cash stock option compensation charges included in salaries and benefits for the three months ended April 30, 2015, as compared to $66,308 for the three months ended April 30, 2014, an increase of $1,038,185. These stock based compensation charges relate to stock options issued to a new core management team as part of certain incentive based compensation packages.

There was an overall increase in general and administrative expenses for the three months ended April 30, 2015, from the three months ended April 30, 2014. This increase is mostly attributable to an increase in non-cash stock based compensation charges accruing as a result of stock options issued to our new core management group. Total share based compensation charges in the current period were $1,217,983, as compared to $67,823 for the three months ended April 30, 2014. These charges are included in director’s fees, consulting fees and salaries and benefits, within general and administrative expenses. These large non-cash share based compensation charges will continue to accrue over the vesting terms of three to four years, of the related options.

There were also increases in marketing, product development and salaries and benefits, as further explained below.

Our marketing expenses increased in the quarter ended April 30, 2015 as a result of new contracts with a marketing, sales and design consultant engaged to provide general branding, marketing, creative and strategic direction, as well as a contract with a public relations consultant engaged in media relations, media database building, and coordination and execution of promotional efforts, including social media.

Product development costs have increased significantly in the current period in connection with the engagement of a team of designers and consultants who are working with employees of the company, and other involved partners, on an expanded and redesigned men’s collection and the fabrication and design of an entire complimentary women’s line of intimate apparel.

Salaries and benefits increased by $340,028 from the comparative period, over and above the effects of an increase in non-cash share based compensation expense described above, due to increased staffing levels related to a new core management team and related employment contracts.

Other income and expenses

We incurred interest expenses of $114,705 for the three months ended April 30, 2015 as compared to $24,429 for the same period in 2014. This increase in interest is attributable to long term financings entered into during the second quarter of the prior fiscal year, in connection with the Offering (refer to page 18 – “Private Placement Offering” under Liquidity and Financial Condition). Long-term debt is accruing interest at 6% per annum, payable semi-annually.

Financing and accretion charges were $160,231 for the three months ended April 30, 2015 compared to $101,091 for the three months ended April 30, 2014. Financing and accretion expenses in the current period related mostly to the accretion of debt discounts associated with the Offering Debentures. Financing and accretion expense in the comparative period was associated with a significant number of short term debt arrangements, which were entered into to bridge operations before a more long-term financing could be arranged.

During the fiscal year ended January 31, 2015, in connection with the Offering, we issued convertible debentures and warrants, each of which were convertible or exercisable into shares of our common stock and, these embedded conversion features and warrants were subject to a registration rights agreement which, pursuant to the terms of this agreement, triggered the requirement to account for these instruments as derivative financial instruments. As a result of the application of these accounting rules, which required these derivative financial instruments to be carried at fair value, we recorded a mark to market gain of $708,900 during the three months ended April 30, 2015, in correlation with fluctuations in the price of our common stock. During the three month period ended April 30, 2015, we obtained a waiver from all of the holders of these instruments waiving certain registration obligations of our Company and, as such, these instruments are no longer required to be accounted for in this manner.

In the comparative period, we have a mark to market derivative expense of $26,982, in connection with a derivative liability that was being recognized in our financial statements because of a full ratchet provision included in a convertible promissory note. This promissory note was later repaid.

Net loss and comprehensive loss

Our net loss for the three months ended April 30, 2015 was $1,810,036, or $(0.04) per share, as compared to a net loss of $1,233,860, or $(0.04) per share, for the three months ended April 30, 2014. The most significant factor for the increase in net loss in the current period is an increase in general and administrative expenses, as described in detail above.

Year ended January 31, 2015 compared to Year ended January 31, 2014

Revenue

During the year ended January 31, 2015, we generated net sales of $557,212 compared to $639,107 for the same period in 2014, a decrease of $81,895 or 12.8% . Net sales decreased as a result of the liquidation of old inventory as a result of our planned transition to new product collections featuring new branding, product design and production improvements, all of which were brought to market subsequent to the end of the fiscal year. The reduction was also the result of new product introductions in the comparative period (our Tencel and Silver product lines) which resulted in larger initial bulk up orders during fiscal 2014.

Gross Margins

During the year ended January 31, 2015, we recorded net write-downs of inventory in the amount of approximately $250,000 to reduce inventory to its estimated net realizable value. These write downs are a result of a new core management team and manufacturing partnership which triggered a period of transition in branding, product design and production changes implemented concurrent and subsequent to the end of our fiscal year ended January 31, 2015. We continued to sell pre-existing inventory through to the end of the fourth quarter of fiscal 2015 when we launched our new Fall 2015 men’s collection.

Operating Expenses

	Year ended January 31,		Change
General and administrative	2015	2014	$	%
Bad debts	$3,773	$(3,726)	7,499	(201.3)
Bank charges and interest	16,251	30,433	(14,182)	(46.6)
Consulting	23,301	447,810	(422,261)	(94.3)
Depreciation	29,858	22,748	7,110	31.3
Director compensation	24,900	255,776	(230,876)	(90.3)
Insurance	72,738	59,281	13,457	22.7
Investor relations	127,750	208,610	(65,860)	(31.6)
Marketing	410,785	285,733	125,052	43.8
Occupancy and rent	81,611	31,468	50,143	159.3
Office and miscellaneous	104,070	104,464	(394)	(0.4)
Product development	429,421	194,266	235,155	121.0
Professional fees	631,116	281,833	349,283	123.9
Salaries and benefits(1)	4,432,499	661,575	3,770,924	570.0
Transfer agent and filing fees	38,141	28,394	9,747	34.3
Travel	156,091	117,416	38,675	32.9
Warehouse management	91,000	104,580	(13,580)	(13.0)
Total	$6,690,553	$2,830,661

(1)

There was an increase to $3,315,993 for non-cash stock option compensation charges included in salaries and benefits for the year ended January 31, 2015, as compared to $250,361 for the year ended January 31, 2014, an increase of $3,065,632. These stock based compensation charges relate to stock options issued to a new core management team as part of certain incentive based compensation packages.

There was an increase in general and administrative expenses to $6,690,553 for the year ended January 31, 2015, compared to $2,830,661 for the year ended January 31, 2014, an increase of $3,859,890, or 136.4% .

Of the total operating expenses, $3,318,241 was related to non-cash stock option compensation charges for the year ended January 31, 2015, as compared to $731,615 for the year ended January 31, 2014, an increase of $2,586,626. These amounts are included in the salaries and benefits, investor relations and consulting components of general and administrative expenses above. These stock based compensation charges relate mostly to stock options issued to a new core management team as part of certain incentive based compensation packages. The fair value of stock option compensation is calculated using the Black Scholes option pricing model and is charged to operating expenses over the vesting term of the related option awards. See the notes to our consolidated financial statements for more detailed information.

We incurred lower consulting charges in fiscal 2015 as compared to the prior year. Included in consulting fees in the prior year is an amount of $338,179 related to share based compensation expense as a result of stock options issued to consultants engaged for key person, product and sales alignment and event promotion. No such consultant’s options were granted in fiscal 2015.

Director fees decreased in fiscal 2015 as a result of charges related to equity based compensation in connection with the appointment of a new director in that period. In fiscal 2015, equity based compensation issued to new directors is being amortized over the vesting term of the related awards, resulting in less current period expense.

Our investor relations expenses were significantly reduced in fiscal 2015 as a result of the termination of contractual relationships with investor relations firms who had been assisting in capital raising efforts through introductions to the institutional and retail investment community. These capital raising efforts were continued internally within the company and, as described above, are reflected in the successful Offering, which closed in June and July 2014.

We significantly increased spending on product development in fiscal 2015 in connection with the engagement of a team of designers and consultants, who are working with employees of the company, and other involved partners, on an expanded and redesigned men’s collection and the fabrication and design of an entire complimentary women’s line of intimate apparel. The new Fall 2015men’s collection was introduced in the fourth quarter of fiscal 2015 and we expect to introduce our first women’s collections during calendar 2015 as well.

Professional fees increased year over year, as a result of higher legal fees associated with the Offering, new employment contracts, a new incentive stock option plan and the related written consent solicitation from our stockholders, and from the preparation of a registration statement in connection with the Offering.

Salaries and benefits increased due to increased staffing levels related to a new core management team and related employment contracts, and as a result of the allocation of non-cash stock based compensation charges, as described above.

Other income and expenses

We incurred interest expense of $465,618 for the year ended January 31, 2015 as compared to $77,381 for the year ended January 31, 2014. This increase in interest is attributable to long term financings entered into during the year ended January 31, 2015, in connection with the Offering. Long-term debt is accruing interest at 6% per annum, payable semi-annually. Of the total interest expense, an amount of $274,823 was paid in shares of our common stock. These shares were recorded at the fair value of the shares on the date they were issued as payment, which was in excess of the amount of cash interest owing.

Financing and accretion charges increased to $2,425,697 for the year ended January 31, 2015 from $737,595 for the year ended January 31, 2014. This is the result of the immediate recognition of all commissions and direct financing related expenses associated with the $7.3 Million Offering. Accounting rules required the immediate recognition of all transaction related expenses associated with the Offering as a result of the classification and treatment of the related host contract as a derivative financial instrument, as outlined below. In the comparative period, financing and accretion charges were mostly the result of the amortization of financing fees associated with the issuance of short term promissory notes, as well as amendment of an existing loan facility with Kalamalka Partners.

During the year ended January 31, 2015, in connection with the Offering, we issued convertible debentures and warrants, each of which were convertible or exercisable into shares of our common stock and, these embedded conversion features and warrants were subject to a registration rights agreement which, pursuant to the terms of this agreement, triggered the requirement to account for these instruments as derivative financial instruments. In connection with the issuance of these securities as part of the Offering, we recorded a derivative expense of $12,028,383 related to the fair value of these outstanding contracts at the contract inception date. Further, we recorded net mark to market adjustments of $1,921,568 during the year ended January 31, 2015, in correlation with fluctuations in the price of our common stock. In the comparative period, we had net mark to market derivative adjustments of $9,358, in connection with a derivative liability that was being recognized in our financial statements because of a full ratchet provision included in a convertible promissory note. This promissory note was repaid during the year ended January 31, 2015.

We had debt conversion expenses of $309,011 and net losses on extinguishment of debt of $810,765 during the year ended January 31, 2015. These charges arose in connection with the settlement of various short term financing arrangements that had been entered into to bridge operations until the Offering was completed. Subsequent to and concurrent with the Offering we settled these short-term obligations through a combination of cash and stock issuances, as described in detail in our financial statements filed herein.

For the year ended January 31, 2014, other expenses included a $468,753 loss associated with the amendment to the Kalamalka Notes that had entered into default in a previous reporting period. This loss is the result of providing concessions to the Lenders as compensation for defaulting on the covenants under these Notes. These concessions included a reduced conversion price for the Notes and modified terms associated with warrants issued in connection with the Notes.

Net loss and comprehensive loss

Our net loss for the year ended January 31, 2015 was $(21,078,265), or $(0.58) per share, as compared to a net loss of $(4,238,490), or $(0.14) per share, for the year ended January 31, 2014. The most significant factors for the increase in net loss in the current period are substantial non-cash losses associated with the derivative accounting in connection with the Offering, as described above as well as an increase in general and administrative expenses as a result of stock based compensation charges related to stock options issued to a new core management team as part of incentive based compensation packages.

LIQUIDITY AND FINANCIAL CONDITION

Private Placement Offering (the “Offering”)

During the year ended January 31, 2015, we entered into Subscription Agreements (collectively, the “Subscription Agreements”) with several investors (collectively, the “Purchasers”) in connection with a brokered private placement offering (the “Offering”) for aggregate gross proceeds of $7,309,832 through the sale of 292 units (the “Units”) at a price of $25,000 per Unit. Each Unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 (each, a “Debenture”) and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreements (the “Warrants”).

In connection with the close of the Offering, we issued Debentures in the aggregate principal amount of $7,309,832. As consideration, we (i) received gross cash proceeds equal to $6,094,100, before deducting agent fees and other transaction-related expenses; and (ii) exchanged certain 6% senior secured convertible notes in the aggregate amount of $1,094,159, being the principal and accrued interest due under such notes, for the issuance of Debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to ninety percent (90%) of the purchase price paid in the Offering. Interest accruing under the debentures is payable semi-annually, in cash or in kind, at the option of the Company as long as certain equity conditions are satisfied. At January 31, 2015, such equity conditions had not been satisfied and, consequently, interest is payable in cash unless such equity conditions failure has been waived by each holder. The funds raised from the sale of the Units are being used for marketing and new product development and design, as well as general working capital requirements.

The Debentures are secured against all the tangible and intangible assets of the Company.

In connection with the issuance of the Units, we entered into a Registration Rights Agreement with each purchaser pursuant to which we agreed to file a registration statement covering the resale of the shares issuable upon conversion of the debentures and upon exercise of the warrants. The Company filed such registration statement with the Securities and Exchange Commission (“SEC”) on October 8, 2014. However, due to a limit on the number of shares that could be registered pursuant to SEC policy, the Company was unable to include in such registration statement the shares underlying the debentures (the “Conversion Shares”). As a result of our Company’s inability to include such Conversion Shares, a condition of the Debentures is triggered which limits the ability of our Company to elect payment of interest accruing under the Debentures in shares of common stock (“in kind”) unless such condition is formally waived by each holder. During the year ended January 31, 2015 and in connection with the first interest payment date, the Company received waivers from holders of $4,874,832 in outstanding principal amounts of the Debentures. Such holders received payment of interest in kind, resulting in the issuance of 1,949,933 shares of our common as payment for $146,245 in interest due.

Agency Agreement with Kalamalka Partners and Inter-Lender Agreement with CSD Holdings LLC

On August 10, 2012, we entered into the Agency Agreement with Kalamalka and certain lenders (the “Lenders”) as set out in the Agency Agreement whereby we agreed to borrow up to $800,000 from the Lenders under a revolving loan arrangement by the issuance of Notes from time to time as such funds are required by us. The Notes are secured by a general security agreement over the present and future assets of the Company and were bearing interest at 12% per annum, calculated and payable monthly. The principal amount outstanding under any Note and all accrued and unpaid interest therein, were convertible into common shares at any time at the option of the Lender. These terms were later amended, as described below. During the year ended January 31, 2014, we entered into another Agency and Interlender Agreement with Kalamalka, and certain lenders whereby we agreed to borrow up to an additional $300,000.

On April 4, 2014, we entered into Amendment Agreements with Kalamalka and the Lenders (the “Amendment Agreements”). In connection with the Amendment Agreements, we amended all remaining outstanding convertible promissory notes in the aggregate principal amount of $600,000 as follows: (i) we extended the due date of the Notes to October 1, 2016; (ii) we reduced the interest rate accruing under the Notes to 6% per annum, calculated and payable quarterly; (iii) we removed borrowing margin requirements; (iv) we reduced the conversion price on Notes in the aggregate principal amount of $400,000 from $0.50 per share to $0.25 per share. Also in connection with the Amendment Agreements and pursuant to an Inter-Lender Agreement dated April 4, 2014 between CSD Holdings LLC (“CSD”), a company controlled by a director of our company, Kalamalka and each of the Lenders, CSD and Kalamalka have acknowledged that the Offering Debentures (as described above) shall rank pari passu with the Notes and that Kalamalka shall provide CSD with a written notice of at least 119 days prior to taking any action or enforcing any right against the Company in respect of the Notes. The parties also agreed that neither Kalamalka nor the Lenders would take any action or position in enforcement of their security interest that is contrary to that taken by CSD in respect of the Offering Debentures.

Warrant Amendment and Exercise by Certain Holders

On July 3, 2015, we entered into warrant amendment agreements (“Warrant Amendments”) with our Chief Executive Officer, Carole Hochman, our director, David Hochman and Nico Pronk (the “Exercising Holders”), each a holder of warrants issued in conjunction with the Offering.

Pursuant to the Warrant Amendments, the Exercising Holders amended such warrants to (i) reduce the exercise price to $0.10 per share of common stock in cash, (ii) shorten the exercise period, (iii) restrict the ability of the holders of shares issuable upon exercise of such warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company through the date that is one hundred and twenty (120) days after the Expiration Date (as defined below) (the “Exercising Holder Lock-Up Period”), and (iv) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Exercising Holder Lock-Up Period.

In connection with the Warrant Amendments, the Exercising Holders exercised certain of such amended warrants, pursuant to which the Company issued an aggregate of 8,210,004 shares of its common stock for aggregate gross proceeds of $821,000.

Warrant Offer to Amend and Exercise

On July 7, 2015, we commenced an issuer tender offer with respect to certain warrants to purchase common stock of the Company in order to provide the holders thereof with the opportunity to amend and exercise their warrants upon the terms and subject to the conditions set forth in the Company’s tender offer statement on Schedule TO and the related exhibits included therein (the “Offering Materials”) filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2015.

The Company has offered to amend, upon the terms and subject to the conditions set forth herein, warrants to purchase an aggregate of 54,820,199 shares of common stock (the “Offer to Amend and Exercise”), including 8,210,004 warrants that were exercised on July 3, 2015 pursuant to the Warrant Amendments (described above). These warrants consists of outstanding warrants to purchase shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.15 per share, issued to investors participating in the Offering and warrants issued to certain lenders in connection with certain Amendment to Promissory Note Agreements (the “Amendment Agreements”) dated April 4, 2014 (the “Original Warrants”).

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) reduce the exercise price to $0.10 per share of common stock in cash, (ii) shorten the exercise period so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 9:00 p.m. (Pacific Time) on August 3, 2015, as may be extended by the Company in its sole discretion (the “Expiration Date”), (iii) restrict the ability of the holder of shares of common stock issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of one hundred and twenty (120) days after the Expiration Date (the “Lock-Up Period”), and (iv) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the “Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Future Financing

At April 30, 2015, we required further financing to implement our proposed business plan. Management intends to raise funds from equity and debt financings to fund these objectives.

Working Capital (Consolidated)	April 30, 2015	January 31, 2015
	(unaudited)
Current Assets	$1,617,112	$2,609,257
Current Liabilities	$444,949	$365,987
Working Capital	$1,172,163	$2,243,270

Our decrease in working capital during the period is primarily attributable to cash losses from operations.

Going Concern

As at April 30, 2015 we did not have sufficient working capital to implement our proposed business plan over the next 12 months, had not yet achieved profitable operations and expect to continue to incur significant losses from operations in the immediate future. These factors cast substantial doubt about our ability to continue as a going concern. To remain a going concern, we will be required to obtain the necessary financing to meet our obligations and repay our substantial existing liabilities as well as further liabilities arising from normal business operations as they come due. Management plans to obtain the necessary financing through the issuance of equity to existing stockholders. Should we be unable to obtain this financing, we may need to substantially scale back operations or cease business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances that we will be able to obtain additional financing necessary to support our working capital requirements. To the extent that funds generated from operations are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us.

Subsequent to April 30, 2015, we believe our working capital position was strengthened as follows;

•

i) The Company entered into a factoring agreement with a commercial lender (the “Factoring Agreement”) whereby the Company will be able to borrow the lesser of (i) $750,000 or (ii) the sum of up to 80% of trade receivables, 60% of finished goods inventory, and 100% of any accepted side collateral, under certain terms and conditions as outlined in the Factoring Agreement.

•

ii) In connection with the Warrant Amendments described above, the Exercising Holders exercised certain of such amended warrants, pursuant to which the Company issued an aggregate of 8,210,004 shares of its common stock for aggregate gross proceeds of $821,000.

Year Ended January 31, 2015 compared to Year Ended January 31, 2014

Cash Flows

	Year ended January 31,
	2015	2014
Cash Flows Used In Operating Activities	$(3,702,330)	$(1,751,618)
Cash Flows Used In Investing Activities	(48,978)	(11,747)
Cash Flows Provided By Financing Activities	5,627,065	1,787,063
Net change in Cash During Period	$1,875,757	$23,698

Operating Activities

Cash flows used in our operating activities was $3,702,330 for the year ended January 31, 2015, compared to $1,751,618 for the comparative period. The cash used in operations during the 2015 period was largely the result of a net loss for the period, offset by net non-cash charges of $17,546,983, mostly related to derivative liability accounting and share based compensation charges as described above.

Investing Activities

Investing activities used cash of $48,978 during the year ended January 31, 2015, compared to $11,747 for the comparative period. Investing activities in the 2015 period included cash outlays for some retail display and for patent and trademark acquisitions, maintenance and protection being incurred as we develop new products.

Financing Activities

Financing activities provided cash of $5,627,065 for the year ended January 31, 2015, compared to $1,787,063 for the comparative period. We received cash of $6,094,100 in connection with the Offering, which were partially offset by repayments of short term promissory notes in the amount of $413,385 and convertible promissory notes in the amount of $364,640. We also incurred debt offering costs of $616,178 related to commissions and direct transaction related expenses related to the Offering.

Proceeds from financing activities during the year ended January 31, 2014 were mostly related to funds received for private placements and the issuance of short term promissory notes. We received proceeds of $983,250 related to private placements. We also received cash of $571,122 in connection with the issuance of short term promissory notes and $958,500 in connection with the issuance of convertible promissory notes during the year.

Three Months Ended April 30, 2015 compared to Three Months Ended April 30, 2014

Cash Flows

	Three months ended April 30,
	2015	2014
Cash Flows Used In Operating Activities	$(1,527,717)	$(329,175)
Cash Flows Used In Investing Activities	(18,760)	(5,000)
Cash Flows Provided By Financing Activities	-	635,758
Net change in Cash During Period	$(1,546,477)	$301,583

Operating Activities

Cash flows used in our operating activities was $1,527,717 for the three months ended April 30, 2015, compared to $329,175 for the comparative period. The cash used in operations during the period was largely the result of a net loss for the period, offset by non-cash charges of $669,313, mostly related to share based compensation charges, as described above.

Investing Activities

Investing activities used cash of $18,760 during the three months ended April 30, 2015, compared to $5,000 for the comparative period. Investing activities in the current period included cash outlays for a European patent and trademark acquisition.

Financing Activities

There were no funds provided by or used in financing activities for the three month period ended April 30, 2015.

Proceeds from financing activities during the three months ended April 30, 2014 mostly included funds received related to short term promissory note arrangements, which had been arranged to bridge operations until the Offering in June and July, 2014.

Commitments and capital expenditures

We do not anticipate that we will expend any significant amount on capital expenditures like equipment over the next twelve months or enter into any other material commitments.

Application of Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ significantly from these estimates under different assumptions or conditions.

We believe that of our significant accounting policies, which are described in Note 3 to our annual financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, the following policies are the most critical to aid in fully understanding and evaluating our financial condition and results of operations

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

Sales are recorded when title and risk of loss has passed to the customer, when persuasive evidence of a sales arrangement exists, the selling price is fixed and determinable and collectability is reasonable assured. Significant management judgments and estimates must be made in connection with determination of revenue to be recognized in any accounting period in respect of the timing of when the applicable revenue recognition criteria have been met. If we made different judgments or utilized different estimates for any period, material differences in the amount and timing of revenue recognized could result.

Accounts receivables consist of amounts due from customers and are recorded upon the shipment of product to customers. Credit terms are extended to customers in the normal course of business and no collateral is required. We estimate an allowance for doubtful accounts based on historical losses, existing economic conditions and the financial stability of its customers. Accounts receivable are written off when deemed uncollectible. Significant management judgment is involved in making the determination with respect to uncollectible amounts.

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined using the weighted average method, which under the circumstances, management believes will provide for the most practical basis for the measurement of periodic income. Management periodically reviews inventory for slow moving or obsolete items and considers realizability based on our marketing strategies and sales forecasts to determine if an allowance is necessary. If market value is below cost then an allowance is created to adjust the inventory carrying amount to reflect this.

Assumptions and estimates about the recoverability of certain inventory may be subject to significant judgment. A variety of factors must be incorporated into these estimates and assumptions such as industry and economic trends and internal factors such as changes in our business and forecasts.

Impairment of Long-Lived Asset

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the related carry amounts may not be recoverable, or on an annual basis, where appropriate. Such a review involves assessing qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50%) that a long-lived asset is impaired.

If we assess that there is a likelihood of impairment, then we will perform a quantitative analysis comparing the carrying value of the assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, we would recognize an impairment loss at that date for the amount by which the carrying amount of the asset exceeds its fair value.

Assumptions and estimates about future values and remaining useful lives of our intangible and other long–lived assets are complex and subjective. These estimates and assumptions may include revenue growth rates and operating margins used to calculate projected future cash flows and risk adjusted discount rates and future economic and market conditions. If applicable, our long-term financial forecast represents the best estimate that our management has at this time and we believe that its underlying assumptions are reasonable. Management has determined that no impairment indicators currently exists.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates. The most significant estimates we made are those relating to uncollectible receivables, inventory valuation and obsolescence, stock-based compensation expense, and derivative valuations.

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation – Stock Compensation, requires that compensation expense for employee stock-based compensation be recognized over the requisite service period based on the fair value of the award, at the date of grant.

Stock–based compensation represents the cost related to stock–based awards granted to employees and non–employee consultants. We measure stock–based compensation cost at measurement date, based on the estimated fair value of the award, and generally recognize the cost as expense on a straight–line basis (net of estimated forfeitures) over the employee requisite service period or the period during which the related services are provided by the non–employee consultants and the options are earned. We estimate the fair value of stock options using a Black–Scholes option valuation model, which utilizes various assumptions and estimates that are subject to management judgment.

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities. The expected life of options granted has been determined utilizing the "simplified" method as prescribed by the SEC's Staff Accounting Bulletin (“SAB”) No. 110 Share–Based Payment. The risk–free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. We have not paid and do not anticipate paying cash dividends on our shares of common stock; therefore, the expected dividend yield is assumed to be zero. In addition, ASC 718 requires companies to utilize an estimated forfeiture rate when calculating the expense for the period. We applied an estimated forfeiture rate of 0% in determining the expense recorded in our consolidated statement of operations given our limited forfeiture experience history.

Derivative Financial Instruments

From time to time, we may issue warrants and convertible instruments with embedded conversion options which, dependent on their specific contractual terms, may be required to be accounted for as separate derivative liabilities. These liabilities are required to be measured at fair value. These instruments are then adjusted to reflect fair value at each period end. Any increase or decrease in the fair value is recorded in results of operations as change in fair value of derivative liabilities. In determining the appropriate fair value, we use the binomial pricing model because these instruments are not quoted on an active market.

Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in assumptions can materially affect the fair value estimate and therefore the binomial model does not necessarily provide a reliable single measure of the fair value of these instruments.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period ("ASU 2014-12"). ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. We are currently evaluating the impact this guidance on our financial condition, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 will explicitly require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. We are currently evaluating the impact this guidance on our financial condition, results of operations and cash flows.

On May 28, 2014, the FASB and the International Accounting Standards Board (IASB) issued a converged standard on revenue recognition from contracts with customers, ASU 2014-09 (Topic 606 and IFRS 15). This standard will supersede nearly all existing revenue recognition guidance. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. We are currently evaluating the impact this guidance will have on our financial condition, results of operations and cash flows.

In April 2015, the Financial Accounting Standards Board (FASB), issued the Accounting Standards Update 2015-03, Interest - Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs, that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the debt liability rather than as an asset. For public business entities, the final guidance will be effective for fiscal years beginning after 15 December 2015, however, early adoption (including in interim periods) is permitted. Upon adoption, an entity must apply the new guidance retrospectively to all prior periods presented in the financial statements. An entity is also required in the year of adoption to provide certain disclosures about the change in accounting principle, including the nature of and reason for the change, the transition method, a description of the prior-period information that has been retrospectively adjusted and the effect of the change on the financial statement line items (that is, debt issuance cost asset and the debt liability). The Company plans to adopt this standard beginning February 1, 2016. The adoption of this standard is not expected to have a material impact for any period presented.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Information with respect to Our Company

Description of Business

Corporate Information

We were incorporated in the State of Nevada on May 17, 2005 under the name of Search By Headlines.com Corp. Effective August 29, 2012, we completed a merger with a newly-formed subsidiary, Naked Brand Group Inc., a Nevada corporation, which was incorporated solely to effect a change of our corporate name. As a result, effective August 29, 2012, we changed our name from “Search By Headlines.com Corp.” to “Naked Brand Group Inc.” (“Naked Brand Group”).

Our wholly owned subsidiary is Naked Inc. (“Naked”). Naked was incorporated under the federal laws of Canada on May 21, 2009 as “In Search of Solutions Inc.”, changed its corporate name to “Naked Boxer Brief Clothing Inc.” on May 17, 2010 and to “Naked Inc.” on February 20, 2013. Naked continued from the federal jurisdiction of Canada to the jurisdiction of the State of Nevada on July 27, 2012. As part of the continuation, all classes of shares of Naked, including Class C, D, E and F common shares, were converted into one class of common shares of the Nevada corporation.

Our principal executive offices are located at 95 Madison Avenue, 10th Floor, New York, New York, USA 10016. Our telephone number is (212) 851-8050.

Our Current Business

We are Naked Brand Group Inc. and we were founded on one basic desire, to create a new standard for how products worn close to the skin fit, feel and function. Our core brand philosophy for Naked is “the freedom to be you” and we provide products that help people feel confident, attractive and empowered while being as comfortable as wearing nothing at all. Naked has a strong and growing retail footprint for its innovative and luxurious men's innerwear products in premium online and department stores in North America including, Nordstrom, Hudson Bay Company, Holt & Renfrew, Amazon.com, barenecessities.com and many others. In 2014, renowned designer and sleepwear pioneer, Carole Hochman, joined Naked as Chief Executive Officer, Chief Creative Officer and Chairwoman with the goal of growing Naked into a global lifestyle brand. Naked is now headquartered in New York City, has expanded its men's collections and has developed women's intimate apparel, sleepwear and loungewear collections – the kind of products for which Carole Hochman has been admired for years. The first of these women's collections will be available online and at retail during 2015. In the future, Naked plans to expand into other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more.

On June 15, 2015, we announced a collaboration and endorsement agreement with NBA Champion Dwyane Wade (“Wade”) through his Wade Enterprises, LLC whereby Wade agreed to act as a spokesperson for our brand and spearhead a brand ambassador marketing campaign for our men’s products that is expected to launch in the third quarter of calendar 2015. Wade also joined our corporate Advisory Board. Further, he now serves as Creative Director for the development of a Wade+Naked signature collection of men’s innerwear that we expect to market to retailers in the fourth quarter of calendar 2015 and launch commercially in the second quarter of 2016. This collection will encompass underwear, undershirts, loungewear, sleepwear and robes for men and boys. We anticipate that our relationship with Wade will:

•	Help us build broader brand awareness with consumers and accelerate sales growth;

•	Help us attract additional distribution relationships in North America, Asia and Europe where basketball is a particularly popular sport and Wade is well known to consumers;

•	Provide us a brand collaboration extension to create new and differentiated products to attract new consumer customers; and

•	Establish brand credibility to help attract future endorsements and consumer influencer relationships

Our goal is to create a new standard for how apparel products worn close to skin fit, feel and function. Our products are sold at premium fashion stores in North America, primarily in Canada and on the West Coast of the United States.

Current Principal Products

We currently offer a variety of innerwear products for men including trunks, briefs, boxer briefs, undershirts, t-shirts, and lounge pants under the Naked brand. Our products are marketed under six major collections including Luxury, Active, Essential, Signature, Silver and Ecoluxe. These collections are produced using a variety of the highest quality fabric: MicroModal, Microfiber, Tencel, Silver, Modal Cotton, and Cotton Stretch. Our complete underwear line is available in MicroModal, Microfiber, Tencel, Modal Cotton and Cotton Stretch, and we sell limited styles of underwear in Silver. We also produce t-shirts in Modal Cotton, MicroModal and Silver. All of these fabrics are readily available in many countries.

MicroModal and Microfiber are smooth, lightweight fabrics engineered for supreme softness comfort and performance. We market our MicroModal collection as under the name Luxury to reflect the exceptionally soft and luxurious feel of our wool-based MicroModal fabric. Our Active collection is based on our high-performance Microfiber fabric, a nylon-based textile that is smooth and resilient while providing moisture-wicking properties. We have been producing our full line of underwear using these fabrics since our inception. Our Essential Cotton Stretch collection is made of high quality Cotton Stretch fabric for a light, comfortable everyday fit. Underwear and undershirts in this collection are sold in 2-packs to access a broader customer base for Naked. Our Modal Cotton fabrics are the basis for our Signature Collection, launched in February 2015, which features underwear and t-shirts constructed from an extraordinarily soft blend of cotton and MicroModal and offer a tailored fit optimal for wearing under anything.

Our Silver collection consists of a boxer brief and V-neck t-shirt and is created with X-Static®, a high-performance fabric, which helps regulate body temperature and provides anti-odor and antimicrobial protection. X-Static® fabric contains 99.9% pure silver woven into the garment's nylon threads, which naturally deters odor-causing bacteria, wicks away moisture, is anti-chaffing and naturally cooling.

Our Ecoluxe Tencel collection uses an innovative and premium fabric that is incredibly soft, breathable and easy to care for. Eco-friendly Tencel(tm) fabric is constructed from natural eucalyptus fibers at nanoscale to offer sustainable comfort and elite performance. It’s great looking, super durable, naturally moisture-wicking, and incredibly soft to the touch. Our Ecoluxe Tencel collection is available in boxer brief, trunk and brief and features a soft, stylish branded waistband.

We are actively focused on the launch of our first collections of women’s intimate apparel, loungewear and sleepwear products. These collections are based on the same amazing MicroModal, Tencel and Cotton Stretch fabrics used in our Luxury, MicroModal, Ecoluxe Tencel and Essential Cotton Stretch collections for men. These women’s collections include a range of products such as soft bras, panties, boyshorts, hipsters, lounge pants and tops, camisoles, tank tops, pajamas, teddies and nightgowns and sleepshirts. We expect some of these products will be available for sales online and in select boutiques during the third quarter of calendar 2015. Other products, including all of our intimate apparel collections will be introduced for retail availability in early 2016.

Production

We utilize manufacturing partners outside of the United States to produce our products. Our products have been made in Canada, Turkey, and China. Currently our primary production is in China.

We have developed good relationships with a number of our vendors and take great care to ensure that they share our commitment to quality and ethics. We do not have any long-term agreements requiring us to use any manufacturer, however during fiscal 2015 we engaged a large apparel sourcing and manufacturing company to partner with us as our primary production source, which will allow us to outsource to them the majority of our production operations for current and future products. We believe this partnership allows us access to the best in class fabrics, materials and manufacturing techniques.

Distribution

Our products are currently targeted at men who are fashion conscious and care about innovation and contemporary design, but also care about comfort, quality and fit when purchasing undergarments. We aim to provide an affordable luxury product for the successful and aspirational customer that enjoys the qualities of a premium undergarment at a price they feel delivers excellent value.

We sell our products through wholesale relationships and through direct to consumer channels. The wholesale channel is currently our largest channel and consists of boutique apparel stores, undergarment stores and department stores. In addition to selling in key department stores in North America, Naked also sells through premier online stores such as Amazon.com, hackberry.com, hisroom.com and freshpair.com.

Our direct-to-consumer channel consists of our online e-commerce store, thenakedshop.com. Our ecommerce site, which was substantially improved to reflect our updated branding in April 2015, provides our customers with a premium experience and access to our entire product line. We expect direct to consumer to become an increasingly significant part of our business as our brand awareness increases in North America and internationally. We believe that the availability of online sales is convenient for our customers and enhances the image of our brand, making our brand and products more accessible in more markets than in brick and mortar stores alone.

We plan to expand to international markets by establishing distributor relationships in key European South American and Asian countries.

We currently work with third party logistics providers to outsource our inventory receiving, warehousing and product distribution and shipping needs. We do not currently have any long-term contracts relating to the distribution of our products.

Sources and Availability of Raw Materials

Raw materials, which include fabric and accessories, may be sourced from all over the world, including Italy, Turkey and China. We believe these high quality fabrics and raw materials are readily available from multiple sources. Currently, we have partnered with a strategic manufacturing partner who is responsible for all of the sourcing of our raw materials.

Key Customers

In 2015 sales were heavily concentrated with Nordstrom, which accounted for 28% of our sales. During fiscal 2014, Nordstrom accounted for 37% of our sales and Holt Renfrew accounted for 12%. Nordstrom is currently of key importance to our business and our results of operations would be materially adversely affected if this relationship ceased. Although we continue to receive increasing sales orders from these customers, neither Nordstrom nor Holt Renfrew have any ongoing purchase commitment agreement with us therefore we cannot guarantee that the volume of sales will remain consistent going forward.

We have entered into sales agreements with Nordstrom, Holt Renfrew and the Hudson Bay Company which covers the material terms and conditions of purchase orders such as shipping terms, pricing policies, payment terms and cancellation policies.

Marketing

We have engaged consultants, where necessary, to provide marketing consulting services to our company, including assistance with brand management, public relations, celebrity alignment, strategic retail placement, manufacturing strategy, strategic and creative development, and financing assistance. We have also engaged in online marketing aimed at increasing brand awareness. We intend to continue to invest in additional brand building activities, including internet and media marketing to consumers and retailers, attendance at apparel trade shows and exploration of other opportunities.

Competition

Men’s innerwear is a very competitive market with several high profile undergarment manufacturers such as, Calvin Klein, Polo Ralph Lauren, 2(x)ist, Hugo Boss, Tommy John, Saxx Giorgio Armani, MeUndies, Bread&Boxers, Frigo and others. We believe there are currently 70 to 80 competitors in our market sector for men’s undergarments. The market includes increasing competition from established companies who are expanding their production and marketing of undergarments, as well as frequent new entrants to the market. We are in direct competition with such companies. Competition is principally on the basis of brand image and recognition, as well as product quality, innovation, style, distribution and price. To date, we believe that Naked has performed well against competition as a result of our branding strategy and the quality of our products. The products we have introduced to market and the products we plan to introduce are a high value point, which means retailing a high quality product at a competitive price to comparable products, which has allowed us to penetrate the market successfully. The women’s intimate apparel, sleepwear and loungewear markets we plan to enter during 2015 and beyond are also highly competitive.

Our competitive advantages include promoting that our products are as comfortable as wearing nothing at all, which leverages our registered brand name, and retailing high quality products at a lower price than competitors’ comparable products. However, many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution and other resources than we do. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can.

Intellectual Property

We believe that our intellectual property is a critical component of our business success. We currently own four trademarks in Canada, one trademark in the United States and one trademark registered in the European Community. We expect to incur significant expenses for intellectual property applications in key international markets in the 2016 fiscal year.

Employees

We currently employ thirteen full-time employees, of which eleven are employed in the United States and two are employed in Canada. None of our employees are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relations with our employees are excellent.

Seasonality of Business

We operate in the apparel industry that is subject to seasonality of buying which can affect revenue and cash flows. There are generally two distinct buying seasons in the apparel industry that for men, Fall/Winter season, which falls into the third to fourth quarters of our fiscal year and Spring/Summer season, which falls into the first to second quarters of our fiscal year, with some potential shipments at the last quarter. The womens’ apparel buying markets are more frequent than mens’. In fiscal 2015, the largest revenues were reported in our second and third fiscal quarters, arising from seasonal products and sales, and some extraordinary circumstances which were discussed in more detail above. As a result of significant growth and changes to our business with the introductions of a new product line subsequent to the end of the fiscal year, the natural seasonality of our business had a reduced effect. Furthermore, with limited operating history it is difficult to anticipate the effects of seasonality moving forward. Thus, historical quarterly operating trends may not be indicative of future performance because of new product launches and continued early stage sales growth.

Description of Properties

We currently maintain offices at 10th Floor – 95 Madison Avenue, New York, New York, USA, which we lease for approximately $10,000 per month. The lease is on a month-to-month basis.

We believe our New York offices are suitable and adequate premises from which to operate our business at this time as they provide us with sufficient space to conduct our operations.

We do not own any real property.

The description of our intellectual property rights is under the section entitled “Description of Business – Intellectual Property”.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market information

Our common stock is quoted on the OTCQB operated by the OTC Markets Group under the trading symbol “NAKD”. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

OTCQB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Set forth below are the range of high and low bid quotations for our common stock from the OTCQB for the periods indicated. The market quotations were obtained from the OTCQB, and reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions:

Quarter Ended	High Bid	Low Bid
April 30, 2013	$1.18	$0.00
July 31, 2013	$1.32	$0.41
October 31, 2013	$0.66	$0.22
January 31, 2014	$0.267	$0.0525
April 30, 2014	$0.20	$0.0526
July 31, 2014	$0.23	$0.1018
October 31, 2014	$0.31	$0.1511
January 31, 2015	$0.175	$0.09
April 30, 2015	$0.14	$0.0901

On July 27, 2015, the closing price for our common stock as reported by the OTCQB was $0.11 per share.

Transfer Agent

Our shares of common stock are issued in registered form. The transfer agent and registrar for our common stock is Standard Registrar and Transfer Company, Inc. Its address is 12528 South 1840 East Draper, UT 84020.

Holders of Common Stock

As of July 28, 2015, there were approximately 127 registered holders of record of our common stock. As of such date, 53,276,818 shares were issued and outstanding.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Subject to compliance with applicable corporate laws, our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All shares of our common stock are entitled to an equal share of any dividends declared and paid.

Securities authorized for issuance under equity compensation plans

2014 Stock Option Plan

On June 6, 2014, our board of directors approved a 2014 Long-Term Incentive Plan (the “2014 Plan”), which provides for the grant of stock options, restricted shares, restricted share units and performance stock and units to directors, officers, employees and consultants of our Company. Stockholder approval of the plan was obtained on August 21, 2014.

The maximum number of our common shares reserved for issue under the plan is 110,000,000 shares subject to adjustment in the event of a change of the Company’s capitalization (as described in the 2014 Plan). As a result of the adoption of the 2014 Plan, no further option awards will be granted under any previously existing stock option plan. Stock option awards previously granted under previously existing stock option plans remain outstanding in accordance with their terms.

The 2014 Plan is administered by the board of directors, except that it may, in its discretion, delegate such responsibility to a committee of such board. The exercise price will be determined by the board of directors at the time of grant. Stock options may be granted under the 2014 Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by the board, subject to earlier termination in accordance with the terms of the 2014 Plan.

The following table summarizes certain information regarding our equity compensation plans as at January 31, 2015:

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan
Equity compensation plans approved by security holders	68,970,000	$0.13	41,030,000
Equity compensation plans not approved by security holders	2,825,000	$0.35	Nil
Total	71,795,000	$0.14	41,030,000

Description of Securities

General

We are authorized to issue 450,000,000 shares of common stock having a par value of $0.001 per share. As of July 28, 2015, there were 53,276,818 shares of our common stock issued and outstanding, held by approximately 127 holders of record of our common stock.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. According to our bylaws, if a quorum is present, action on a matter by the stockholders is approved if the votes cast by the stockholders favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by statute or the articles of incorporation, in which case such greater number of votes shall be required. Our bylaws provide that one third (33.3%) of the votes entitled to be cast on a matter by the stockholders constitutes a quorum of the stockholders for action on that matter. Our bylaws also provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if one or more written consents setting forth the action so taken shall be signed, either manually or in facsimile, by stockholders holding at least a majority of the votes entitled to be cast at a meeting, unless the vote of a greater number of affirmative votes is required by statute or the articles of incorporation, in which case the consent of the stockholders holding such greater number of votes shall be required.

The holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We have not paid any dividends since our inception and we do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, unless the articles of incorporation or statute reserves this power to the stockholders.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, or an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33 1/3%;
•	33 1/3% or more but less than or equal to 50%; or
•	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

•	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
•	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company, nor do we believe that we do business in Nevada directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of September 30, 2014, we had approximately 90 stockholders of record. Therefore we believe that these provisions do not apply to us. If we obtain over 200 stockholders of record, these provisions may also have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares, unless the combination or purchase is approved by the board of directors before the interested stockholder acquires such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an interested stockholder of assets of the corporation having:

•	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of its subsidiaries, such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Directors and Executive Officers

Directors and Executive Officers

Our directors hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Our officers’ remain in their respective position until termination or resignation.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Carole Hochman	Chief Executive Officer, Chief Creative Officer, Director, Chairwoman	70	June 10, 2014
Joel Primus	President, Secretary, Director	28	July 30, 2012
Michael Flanagan	Chief Financial Officer, Chief Operating Officer	63	June 9, 2014
Carlos Serra	Vice President Sales & Merchandising	46	June 6, 2014
David Hochman	Director, Vice Chairman	40	June 10, 2014
Andrew Kaplan	Director	48	July 19, 2013
Christopher Heyn	Director	54	October 7, 2013

Name	Position Held with our Company	Age	Date First Elected or Appointed
Paul Hayes	Director	49	February 3, 2015
Martha Olson	Director	59	February 25, 2015

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Carole Hochman

We appointed Ms. Carole Hochman as our Chief Executive Officer and Chief Creative Officer, and to serve as a director of our company, effective as of June 10, 2014. Ms. Carole Hochman became an employee of our company on June 6, 2014.

Ms. Hochman is a renowned designer and sleepwear pioneer. She is considered one of the single most influential women in the intimate apparel and sleepwear business in the United States. She has been creating intimate apparel for more than 30 years and was the driving force behind the Carole Hochman Design Group, for which she served as Chief Creative Officer until her departure in 2013 and for which she was previously CEO until its acquisition by Komar in 2010. Under Ms. Hochman’s leadership, Carole Hochman Design Group manufactured Carole Hochman brand of sleepwear, loungewear and daywear and numerous sleepwear collections including Christian Dior, Oscar de la Renta, Ralph Lauren, Jockey, Donna Karan, Tommy Bahama and Betsey Johnson.

We believe Ms. Hochman is qualified to serve on our board of directors because of her extensive business experience as described above.

Joel Primus

Joel Primus is the President and a director of our company and was previously the President, CEO, founder and a director of Naked and the Chief Executive Officer and interim Chief Financial Officer of Naked Brand Group Inc. Although he is only 28, Mr. Primus preceded his business activities with a successful athletic career. During his amateur running career, Mr. Primus was selected for three national teams and represented Canada at the World Youth Championships. Mr. Primus was also an Athlete Liaison to Canadian Sport Centre Pacific in addition to sitting on the board with Volunteer Abbotsford. He was awarded a full scholarship to High Point University in North Carolina where he made the Dean’s list and won the student athlete award. When an unfortunate accident ended Mr. Primus’ running career, international travel in Central and South America inspired Mr. Primus to form the Project World Citizen Society, a non-profit society that aims to assist communities in the developing world that are struggling with social injustices. The organization currently works out of Ghana and Mr. Primus sits as the Co-Chair on its board of directors. His travels in South America also inspired Mr. Primus to found Naked. During the start-up phase for Naked, which started in September 2008, Mr. Primus worked as an advertising consultant for the Black Press Group Ltd. (the Abbotsford News), a Canadian privately owned publisher of newspapers, from November 2009 to April 2010. From April 2010 to June 2010, Mr. Primus was employed at Altitude Search Marketing where he handled business development. From September 2008 to October 2009, Mr. Primus operated the Sapera magazine. In promotion of Naked, Mr. Primus has appeared on CBC’s Dragons Den three times in addition to Entertainment Tonight Canada, E Talk Daily Canada, Urban Rush, Shaw’s The Express and The Fanny Kiefer Show.

We believe Mr. Primus is qualified to serve on our board of directors because of his extensive knowledge of our company’s history and current operations, which he gained from working for our company as described above, in addition to his business experience as described above.

Michael Flanagan

We appointed Mr. Michael Flanagan as our Chief Financial Officer and Chief Operating Officer effective June 9, 2014. Mr. Michael Flanagan became an employee of our company on June 6, 2014.

Mr. Flanagan brings more than 30 years of very successful apparel experience in both finance and operations. Mr. Flanagan began his career in 1979 at Warnaco Inc., a Fortune 500 Apparel Company, in the company’s management trainee program and managed cost accounting, financial accounting and internal audit for multiple divisions. Mr. Flanagan next managed Internal Audit at Crystal Brands, another Fortune 500 apparel company, then spent 13 years at Brooks Brothers Inc. as the Senior Vice President of both Finance and Distribution/Logistics/Customer Service, where he helped grow the company from less than $200 million in sales to over $650 million in sales. In 2001, Mr. Flanagan partnered with Morgan Stanley and helped lead the team, as CFO, selling Brooks Brothers to Retail Brand Alliance in 2002. From 2003 to 2009, Mr. Flanagan served as the COO/CFO of luxury brand Nat Nast Inc., after which he became COO/CFO of Summit Golf Brands until 2013.

Carlos Serra

On June 6, 2014, we appointed Mr. Carlos Serra as our company’s Vice President Sales and Merchandising, effective June 23, 2014. Mr. Carlos Serra has been an employee of our company since June 6, 2014.

Mr. Serra is a senior sales, merchandising and marketing executive with over 18 years of experience in the intimate apparel industry. Mr. Serra began his career with Macy’s, completing their retail executive training program. Mr. Serra has worked in the strategic sales, development, merchandising and marketing divisions for the distribution of men’s and women’s collections for brands such as Emporio Armani, Calvin Klein and Polo Ralph Lauren. He has worked with product development teams worldwide to create the proper assortment mix for global distribution within wholesale and proprietary distribution channels. Mr. Serra was instrumental in the global launch of Emporio Armani men’s underwear featuring David Beckham.

David Hochman

On June 6, 2014, we appointed Mr. David Hochman as a director of our company, effective as of June 10, 2014.

Mr. Hochman is a Managing Partner of Orchestra Medical Ventures, an investment firm that employs an innovative strategy to create, build and invest in medical technology companies intended to generate substantial clinical value and superior investor returns. He is also President of Accelerated Technologies, Inc. (ATI), a medical device accelerator managed by Orchestra. Mr. Hochman has over 19 years of venture capital, entrepreneurial and investment banking experience. Mr. Hochman is the Chairman of Vital Access Corp. and serves as a director of MOTUS GI Medical Technologies, Caliber Therapeutics, BackBeat Medical (where he is also President), FreeHold Surgical, Maternity Neighborhood and Corbus Pharmaceuticals (Nasdaq: CRBP). Prior to joining Orchestra, Mr. Hochman was Chief Executive Officer of Spencer Trask Edison Partners, LLC, a principal investment partnership focused on early stage healthcare companies. He was also Managing Director of Spencer Trask Ventures, Inc. during which time he was responsible for directing the firm’s venture banking group and led financing transactions for over 20 early-stage companies, securing over $420 million in equity capital. Mr. Hochman was a board advisor of Health Dialog Services Corporation, a world leader in collaborative care management that was acquired in 2008 by the British United Provident Association for $750 million. He was also a co-founder and director of PROLOR Biotech, Inc., a biopharmaceutical company developing longer-lasting versions of approved therapeutic proteins, which was purchased by Opko Health, Inc. (NYSE: OPK) in 2013 for over $600 million. Mr. Hochman also currently serves as a board member of two non-profit organizations, the Citizens Committee for New York City and the Mollie Parnis Livingston Foundation. He graduated with honors from the University of Michigan.

We believe Mr. Hochman is qualified to serve on our board of directors because of his extensive business experience as described above.

Andrew Kaplan

Mr. Kaplan is a Vice President of Barry Kaplan Associates, a 25-year-old investor relations firm that works with small and medium sized public and private companies. He has been with the firm since 1995. Prior to this, Mr. Kaplan had been with major investment firms and a boutique investment bank specializing in the financing of companies going public through IPOs or reverse mergers. Mr. Kaplan received his BSBA in Finance and Insurance from the University of Hartford in 1989.

Mr. Kaplan has been a director of Coral Gold Resources Ltd. since July 2012.

We believe Mr. Kaplan is qualified to serve on our board of directors because of his extensive business experience in the area of finance as described above.

Christopher Heyn

Mr. Heyn is currently Chief Executive Officer of Southern Tide, LLC and he was formerly the Chief Executive Officer and Chairman of Summit Golf Brands and has extensive experience in the apparel merchandizing industry, including experience as Chief Operating Officer and Managing Director of D.C. Management Group, President of Nautica Sportswear and Nautica Jeans Company and Nautica Apparel, Inc., and Senior Vice President of the National Basketball Association’s Global Merchandising Group.

We believe Mr. Heyn is qualified to serve on our board of directors because of his extensive business experiences in the apparel merchandising industries, as described above.

Paul Hayes

Effective February 3, 2015, we appointed Paul Hayes as a director of our company and a member of our audit committee (Chairman).

Mr. Hayes, a certified public accountant, led the commercial finance and accounting team for the $500 million Calvin Klein brand business in Europe in his capacity as Chief Financial Officer for the Europe region of The Warnaco Group, which was acquired in 2013 by PVH Corporation. He has extensive global experience managing and driving growth in a wide range of industries, particularly in the intimate apparel and sleepwear categories through his tenure at Calvin Klein. He has also held senior positions at international powerhouses Nokia Corporation and Deloitte & Touche LLP. Currently, Mr. Hayes serves as the Vice President Finance for Parfums de Coeur, a fragrance and bath products concern.

We believe Mr. Hayes is qualified to serve on our board of directors because of his extensive business experiences in the apparel merchandising industries, as described above.

Martha Olson

Effective February 25, 2015, we appointed Martha Olson as a director of our company.

Ms. Olson, has a proven track record over her 30 year career of growing global, iconic brands such as Calvin Klein Underwear and Ralph Lauren Intimates while delivering superior shareholder returns. As a Warnaco Corporate Officer and the Group President of Calvin Klein Underwear Global and the Heritage Brands (Speedo, Chaps and Core Intimates Divisions), the businesses she had responsibility for grew to $1.4B and contributed 70% of Warnaco’s Operating Income. Calvin Klein Underwear revenue grew at an annualized compound rate of 8%. She has strong global expertise in general management, operations, commercial execution and marketing across a wide range of industries.

We believe Ms. Olson is qualified to serve on our board of directors because of her extensive business experiences in the apparel merchandising industries, as described above.

Family Relationships

Other than Carole Hochman and her son, David Hochman, there are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

(1)

a petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	a conviction in a criminal proceeding or named in a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)

acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5)

being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

(6)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	any federal or state securities or commodities law or regulation; or

(ii)

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following table summarizes the compensation of our executive officers during the two years ended January 31, 2015 and January 31, 2014. No other officers or directors received annual compensation in excess of $100,000 during the last two fiscal years.

SUMMARY COMPENSATION TABLE

						Non-Equity
						Incentive	Nonqualified	All
						Plan	Deferred	Other
				Stock	Option	Compensa-	Compensatio	Compensa-
Name		Salary	Bonus	Awards	Awards	tion	n Earnings	tion	Total
and Principal Position	Year	($)(2)	($)	($)	($) (1)	($)	($)	($)	($)
Carole Hochman(3) CEO, CCO and Director

	2015	10,400	Nil	Nil	12,263,000	Nil	Nil	Nil	12,273,400
	2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Joel Primus (2),(4) President, Secretary, Treasurer and Director and former CEO

	2015	135,734	Nil	Nil	Nil	Nil	Nil	Nil	135,734
	2014	62,660	Nil	Nil	Nil	Nil	Nil	1,486	64,146

SUMMARY COMPENSATION TABLE

Non-Equity
						Incentive	Nonqualified	All
						Plan	Deferred	Other
				Stock	Option	Compensa-	Compensatio	Compensa-
Name		Salary	Bonus	Awards	Awards	tion	n Earnings	tion	Total
and Principal Position	Year	($)(2)	($)	($)	($) (1)	($)	($)	($)	($)

Michael Flanagan(5) CFO, COO
	2015	128,846	Nil	Nil	612,800	Nil	Nil	Nil	741,646
	2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carlos Serra(6) VP Sales & Merchandising
	2015	106,060	Nil	Nil	809,800	Nil	Nil	Nil	915,860
	2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)

For a description of the methodology and assumptions used in valuing the option awards granted to our named executive officers and directors during the year ended January 31, 2015 and 2014, please review Note 14 to the consolidated financial statements included herein. Option awards shown here represent the aggregate grant date fair value of all options granted.

(2)	Compensation paid in Canadian dollars is stated in United States dollars based on an exchange rate of 0.91 (2014: 09640) US dollars for each Canadian dollar.

(3)

We appointed Ms. Carole Hochman as our Chief Executive Officer and Chief Creative Officer, and to serve as a director of our company, effective as of June 11, 2014. Ms. Carole Hochman became an employee of our company on June 6, 2014.

(4)	Mr. Primus resigned as CEO on June 11, 2014 in connection with the appointment of Carole Hochman as CEO.

(5)	We appointed Mr. Michael Flanagan as our Chief Financial Officer and Chief Operating Officer effective June 9, 2014. Mr. Michael Flanagan became an employee of our company on June 6, 2014.

(6)

On June 6, 2014, we appointed Mr. Carlos Serra as our company’s Vice President Sales and Merchandising, effective June 23, 2014. Mr. Carlos Serra has been an employee of our company since June 6, 2014.

Narrative Disclosure

In connection with the appointment of Carole Hochman, we entered into an employment agreement, dated June 6, 2014, for a term of three years whereby (a) we will pay Ms. Hochman a base salary of $400,000 per year, provided Ms. Hochman will forgo the first twelve months of the base salary and will receive only $1 for that period; (b) Ms. Hochman received a sign-on stock option grant to purchase 57,150,000 shares of our common stock, equal to 20% of our issued shares of common stock on a fully-diluted basis following the final closing of the private placement, with each option exercisable at $0.128 per share and vesting in equal monthly installments over a period of three years from June 10, 2014; (c) Ms. Hochman will be eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by our board of directors; (d) Ms. Hochman will be entitled to participate in our company’s employee benefit plans; and (e) Ms. Hochman will be entitled to an annual expense allowance.

Ms. Hochman’s employment agreement further provides that if Ms. Hochman’s employment is terminated for any reason she will be entitled to all earned but unpaid base salary and bonus, accrued vacation, vested benefits or compensation, indemnification rights she would otherwise be entitled to and any incurred but unreimbursed expenses. In addition, if Ms. Hochman’s employment is terminated by our company without cause, or by Ms. Hochman for good reason (each as defined in Ms. Hochman’s employment agreement), she will also be entitled to (a) a pro-rata portion of her target bonus for the year in which the termination of employment occurs and (b) continued payments of base salary paid in cash in equal monthly installments for a period of 12 months following the termination date. In the event that Ms. Hochman’s employment is terminated due to death or disability, she will be entitled to receive benefits in accordance with our company’s then established plans, programs and practices and her outstanding equity awards will be treated in accordance with their terms.

Pursuant to the employment agreement with Mr. Primus, we agreed to employ Mr. Primus as President and CEO of the company in consideration for compensation of CDN$65,000 per year, to be reviewed annually or upon completion of a subsequent financing by our company. We agreed to reimburse Mr. Primus for expenses he incurred in connection with his employment with our company, including for fashion industry related expenses. Mr. Primus was entitled to remuneration by equity awards, including stock option grants and was eligible for a bonus annually based on criteria set out in the employment agreement.

On June 10, 2014, subsequent to the close of the Offering by our company, Joel Primus resigned as CEO of our company, and his employment agreement ceased to be effective, in connection with the appointment of Carole Hochman as CEO. Mr. Primus remains our company’s President, with a salary of $164,000 per year. Mr. Primus is entitled to participate in our company’s employee benefit plans.

We appointed Mr. Michael Flanagan as our Chief Financial Officer and Chief Operating Officer effective June 9, 2014. Mr. Michael Flanagan became an employee of our company on June 6, 2014. In connection with the appointment of Mr. Flanagan, we entered into an employment agreement commencing June 6, 2014 for a term of four years whereby (a) we will pay Mr. Flanagan a base salary of $200,000 per year; (b) Mr. Flanagan received a sign-on stock option grant to purchase 2,800,000 shares of our common stock, with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant; and (c) Mr. Flanagan will be entitled to participate in our company’s employee benefit plans.

On June 6, 2014, we appointed Mr. Carlos Serra as our company’s Vice President Sales and Merchandising, effective June 23, 2014. Mr. Carlos Serra has been an employee of our company since June 6, 2014. In connection with the appointment of Mr. Serra, we entered into an employment agreement commencing June 6, 2014 for a term of four years whereby (a) we will pay Mr. Serra a base salary of $175,000 per year; (b) Mr. Serra received a sign-on stock option grant to purchase 3,700,000 shares of our common stock, with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant; and (c) Mr. Serra will be entitled to participate in our company’s employee benefit plans.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2015:

	Option awards					Stock awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Carole Hochman CEO, CCO and Director	11,112,500(1)	46,037,500(1)	Nil	$0.128	June 6, 2024	Nil	Nil	Nil	Nil
Joel Primus
President,					July 30,
Secretary,	300,000	Nil	Nil	$0.25	2022	Nil	Nil	Nil	Nil
Treasurer and
Director,
former CEO
Michael
Flanagan	Nil	2,800,000(2)	Nil	$0.128	June 6,	Nil	Nil	Nil	Nil
CFO, COO					2024
Carlos Serra
VP Sales &	Nil	3,700,000(2)	Nil	$0.128	June 6,	Nil	Nil	Nil	Nil
Merchandising					2024

(1)

Of the total, 10,504,861 options exercisable and 43,520,139 options unexercisable are held through Carole S. Hochman Trust, of which Carole’s son, David Hochman and daughter are trustees. These options are vesting monthly over a term of 36 months to June 6, 2017

(2)	The options are vesting annually over a term of four years to June 6, 2018.

Retirement or Similar Benefit Plans

We do not currently have any plans in place that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Resignation, Retirement, Other Termination, or Change in Control Agreements

For a description of the material terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control, see above under the heading “Narrative Disclosure to Summary Compensation Table”.

Director Compensation

The following table provides information concerning the compensation of directors of our company for the fiscal year ended January 31, 2015 for whom information has not been disclosed above under the heading “Summary Compensation Table”:

	Fees				Nonqualified
	Earned or			Non-equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(1)	($)	($)	($)	($)
David Hochman	Nil	Nil	618,000(4)	Nil	Nil	Nil	618,000
Andrew Kaplan	50,000	Nil	309,000(5)	Nil	Nil	Nil	309,000
Christopher Heyn	Nil	24,900(2)	Nil	Nil	Nil	Nil	24,900
Alexander	Nil	Nil	Nil	Nil	Nil	Nil	Nil
McAulay(3)

(1)

For a description of the methodology and assumptions used in valuing the option awards granted to our named executive officers and directors during the year ended January 31, 2015 and 2014, please review Note 14 to the consolidated financial statements included herein. Option awards shown here represent the aggregate grant date fair value of all options granted

(2)

Pursuant to a board agreement dated October 7, 2013, we agreed to issue Mr. Heyn 75,000 shares of common stock each quarter for a term of one year, as compensation for serving as a member of our board of directors. During the year ended January 31, 2015, 150,000 shares of common stock vested under this agreement. At January 31, 2015, Mr. Heyn did not hold any options.

(3)	Mr. McAulay resigned as a director on February 25, 2015. At January 31, 2015, Mr. McAulay held options to purchase 700,000 shares of our common stock at $0.25 per share until July 30, 2022.

(4)

At January 31, 2015, Mr. Hochman held options to purchase 2,880,000 shares of our common stock at $0.128, which were granted pursuant to his appointment as a director of our company. These options are vesting over a term of three years to June 10, 2017.

(5)

At January 31, 2015, Mr. Kaplan held options to purchase 1,440,000 shares of our common stock at $0.128 granted during the year ended January 31, 2015. These options are vesting over a term of three years to June 10, 2017.

Private Placement

The selling stockholders identified in this prospectus may offer and sell up to 41,569,071 shares of our common stock that may be issued upon exercise of warrants. The warrants were acquired by the selling stockholders directly from us in private placements consummated on June 10, 2014 and July 8, 2014 and pursuant to the Amendment Agreement dated April 4, 2014.

Private Placement Offering

On June 10, 2014 and July 8, 2014, we entered into Subscription Agreements (collectively, the “Subscription Agreements”) with several investors (collectively, the “Purchasers”) in connection with a brokered private placement offering (the “Offering”) for aggregate gross proceeds of $7,309,832 through the sale of 292 units (the “Units”) at a price of $25,000 per Unit. Each Unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 (each, a “Debenture”) and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreements (the “Warrants”).

In connection with the close of the Offering, we issued Debentures in the aggregate principal amount of $7,309,832. As consideration, we (i) received gross cash proceeds equal to $6,094,100, before deducting agent fees and other transaction-related expenses; and (ii) exchanged our 6% senior secured convertible notes in the aggregate amount of $1,094,159, being the principal and accrued interest due under such notes, for the issuance of Debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to 90% of the purchase price paid in the Offering.

In connection with the Offering, we paid a cash commission of 8% of the gross proceeds raised from certain of the Purchasers, and warrants to acquire common shares equal to 8% of the aggregate number of shares issuable upon conversion of the Debentures and exercise of the Warrants with respect to certain of the Purchasers (the “Agent Warrants”), on the same terms as the Warrants, except that the Agent Warrants are (i) be exercisable at 100% of the conversion or exercise price of the Debentures and Warrants issued to the Purchasers in the Offering and (ii) contain a cashless exercise provision.

Terms of the Debentures

The aggregate principal amount of $7,309,832 matures on June 10, 2017 and bears interest at the rate of 6% per annum, payable quarterly, in cash or in kind, at the option of our company, valued at the then conversion price of the Debentures. The Debentures, along with any accrued and unpaid interest thereon, may be converted at any time, at the option of the holder, into our common shares at a conversion price of $0.075 per share, subject to adjustment under the terms of the Debentures.

Repayment of the Debentures is secured against all the assets of our company and its subsidiary, pursuant to a security agreement between the company and an agent for the Purchasers.

Terms of the Warrants

Our company issued an aggregate of 48,732,310 Warrants to the Purchasers to purchase, for a period of five years from the date of issuance, up to 48,732,310 of our common shares at an initial exercise price of $0.15 per share, subject to adjustment. We have the right to call the Warrants if the volume weighted average closing price of our shares exceeds $0.40 per share for more than 20 consecutive trading days at any time after June 10, 2016. In that event, the Warrants will expire 30 days following the date we deliver notice in writing to the Warrant holders announcing the call of the Warrants.

Registration Rights Agreement

In connection with the entry into the Subscription Agreements, our company entered into a Registration Rights Agreement with each Purchaser (the “Registration Rights Agreement”), pursuant to which we are subject to the conditions set forth therein, obligating us to file with the SEC one or more registration statements to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares that have been or may be issued to the Purchasers upon conversion of the Debentures and upon exercise of the Warrants.

Amendments to Agency and Interlender Agreements

On April 4, 2014, we entered into Amendment Agreements dated April 4, 2014 (the Kalamalka Amendment Agreements”) with our wholly-owned subsidiary, Kalamalka Partners Ltd. (“Kalamalka”) and certain lenders as set out in the Amendment Agreement (collectively, the “Kalamalka Lenders”) amending certain Agency and Interlender Agreements dated August 10, 2012 and November 14, 2013 (the “Agency Agreements”). In connection with the Agency Agreement, we and our subsidiary amended several convertible promissory notes in the aggregate principal amount of $600,000 (the “Kalamalka Notes”) as follows; (i) we extended the due date of the First Tranche Kalamalka Notes to October 1, 2016; (ii) we reduced the interest rate accruing under the First Tranche Kalamalka Notes to 6% per annum, calculated and payable quarterly, in cash or in kind; (iv) we removed certain borrowing margin requirements; and (iii) we amended certain of the Kalamalka Notes to reduce the conversion price from $0.50 per share to $0.25 per share.

As consideration for facilitating such amendments, we granted an aggregate of 1,800,000 share purchase warrants to the Lenders and Kalamalka (the “New Warrants”). Also in connection with the Amendment Agreements, Kalamalka and certain Lenders exchanged an aggregate of 500,000 share purchase warrants exercisable at a price of $0.50 until August 10, 2017 and 100,000 shares purchase warrants exercisable at a price of $0.50 until August 10, 2018 for 600,000 New Warrants.

Each New Warrant is exercisable into one common share at a price of $0.15 per share until April 4, 2019. We have the right to call the New Warrants if the volume weighted average closing price of our shares exceeds $0.30 per share for more than 20 consecutive trading days after April 4, 2016. In that event, the New Warrants will expire 30 days following the date we deliver notice in writing to the warrant holders announcing the call of the New Warrants. In addition, we agreed to grant the Lenders and Kalamalka piggyback registration rights whereby we are required to include some or all of the shares of common stock issuable pursuant to exercise of the New Warrants in the registration statement for certain other offerings of shares, including the registration statement of which this prospectus is a part.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of shares of our common stock that may be issued upon exercise of a portion of the warrants that were acquired by the selling stockholders directly from us in private placements which were consummated on June 10, 2014 and July 8, 2014 and pursuant to certain amendment agreements dated April 4, 2014.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of July 28, 2015 and the number of shares of our common stock being offered pursuant to this prospectus. Except as otherwise described below, we believe that the selling stockholders have sole voting and investment powers over their shares.

Although the maximum number of shares that may be issued to the Selling Stockholders pursuant to the conversion of the Debentures and exercise of all of the warrants is 118,143,671, only 41,569,071 shares of our common stock that may be issued upon exercise of the Warrants are being offered by the Selling Stockholders under this prospectus.

Because the selling stockholders may offer and sell all or only some portion of the 41,569,071 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his, her or its shares of our common stock being offered in the offering.

We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Seling Stockholder	Shares Beneficially Owned by the Selling Stockholder Before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Beneficially Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares (1)
			# of Shares(2)	% of Class(2)3
Peter or Allison Venditti	520,000(4)	166,667	353,333	*
Bobby W. Sandage, Jr.	1,240,001(5)	333,334	906,667	2%
Brad Levine and Melissa Friedman-Levine	500,000(6)	166,667	333,333	*
Clemens and Adri Vander Werf	1,560,001(8)	500,001	1,060,000	2%
Dennis Pinvidic and Marcia Pinvidic	500,000(6)	166,667	333,333	*
Alan Elisofon	500,000(6)	166,667	333,333	*
Francisco Penafiel	312,000(7)	100,000	212,000	*
Gian-Paolo Melis and Maria H. Melis	1,560,001(8)	500,001	1,060,000	2%
Johan Joost Bos and Diana Fernandez	1,040,001(9)	333,334	706,667	1%
Janet and Marvin Rosen(68)	1,020,001(10)	333,334	686,667	1%

Name of Selling Stockholder	Shares Beneficially Owned by the Selling Stockholder Before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Beneficially Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares (1)
			# of Shares(2)	% of Class(2)3
Nathan William Cali	208,000(11)	66,667	141,333	*
Paul Tol IRA	1,560,001(8)	500,001	1,060,000	2%
Peter Jung ROTH
IRA(68)	208,000(11)	66,667	141,333	*
Brazilian Realty Trust
LLC (12)	1,040,001(9)	333,334	706,667	1%
Silvana De Santis	520,000(4)	166,667	353,333	*
Thomas R. Kaplan	520,000(4)	166,667	353,333	*
Vincent A. Colicchio	200,000(13)	66,667	133,333	*
David Gendal Rev Trust
dated 3/5/1995(14)	699,667(15)	333,334	366,333	*
Timothy Gordon	1,040,001(9)	333,334	706,667	1%
Mark Pinvidic SEP IRA	1,040,001(9)	333,334	706,667	1%
JMAG 2602 LLC(16)	832,000(107)	266,667	565,333	1%
Selig Zises Profit Sharing Plan	4,160,003(17)	1,333,336	2,826,667	5%
Vestal Venture Capital (18)	2,704,001(19)	866,668	1,837,333	3%
Brio Capital Master
Fund Ltd.(20)	5,853,913(21)	2,000,004	3,853,909	7%
Cranshire Capital Master
Fund Ltd.(22)	506,917(23)	500,001	6,916	*
Intracoastal Capital,
LLC(24)	166,667(25)	166,667	Nil	*
Gemini Master Fund,
Ltd.(26)	3,000,001(27)	1,000,001	2,000,000	4%
Lincoln Park Capital
Fund, LLC(28)	5,913,070(29)	2,500,002	3,413,068	6%
Serenity Now LLC(30)	1,040,001(9)	333,334	706,667	1%
MJ Fil Investments
LLC(31)	520,000(4)	166,667	353,333	*
Option Opportunities
Corp.(32)	1,560,001(8)	500,001	1,060,000	2%

Name of Selling Stockholder	Shares Beneficially Owned by the Selling Stockholder Before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Beneficially Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares (1)
			# of Shares(2)	% of Class(2)3
The Messinger Foundation Inc.(33)	3,120,001(34)	1,000,001	2,120,000	4%
David S. Portny(35)	1,040,001(9)	333,334	706,667	1%
Richard Levine	2,080,001(36)	666,668	1,413,333	3%
Paul J. and Suzanne Ferraioli(35)	520,000(4)	166,667	353,333	*
William Hunter(35)	520,000(4)	166,667	353,333	*
Anthony M. Gleason(35)	1,040,001(9)	333,334	706,667	1%
David Shively	932,481(37)	310,828	621,653	1%
Mark L. Secord & Jeffrey A. Jones Revocable Living Trust(38)	466,241(39)	155,414	310,827	*
Alvin Bonnette Revocable Trust(40)	932,481(37)	310,828	621,653	1%
William A. Krouss & Edith M. Krouss	932,481(37)	310,828	621,653	1%
Craig R. Whited	932,481(37)	310,828	621,653	1%
William Dioguardi	233,120(41)	77,707	155,413	*
William N. Kellock	466,241(39)	155,414	310,827	*
Christian Blanke	233,120(41)	77,707	155,413	*
T.J. Brown Living Trust(42)	932,481(37)	310,828	621,653	1%
The Lionel Trust(108)	5,913,070(43)	3,108,283	2,804,787	5%
Edward H. Leibowitz	466,241(39)	155,414	310,827	*
Pasquale & Girolomo Pace	233,120(41)	77,707	155,413	*
RBC Capital Markets LLC Cust FBO Siman Slim IRA	466,241(39)	155,414	310,827	*
RBC Capital Markets LLC Cust FBO Angelo Gulino IRA	466,241(39)	155,414	310,827	*

Name of Selling Stockholder	Shares Beneficially Owned by the Selling Stockholder Before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Beneficially Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares (1)
			# of Shares(2)	% of Class(2)3
Daniel S. Bernstein	932,481(37)	310,828	621,653	1%
RBC Capital Markets
LLC Cust FBO Erich
Radlemann IRA	186,499 (44)	62,166	124,333	*
John Gulino	233,120(41)	77,707	155,413	*
Mark R. Baran(35)	111,899(45)	37,299	74,600	*
Gilda Whited	559,484(46)	186,497	372,987	*
Southampton Associates
LP(47)	1,864,964(48)	621,657	1,243,307	2%
Jason Salmon	93,243(49)	31,083	62,160	*
EBA Capital Inc. (50)	466,241(39)	155,414	310,827	*
Robert E. Duke	466,241(39)	155,414	310,827	*
Jennifer Bard Trust
UAD 6/30/2005 (51)	500,000(6)	166,667	333,333	*
Carey Family Trust
2/7/94(52)	500,000(6)	166,667	333,333	*
Carol Clark Coolidge
Trust UAD 3/13/97(53)	500,000(6)	166,667	333,333	*
Christine Elizabeth
Coolidge Rev Living
Trust UAD 12/9/02(54)	500,000(6)	166,667	333,333	*
Katharine Bard Dickson
& Mark A. Dickson
JTWROS	1,500,001(55)	500,001	1,000,000	2%
William G Escamilla
Revocable Trust UAD
7/29/2003(56)	500,000(6)	166,667	333,333	*
Gary R. Fairhead	500,000(6)	166,667	333,333	*
Sidney N. Herman	1,500,001(55)	500,001	1,000,000	2%
William K. Kellogg III
1992 Trust UAD
7/24/92(57)	1,000,001(58)	333,334	666,667	1%

Name of Selling Stockholder	Shares Beneficially Owned by the Selling Stockholder Before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Beneficially Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2)3
William Kellogg 2011
Trust DTD 1/4/2011
FBO(59)	500,000(6)	166,667	333,333	*
William Kellogg 2011
Trust DTD 1/4/2011
FBO K Kellogg(60)	500,000(6)	166,667	333,333	*
Tom Kenworthy &
Nancy W. Kenworthy
JTWROS(61)	500,000(6)	166,667	333,333	*
Robert E. Logan, Jr.	500,000(6)	166,667	333,333	*
Suzanne R. Davis	500,000(6)	166,667	333,333	*
Marvin J. Pollack Trust
UAD 5/22/90(62)	500,000(6)	166,667	333,333	*
Seville Enterprises LP (63)	1,000,001(58)	333,334	666,667	1%
Anne H. Ross	500,000(6)	166,667	333,333	*
Mary M. Schwartz Trust,
UAD 9/5/2006(64)	500,000(6)	166,667	333,333	*
Dale F. Snavely Trust
UAD 3/30/93(65)	500,000(6)	166,667	333,333	*
Joan W. Konner Trust
DTD 12/22/98 FBO
Harper(66)	500,000(6)	166,667	333,333	*
Robert S. Steinbaum	500,000(6)	166,667	333,333	*
Rosemary Steinbaum	500,000(6)	166,667	333,333	*
Steinbaum Family
Trust(67)	500,000(6)	166,667	333,333	*
Gallo Exemption Trust
DTD 12/14/1989 FBO
Marshall Steinbaum(68)	500,000(6)	166,667	333,333	*
Gallo Exemption Trust
DTD 12/14/1989 FBO
Elliot Steinbaum(69)	500,000(6)	166,667	333,333	*

Name of Selling Stockholder	Shares Beneficially Owned by the Selling Stockholder Before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Beneficially Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2)3
Henry J. Underwood
Trust UAD 6/25/2002(70)	1,000,001(58)	333,334	666,667	1%
Janet J. Underwood
Trust UAD 6/25/2002(71)	1,000,001(58)	333,334	666,667	1%
Lucy Hancock
Underwood	500,000(6)	166,667	333,333	*
John J. Vondran
Revocable Trust UAD
1/24/2011(72)	500,000(6)	166,667	333,333	*
Bard Micro-Cap Value
Fund LP(73)	2,000,001(74)	666,668	1,333,333	2%
Timothy B. Johnson	1,000,001(58)	333,334	666,667	1%
Mary A. Heatter Trust
UAD 6/28/2004(75)	500,000(6)	166,667	333,333	*
Alexis Bard Johnson	500,000(6)	166,667	333,333	*
Adam Stern(35)	1,272,785(76)	367,387	905,398	2%
AKS Family
Foundation(77)	1,167,338(78)	374,147	793,191	1%
Canfund Ventures
Corporation(79)	2,530,198(80)	963,401	1,566,797	3%
Pathfinder Asset
Management Inc. (81)	2,515,198(82)	963,401	1,551,797	3%
Sandra Boenisch (83)	1,457,753(84)	373,336	1,084,417	2%
Alyson Flippo	1,000,001(58)	333,334	666,667	1%
Adam Leo Stone	520,000(4)	166,667	353,333	*
Erik Moquist(35)	500,000(6)	166,667	333,333	*
Richard Molinsky	518,389(85)	166,667	351,722	*
Aubrey Petterson	208,000(11)	66,667	141,333	*
Michael Altman	260,001(86)	83,334	176,667	*
Jason Strauss (87)	4,560,003(106)	1,333,336	3,226,667	6%
Robert L. Frome	2,000,001(74)	666,668	1,333,333	2%

Name of Selling Stockholder	Shares Beneficially Owned by the Selling Stockholder Before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Beneficially Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2)3
Robert B. Diamond(35)	70,778(88)	66,667	4,111	*
Colton Family LLP	178,056(89)	166,667	11,389	*
Deborah Paes-Braga	567,278(90)	166,667	400,611	*
Amin Somani	520,000(91)	166,667	353,333	*
Michael D. Watt Trust
U/AD 3/15/2012(92)	500,000(6)	166,667	333,333	*
Adam Boyd Sellers	500,000(6)	166,667	333,333	*

Kalamalka Partners Ltd. (93)	1,610,500(94)	800,000	810,500	1%
Darroch Investments(95)	1,350,000(96)	525,000	825,000	2%
David Lund	675,000(97)	250,000	425,000	1%
John Nelson	722,500(98)	250,000	472,500	1%
David Willis	325,000(99)	125,000	200,000	*
Baumann Investments
Inc. (100)	385,000(101)	125,000	260,000	*
Gregory Darroch	410,000(102)	125,000	285,000	*
Gerald Edwards	192,500(103)	62,500	130,000	*
Shawn Edwards	192,500(103)	62,500	130,000	*
Laurie Darroch	175,000(104)	50,000	125,000	*
Catheryn Jean Davies	50,000(105)	25,000	25,000	*
Totals	118,318,253	41,569,071	76,749,182	59%

__________________
Notes

* Less than 1%.

1 Beneficial ownership is determined in accordance with Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible debentures, but are not counted as outstanding for computing the percentage of any other person. This number excludes certain rights to acquire shares of our common stock at a price of $0.075 per share pursuant to convertible senior secured debentures which are currently exercisable only to the extent that after giving effect to such conversion, the holder or any of its affiliates would not beneficially own in excess of 9.99% of our company’s common stock.

2 We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

3 Based on 53,276,818 shares of our common stock issued and outstanding as of September 2, 2014. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

4 Consists of 20,000 shares of common stock currently issued and outstanding, 333,333 shares of our common stock issuable upon conversion of the Debenture and 166,667 shares of our common stock issuable upon exercise of the Warrants.

5 Consists of 240,000 shares of common stock currently issued and outstanding, 666,667 shares of our common stock issuable upon conversion of the Debenture, 200,000 shares issuable upon exercise of outstanding warrants at $0.25 per share and 333,334 shares of our common stock issuable upon exercise of the Warrants.

6 Consists of 333,333 shares of our common stock issuable upon conversion of the Debenture and 166,667 shares of our common stock issuable upon exercise of the Warrants.

7 Consists of 12,000 shares of our common stock currently issued and outstanding, 200,000 shares of our common stock issuable upon conversion of the Debenture and 100,000 shares of our common stock issuable upon exercise of the Warrant.

8 Consists of 60,000 shares of our common stock currently issued and outstanding, 1,000,000 shares of our common stock issuable upon conversion of the Debenture and 500,001 shares of our common stock issuable upon exercise of the Warrant.

9 Consists of 40,000 shares of our common stock currently issued and outstanding, 666,667 shares of our common stock issuable upon conversion of the Debenture and 333,334 shares of our common stock issuable upon exercise of the Warrant.

10 Consists of 20,000 shares of our common stock currently issued and outstanding, 666,667 shares of our common stock issuable upon conversion of the Debenture and 333,334 shares of our common stock issuable upon exercise of the Warrant.

11 Consists of 8,000 shares of our common stock currently issued and outstanding, 133,333 shares of our common stock issuable upon conversion of the Debenture and 66,667 shares of our common stock issuable upon exercise of the Warrant.

12 Samuel Waxman exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Brazilian Realty Trust LLC.

13 Consists of 133,333 shares of our common stock issuable upon conversion of the Debenture and 66,667 shares of our common stock issuable upon exercise of the Warrant.

14 David Gendal exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by David Gendal Rev Trust dated 3/5/1995

15 Consists of 33,000 shares of our common stock currently issued and outstanding, 333,333 shares of our common stock issuable upon conversion of the Debenture and 333,334 shares of our common stock issuable upon exercise of the Warrant.

16 Andres Garcia exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by JMAG 2602 LLC.

17 Consists of 160,000 shares of our common stock currently issued and outstanding, 2,666,667 shares of our common stock issuable upon conversion of the Debenture and 1,333,336 shares of our common stock issuable upon exercise of the Warrant. Selig Zises exercises voting and dispositive power with respect to the shares of our common stock that are held by the Selig Zises Profit Sharing Plan.

18 Allan Lyons exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Vestal Venture Capital.

19 Consists of 104,000 shares of our common stock currently issued and outstanding, 1,733,333 shares of our common stock issuable upon conversion of the Debenture and 866,668 shares of our common stock issuable upon exercise of the Warrant.

20 Shaye Hirsch exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Brio Capital Master Fund Ltd.

21 Consists of 533,000 shares of our common stock currently issued and outstanding, 3,320,909 shares of our common stock issuable upon conversion of the Debenture and 2,000,004 shares of our common stock issuable upon exercise of the Warrant. Excludes approximately 279,091 shares of our common stock underlying the Debenture because such Debenture may be converted only to the extent that after giving effect to such conversion, the holder or any of its affiliates would not beneficially own in excess of 9.99% of our company’s common stock.

22 Cranshire Capital Advisors, LLC (“CCA”) is the investment manager of Cranshire Capital Master Fund, Ltd. (“Cranshire Master Fund”) and has voting control and investment discretion over securities held by Cranshire Master Fund. Mitchell P. Kopin (“Mr. Kopin”), the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Cranshire Master Fund.

Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act), of the securities reported herein that are held by Intracoastal which are described below.

In the aggregate, Mr. Kopin may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 666,668 shares, which consists of (i) 166,667 shares issuable upon exercise of warrants held by Intracoastal and (iii) 500,001 shares issuable upon exercise of warrants held by Cranshire Master Fund.

23 Consists of 6,916 shares of our common stock current issued and outstanding and 500,001 shares of our common stock issuable upon exercise of the Warrant.

24 Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act), of the securities reported herein that are held by Intracoastal.

Cranshire Capital Advisors, LLC (“CCA”) is the investment manager of Cranshire Master Fund, Ltd. (“Cranshire Master Fund”) and consequently has voting control and investment discretion over securities held by Cranshire Master Fund described below. Mr. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Cranshire Master Fund which are described below.

In the aggregate, Mr. Kopin may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 666,668 shares, which consists of (i) 166,667 shares issuable upon exercise of warrants held by Intracoastal and (iii) 500,001 shares issuable upon exercise of warrants held by Cranshire Master Fund.

Mr. Asher, who is manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer, Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

25 Consists of 166,667 shares of our common stock issuable upon exercise of the Warrant.

26 Steven Winters exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Gemini Master Fund, Ltd.

27 Consists of 2,000,000 shares of our common stock issuable upon conversion of the Debenture and 1,000,001 shares of our common stock issuable upon exercise of the Warrant.

28 Josh Scheinfeld and Jonathan Cope exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Lincoln Park Capital Fund, LLC.

29 Consists of 120,000 shares of our common stock currently issued and outstanding, 3,293,068 shares of our common stock issuable upon conversion of the Debenture and 2,500,002 shares of our common stock issuable upon exercise of the Warrant. Excludes approximately 1,706,932 shares of our common stock underlying the Debenture because such Debenture may be converted only to the extent that after giving effect to such conversion, the holder or any of its affiliates would not beneficially own in excess of 9.99% of our company’s common stock.

30 Daniel Warsh and Jonathan Blumberg exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Serenity Now, LLC.

31 Daniel Warsh and Jonathan Blumberg exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by MJ Fil Investments LLC.

32 Daniel Warsh, Jonathan Blumberg and David Dury exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Option Opportunities Corp.

33 Martin Messinger exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by The Messinger Foundation Inc.

34 Consists of 120,000 shares of our common stock currently issued and outstanding, 2,000,000 shares of our common stock issuable upon conversion of the Debenture and 1,000,001 shares of our common stock issuable upon exercise of the Warrant.

35 Selling stockholder is an affiliate of a broker-dealer. Selling stockholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares and warrants described herein, such selling stockholder did not have any arrangements or understandings with any person to distribute such securities.

36 Consists of 80,000 shares of our common stock currently issued and outstanding, 1,333,333 shares of our common stock issuable upon conversion of the Debenture and 666,668 shares of our common stock issuable upon exercise of the Warrant.

37 Consists of 621,653 shares of our common stock issuable upon conversion of the Debenture and 310,828 shares of our common stock issuable upon exercise of the Warrant.

38 Mark Secord and Jeffrey Jones exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Mark L. Secord & Jeffrey A. Jones Revocable Living Trust

39 Consists of 310,827 shares of our common stock issuable upon conversion of the Debenture and 155,414 shares of our common stock issuable upon exercise of the Warrant.

40 Alvin Bonnette exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Alvin Bonnette Revocable Trust

41 Consists of 155,413 shares of our common stock issuable upon conversion of the Debenture and 77,707 shares of our common stock issuable upon exercise of the Warrant.

42 Toliver Brown exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by T.J. Brown Living Trust

43 Consists of 2,804,793 shares of our common stock issuable upon conversion of the Debenture and 3,108,277 shares of our common stock issuable upon exercise of the Warrant. Excludes approximately 3,411,754 shares of our common stock underlying the Debenture because the Debenture may be converted only to the extent that after giving effect to such conversion, the holder or any of its affiliates would not beneficially own in excess of 9.99% of our company’s common stock.

44 Consists of 124,333 shares of our common stock issuable upon conversion of the Debenture and 62,166 shares of our common stock issuable upon exercise of the Warrant

45 Consists of 74,600 shares of our common stock issuable upon conversion of the Debenture and 37,299 shares of our common stock issuable upon exercise of the Warrant

46 Consists of 372,987 shares of our common stock issuable upon conversion of the Debenture and 186,497 shares of our common stock issuable upon exercise of the Warrant

47 Lillian Cohen exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Southampton Associates LP

48 Consists of 1,243,307 shares of our common stock issuable upon conversion of the Debenture and 621,655 shares of our common stock issuable upon exercise of the Warrant

49 Consists of 62,160 shares of our common stock issuable upon conversion of the Debenture and 31,083 shares of our common stock issuable upon exercise of the Warrant

50 Evan Azriliant exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by EBA Capital Inc.

51 Jennifer Bard exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Jennifer Bard Trust UAD 6/30/2005.

52 Stuart S. Carey exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Carey Family Trust 2/7/94.

53 Carol Clark Coolidge exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Carol Clark Coolidge Trust UAD 3/13/97.

54 Dexter K. Coolidge exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Christine Elizabeth Coolidge Rev Living Trust UAD 12/9/02

55 Consists of 1,000,000 shares of our common stock issuable upon conversion of the Debenture and 500,001 shares of our common stock issuable upon exercise of the Warrant.

56 William G. Escamilla exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by William G. Escamilla Revocable Trust UAD 7/29/2003.

57 William K. Kellogg III exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by William K. Kellogg III 1992 Trust UAD 7/24/92.

58 Consists of 666,667 shares of our common stock issuable upon conversion of the Debenture and 333,334 shares of our common stock issuable upon exercise of the Warrant.

59 Henry J. Underwood exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by William Kellogg 2011 Trust DTD 1/4/2011 FBO.

60 Henry J. Underwood exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by William Kellogg 2011 Trust DTD 1/4/2011 FBO K Kellog.

61 Tom Kenworthy and Nancy Kenworthy exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Tom Kenworthy & Nancy W. Kenworthy JTWROS.

62 Marvin J. Pollack exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Marvin J. Pollack Trust UAD 5/22/90.

63 Marvin J. Pollack exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Seville Enterprises LP.

64 Mary M. Schwartz exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Mary M. Schwartz Trust, UAD 9/5/2006.

65 Rockney W. Hudson exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Dale F. Snavely Trust UAD 3/30/93.

66 Robert Steinbaum and Rosemary Steinbaum exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Joan W. Konner Trust DTD 12/22/98 FBO Harper.

67 Robert Steinbaum exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Steinbaum Family Trust.

68 Robert Steinbaum exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Gallo Exemption Trust DTD 12/14/1989 FBO Marshall Steinbaum.

69 Robert Steinbaum exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Gallo Exemption Trust DTD 12/14/1989 FBO Elliot Steinbaum.

70 Henry J. Underwood exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Henry J. Underwood Trust UAD 6/25/2002.

71 Henry J. Underwood exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Janet J. Underwood Trust UAD 6/25/2002.

72 John J. Vondran exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by John J. Vondran Revocable Trust UAD 1/24/2011.

73 Timothy Johnson exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Bard Micro-Cap Value Fund LP.

74 Consists of 1,333,333 shares of our common stock issuable upon conversion of the Debenture and 666,668 shares of our common stock issuable upon exercise of the Warrant.

75 Mary A Heatter exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Mary A Heatter Trust UAD 6/28/2004.

76 Consists of 170,625 shares of common stock currently issued and outstanding, 734,773 shares of our common stock issuable upon conversion of the Debenture and 367,387 shares of our common stock issuable upon exercise of the Warrant.

77 Adam Stern exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by AKS Family Foundation.

78 Consists of 44,898 shares of our common stock currently issued and outstanding, 748,293 shares of our common stock issuable upon conversion of the Debenture and 374,147 shares of our common stock issuable upon exercise of the Warrant.

79 Douglas Johnson exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Canfund Ventures Corporation.

80 Consists of 121,697 shares of our common stock that are currently issued and outstanding, 1,445,100 shares of our common stock issuable upon conversion of the Debenture and 963,401 shares of our common stock issuable upon exercise of the Warrant.

81 Douglas Johnson and Robert Ballard exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Pathfinder Asset Management Inc.

82 Consists of 106,697 shares of our common stock currently issued and outstanding, 1,445,100 shares of our common stock issuable upon conversion of the Debenture and 963,401 shares of our common stock issuable upon exercise of the Warrant.

83 Selling stockholder is an employee of the Company

84 Consists of 187,702 shares of our common stock that are currently issued and outstanding, 150,000 shares issuable within 60 days of the date of this prospectus upon exercise of outstanding options, 746,707 shares of our common stock issuable upon conversion of the Debenture and 373,344 shares of our common stock issuable upon exercise of the Warrant.

85 Consists of 351,722 shares of our common stock currently issued and outstanding and 166,667 shares of our common stock issuable upon exercise of the Warrant

86 Consists of 10,000 shares of our common stock currently issued and outstanding, 166,667 shares of our common stock issuable upon conversion of the Debenture and 83,334 shares of our common stock issuable upon exercise of the Warrant.

87 Selling stockholder is a member of the Company’s Advisory Board

88 Consists of 4,111 shares of our common stock currently issued and outstanding and 66,667 shares of our common stock issuable upon exercise of the Warrant.

89 Consists of 11,389 shares of our common stock currently issued and outstanding and 166,667 shares of our common stock issuable upon exercise of the Warrant.

90 Consists of 611 shares of our common stock currently issued and outstanding, 166,667 shares of our common stock issuable upon exercise of the Warrant and 400,000 shares of our common stock issuable upon exercise of outstanding warrants at $0.50 per share.

91 Consists of 20,000 shares of our common stock that are currently issued and outstanding, 333,333 shares of our common stock issuable upon conversion of the Debenture and 166,667 shares of our common stock issuable upon exercise of the Warrant.

92 Michael D. Watt exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Michael D. Watt Trust U/AD 3/15/2012.

93 David Willis and David Coombs exercise voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Kalamalka Partners Ltd.

94 Consists of 1,610,500 shares of our common stock issuable upon exercise of outstanding warrants and the Warrant.

95 Greg Darroch exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Darroch Investments.

96 Consists of 1,350,000 shares of our common stock issuable upon exercise of outstanding warrants and the Warrant.

97 Consists of 675,000 shares of our common stock issuable upon exercise of outstanding warrants and the Warrant.

98 Consists of 722,500 shares of our common stock issuable upon exercise of outstanding warrants and the Warrant.

99 Consists of 325,000 shares of our common stock issuable upon exercise of outstanding warrants and the Warrant.

100 Doug Baumann exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Baumann Investments Inc.

101 Consists of 385,000 shares of our common stock issuable upon exercise of outstanding warrants and the Warrant.

102 Consists of 410,000 shares of our common stock issuable upon exercise of outstanding warrants and the Warrant.

103 Consists of 192,500 shares of our common stock issuable upon exercise of outstanding warrants and the Warrant.

104 Consists of 175,000 shares of our common stock issuable upon exercise of outstanding warrants and the Warrant.

105 Consists of 50,000 shares of our common stock issuable upon exercise of outstanding warrants and the Warrant.

106 Consists of 160,000 shares of our common stock currently issued and outstanding, 2,666,667 shares of our common stock issuable upon conversion of the Debenture, 1,333,336 shares of our common stock issuable upon exercise of the Warrant and 400,000 shares of our common stock issuable upon exercise of outstanding stock options at an exercise price of $0.15.

107 Consists of 32,000 shares of our common stock currently issued and outstanding, 533,333 shares of our common stock issuable upon conversion of the Debenture, 266,667 shares of our common stock issuable upon exercise of the Warrant

108 Samuel Lionel exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by The Lionel Trust.

Plan of Distribution

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be listed or quoted (currently the OTC Markets Group’s OTCQB), in privately negotiated transactions or otherwise. Such sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The shares of our common stock being offered for resale pursuant to this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.	block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker or dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

9.	a combination of any aforementioned methods of sale.

In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his, her or its broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction (or by complying with Rule 172 under the Securities Act). We will file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to the registration statement of which this prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses for the prospectus and related registration statement, including legal, accounting, printing and mailing fees will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 28, 2015, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature	Percentage of Class(2)
		of Beneficial
		Ownership(1)
Carole Hochman Chief Executive Officer, Chief Creative Officer and Director 200 East 66th St. New York, NY 10065 USA	Common Stock	12,397,584(3)	20.52%

Joel Primus President, Treasurer, Secretary and Director #3 – 32 Greenwich Ave Greenwich, CT 06830 USA	Common Stock	5,159,613(4)	9.63%

Andrew Kaplan Director 8 Crenshaw Ct Marlboro, NJ 07746 USA	Common Stock	3,265,424(5)	5.83%

Christopher Heyn Director 912 Hulls Farm Road Southport, CT 06490 USA	Common Stock	830,000(6)	1.54%

Michael Flanagan Chief Financial Officer and Chief Operating Officer 33 Housatonic Dr.	Common Stock	700,000(7)	1.30%
Milford, CT 06460 USA

Carlos Serra Vice President Sales and Merchandising 4 Random Road, Old Greenwich, CT 06870 USA	Common Stock	925,000(8)	1.71%

David Hochman Director 15 Weston Hill Rd, Riverside, CT 06878 USA	Common Stock	24,869,343(9)	35.17%

Paul Hayes Director 44 Overhill Road, New Rochelle, NY 10804 USA	Common Stock	Nil(10)	Nil%

Martha Olson Director 224 Mansfield Ave, Darien, CT 06820 USA	Common Stock	Nil(11)	Nil%

Directors and Officers as a group (8 individuals)	Common Stock	48,146,964	53.89%

Noble Financial Capital Markets Inc.	Common Stock	10,252,776(12)	16.14%

Bard Associates, Inc.	Common Stock	20,500,007(13)	27.79%

Selig Zises	Common Stock	4,160,003(14)	7.26%

Brio Capital Master Fund Ltd.	Common Stock	5,853,913(15)	9.99%

Lincoln Park Capital Fund, LLC	Common Stock	5,913,070(16)	9.99%

Jason Strauss	Common Stock	4,560,003(17)	7.91%

Nico Pronk	Common Stock	5,624,672(18)	9.99%

The Messinger Foundation Inc.	Common Stock	3,120,001(19)	5.54%

The Lionel Trust	Common Stock	5,913,070(20)	9.99%

Fashion I 2014 LLC	Common Stock	15,498,613(21)	22.83%

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Based on 53,276,818 shares of our common stock issued and outstanding as of July 8, 2015.

(3)

Includes 5,269,236 shares of our common stock currently issued and outstanding, 1,215,278 options to acquire shares of our common stock at a price of $0.128 per share, which are exercisable within 60 days and warrants to acquire and rights to acquire 5,913,070 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which is currently exercisable. Excludes approximately 3,496,263 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which are currently exercisable only to the extent that after giving effect to such conversion, the holder or any of its affiliates would not beneficially own in excess of 9.99% of our company’s common stock. Excludes rights to acquire 1,909,722 shares of our common stock at a price of $0.128 per share which are not currently exercisable within 60 days.

(4)	Includes 4,859,613 shares of our common stock currently issued and outstanding, 300,000 options to acquire shares of our common stock at a price of $0.25 per share, which are currently exercisable.

(5)

Includes 539,824 shares of our common stock currently issued and outstanding, rights to acquire 1,497,067 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which are currently exercisable, warrants to acquire 748,533 shares of our common stock at a price of $0.15 per share, which are currently exercisable and options to acquire 480,000 shares of our common stock at a price of $0.128 per share, which are currently exercisable. Excludes options to acquire 960,000 shares of our common stock at a price of $0.128 per share which are not currently exercisable within 60 days.

(6)

Includes 330,000 shares of our common stock currently issued and outstanding, rights to acquire 333,333 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which are currently exercisable, warrants to acquire 166,667 shares of our common stock at a price of $0.15 per share, which are currently exercisable.

(7)

Includes options to acquire 700,000 shares of our common stock at a price of $0.128 per share, which are currently exercisable. Excludes options to acquire 2,100,000 shares of our common stock at a price of $0.128 per share which are not currently exercisable within 60 days.

(8)

Includes options to acquire 925,000 shares of our common stock at a price of $0.128 per share, which are currently exercisable. Excludes options to acquire 2,775,000 shares of our common stock at a price of $0.128 per share which are not currently exercisable within 60 days.

(9)

Includes 1,088,968 shares of our common stock currently issued and outstanding, rights to acquire 1,810,653 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which are currently exercisable, options to acquire 960,000 shares of our common stock at a price of $0.128 per share, which are currently exercisable, and options to acquire 21,009,722 shares of our common stock at a price of $0.128 per share, which are exercisable within 60 days by Carole S. Hochman Trust, over which Mr. Hochman exercises control along with his sister, Ms. Sara Allard. Excludes options to acquire 1,920,000 shares of our common stock at a price of $0.128 per share which are not currently exercisable within 60 days and options to acquire 33,015,278 shares of our common stock at a price of $0.128 per share, which are not currently exercisable within 60 days by Carole S. Hochman Trust.

(10)	Excludes options to acquire 1,500,000 shares of our common stock at a price of $0.128 per share which are not currently exercisable within 60 days.

(11)	Excludes options to acquire 1,500,000 shares of our common stock at a price of $0.112 per share which are not currently exercisable within 60 days.

(12)

Includes an aggregate of 3,089,249 warrants to acquire shares of our common stock at a price of $0.15 per share, which are currently exercisable, an aggregate of 6,178,527 warrants to acquire shares of our common stock at a price of $0.075 per share, which are currently exercisable and 985,000 warrants to acquire shares of our common stock at a price of $0.20 per share which are currently exercisable.

(13)

Includes warrants to acquire 6,833,336 shares of our common stock at a price of $0.15 per share, which are currently exercisable and rights to acquire 13,666,671 shares of our common stock that are currently exercisable pursuant to a convertible senior secured debenture, for which Bard Associates, Inc. exercises shared dispositive power.

(14)

Includes 160,000 shares of our common stock currently issued and outstanding, warrants to acquire 1,333,336 shares of our common stock at a price of $0.15 per share, which are currently exercisable and rights to acquire 2,666,667 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which is currently exercisable. All of the foregoing securities are held by Selig Zises Profit Sharing Plan. Mr. Zises exercises voting and dispositive power with respect to the shares of our common stock that are held by the Selig Zises Profit Sharing Plan.

(15)

Includes 533,000 shares of our common stock currently issued and outstanding, warrants to acquire 2,000,004 shares of our common stock at a price of $0.15 per share, which are currently exercisable and rights to acquire 3,320,909 shares of our common stock that are currently exercisable pursuant to a convertible senior secured debenture. Excludes rights to acquire approximately 279,091 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which are currently exercisable only to the extent that after giving effect to such conversion, the holder or any of its affiliates would not beneficially own in excess of 9.99% of our company’s common stock.

(16)

Includes warrants to acquire 2,500,005 shares of our common stock at a price of $0.15 per share, which are currently exercisable and rights to acquire approximately 3,413,065 shares of our common stock that are currently exercisable pursuant to a convertible senior secured debenture. Excludes rights to acquire approximately 1,586,935 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which are currently exercisable only to the extent that after giving effect to such conversion, the holder or any of its affiliates would not beneficially own in excess of 9.99% of our company’s common stock.

(17)

Includes 160,000 shares of our common stock currently issued and outstanding, warrants to acquire 1,333,336 shares of our common stock at a price of $0.15 per share, which are currently exercisable, options to acquire 400,000 shares of our common stock at a price of $0.15 which are currently exercisable, rights to acquire 2,666,667 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which is currently exercisable.

(18)

Includes 2,600,000 shares of our common stock that are currently issued and outstanding, warrants to acquire 104,672 shares of our common stock at a price of $0.15 per share, which are currently exercisable and rights to acquire 2,920,000 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which is currently exercisable. Excludes rights to acquire approximately 2,489,333 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which are currently exercisable only to the extent that after giving effect to such conversion, the holder or any of its affiliates would not beneficially own in excess of 9.99% of our company’s common stock.

(19)

Includes 120,000 shares of our common stock currently issued and outstanding, warrants to acquire 1,000,001 shares of our common stock at a price of $0.15 per share, which are currently exercisable and rights to acquire 2,000,000 shares of our common stock at a price of $0.075 per share pursuant to a convertible senior secured debenture, which is currently exercisable.

(20)

Consists of 2,804,793 shares of our common stock issuable upon conversion of the Debenture and 3,108,277 shares of our common stock issuable upon exercise of the Warrant. Excludes approximately 3,411,754 shares of our common stock underlying the Debenture because the Debenture may be converted only to the extent that after giving effect to such conversion, the holder or any of its affiliates would not beneficially own in excess of 9.99% of our company’s common stock.

(21)

Includes 877,280 shares of our common stock currently issued and outstanding and rights to acquire 14,621,333 shares of our common stock issuable upon conversion of senior secured convertible debentures.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Other than as set forth below, since February 1, 2012, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any of our directors or officers;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)

Any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of Naked Brand Group Inc. when it was a shell company; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

On June 10, 2014, Carole Hochman, our Chief Executive Officer, Chief Creative Officer and a director of our company, (1) purchased 17 units of our securities at a price of $25,000 per unit and (2) exchanged a 6% senior secured convertible notes in the principal amount of $252,630, being the principal and accrued interest due under such note, for the issuance of 11.2 units of our securities at a price of $25,000 per unit at an exchange rate equal to 90% of the purchase price paid in the Offering. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreement.

On June 10, 2014, David Hochman, a director of our company, (1) purchased 2 units of our securities at a price of $25,000 per unit and (2) exchanged a 6% senior secured convertible notes in the principal amount of $77,219, being the principal and accrued interest due under such note, for the issuance of 5.4 units of our securities at a price of $25,000 per unit at an exchange rate equal to 90% of the purchase price paid in the Offering. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreement.

On June 10, 2014, Andrew Kaplan, a director of our company exchanged a 6% senior secured convertible notes in the principal amount of $101,052, being the principal and accrued interest due under such note, for the issuance of 4.49 units of our securities at a price of $25,000 per unit at an exchange rate equal to 90% of the purchase price paid in the Offering. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreement.

On July 8, 2014, Chris Heyn, a director of our company, purchased 1 unit of our securities at a price of $25,000 per unit. Each unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreement.

On June 6, 2014, our board of directors granted options to purchase 2,880,000 of our common shares to David Hochman, a director of our company pursuant his appointment as a director of our Company, and options to purchase 1,440,000 of our common shares to Andrew Kaplan, a director of our company. The options carry an exercise price of $0.128 per share and shall vest annually over a period of four years from the date of grant, commencing on the first anniversary of the grant date.

On June 6, 2014, in connection with the appointment of Carole Hochman as our Chief Executive Officer and Chief Creative Officer and director, we entered into an employment agreement for a term of three years whereby (a) we shall pay Ms. Hochman a base salary of $400,000 per year, provided Ms. Hochman will forgo the first twelve months of the base salary; (b) Ms. Hochman received a sign-on stock option grant to purchase 57,150,000 shares of our common shares, with each option exercisable at $0.128 per share and vesting in equal monthly instalments over a period of three years from June 10, 2014; (c) Ms. Hochman will be eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by our board of directors; (d) Ms. Hochman will be entitled to participate in our company’s employee benefit plans; and (e) Ms. Hochman will be entitled to an annual expense allowance.

In connection with the appointment of Michael Flanagan as our Chief Financial Officer, we entered into an employment agreement commencing June 6, 2014 for a term of four years whereby (a) we shall pay Mr. Flanagan a base salary of $200,000 per year; (b) Mr. Flanagan received a sign-on stock option grant to purchase 2,800,000 of our common shares, with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant; and (c) Mr. Flanagan will be entitled to participate in our company’s employee benefit plans.

In connection with the appointment of Carlos Serra, we entered into an employment agreement commencing June 6, 2014 for a term of four years whereby (a) we shall pay Mr. Serra a base salary of $175,000 per year; (b) Mr. Serra received a sign-on stock option grant to purchase 3,700,000 of our common shares, with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant; and (c) Mr. Serra will be entitled to participate in our company’s employee benefit plans.

On July 3, 2015, we entered into warrant amendment agreements (“Warrant Amendments”) with Carole Hochman, David Hochman and Nico Pronk (the “Exercising Holders”), each a holder of warrants issued in conjunction with the Offering.

Pursuant to the Warrant Amendments, the Exercising Holders amended such warrants to (i) reduce the exercise price to $0.10 per share of common stock in cash, (ii) shorten the exercise period, (iii) restrict the ability of the holders of shares issuable upon exercise of such warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company through the date that is one hundred and twenty (120) days after the Expiration Date (as defined below) (the “Exercising Holder Lock-Up Period”), and (iv) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Exercising Holder Lock-Up Period.

In connection with the Warrant Amendments, the Exercising Holders exercised certain of their amended warrants, pursuant to which the Company issued an aggregate of 8,210,004 shares of its common stock for aggregate gross proceeds of $821,000.

Director Independence

We currently act with seven directors consisting of Carole Hochman, Joel Primus, Andrew Kaplan, Christopher Heyn, David Hochman, Paul Hayes and Martha Olson. Our common stock is quoted on the OTCQB operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he is also an executive officer or is, or at any time during the past three years, was an employee of the company. Under this rule, Carole Hochman and Joel Primus are not independent because Ms. Hochman is our Chief Executive Officer and Chief Creative Officer and Mr. Primus is our President and former Chief Executive Officer. David Hochman is not independent because he is Ms. Hochman’s son. Under this rule, Andrew Kaplan, Christopher Heyn, Paul Hayes and Martha Olson are independent.

Legal Proceedings

We know of no material, existing or pending legal proceedings to which our company or our subsidiary is a party or of which any of their property is subject. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder holding more than 5% of our shares, is an adverse party or has a material interest adverse to our or our subsidiary’s interest.

Legal Matters

Clark Wilson LLP, of Suite 900 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Experts

The consolidated financial statements as of January 31, 2015 and for the year then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of January 31, 2014 and for the year ended January 31, 2014 included in this amended Prospectus and in the amended Registration Statement have been so included in reliance on the report of BDO CANADA LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering of such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

Financial Statements

INDEX TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Number

Interim Condensed Consolidated Balance Sheets as of April 30, 2015 and January 31, 2015	F-53
Interim Condensed Consolidated Statements of Operations for the three months ended April 30, 2015 and 2014	F-54
Interim Condensed Consolidated Statements of Stockholders’ Equity (Capital Deficit) for the three months ended April 30, 2015 and for the year ended January 31, 2015	F-55
Interim Condensed Consolidated Statements of Cash Flows for the three months ended April 30, 2015 and 2014	F-56
Notes to Interim Condensed Consolidated Financial Statements	F-58

Naked Brand Group Inc.
Consolidated Financial Statements
For the Year ended January 31, 2015

Tel: 212-885-8000	100 Park Avenue
Fax: 212-697-1299	New York, NY 10017
www.bdo.com

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Naked Brand Group Inc.
New York, NY

We have audited the accompanying consolidated balance sheet of Naked Brand Group Inc. as of January 31, 2015 and the related consolidated statements of operations, stockholders’ equity (capital deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Naked Brand Group Inc. at January 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company incurred a net loss of $21,078,265 for the year ended January 31, 2015, had a capital deficit of $2,224,180 at January 31, 2015 and the Company expects to incur further losses in the development of its business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP

New York, NY

April 30, 2015

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Tel: 604 688 5421	BDO Canada LLP
Fax: 604 688 5132	600 Cathedral Place
www.bdo.ca	925 West Georgia Street
Vancouver BC V6C 3L2 Canada

To the Stockholders and Board of Directors
Naked Brand Group Inc.

We have audited the accompanying consolidated balance sheet of Naked Brand Group Inc. as of January 31, 2014 and the related consolidated statements of operations, changes in stockholders’ equity (capital deficit), and cash flows for the year ended January 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Naked Brand Group Inc. at January 31, 2014 and the results of its operations and its cash flows for the year ended January 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the year ended January 31, 2014 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had a working capital deficiency, is in default with respect to certain loan agreements and expects to incur further losses in the development of its business. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO CANADA LLP

Chartered Accountants
Vancouver, Canada

May 14, 2014

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

Naked Brand Group Inc.
Consolidated Balance Sheets
(Expressed in US Dollars)

As at January 31,	2015	2014

ASSETS
Current assets
Cash	$1,943,235	$67,478
Accounts receivable, net	99,145	68,859
Advances receivable, net	-	50,000
Inventory, net	183,226	604,046
Prepaid expenses and deposits	383,651	70,666
Total current assets	2,609,257	861,049

Equipment, net	21,141	6,300
Intangible assets, net	44,156	39,877
Deferred financing fees	43,422	65,539

TOTAL ASSETS	$2,717,976	$972,765

LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$299,887	$639,099
Interest payable	62,650	-
Promissory notes payable	3,450	397,422
Current portion of convertible promissory notes	-	1,022,294
Derivative financial instruments	-	241,618
Total current liabilities	365,987	2,300,433
Deferred compensation	170,369	-
Convertible promissory notes	605,850	1,670
Derivative financial instruments	3,799,950	-

TOTAL LIABILITIES	4,942,156	2,302,103
STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
Common stock
Authorized 450,000,000 common shares (2014: 100,000,000 common shares), par value $0.001 per share Issued and outstanding 40,415,485 common shares (2014: 34,728,139)	40,416	34,728
Common stock to be issued	15,000	7,500
Accumulated paid-in capital	25,044,330	4,874,095
Accumulated deficit	(27,317,681)	(6,239,416)
Accumulated other comprehensive income (loss)	(6,245)	(6,245)

Total stockholders' equity (capital deficit)	(2,224,180)	(1,329,338)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,717,976	$972,765

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statements of Operations
(Expressed in US Dollars)

for the year ended January 31,	2015	2014

Net sales	$557,212	$639,107

Cost of sales	800,695	587,639

Gross profit (loss)	(243,483)	51,468

Operating Expenses
General and administrative expenses	6,690,553	2,830,661
Foreign exchange	26,323	14,426

Total operating expenses	6,716,876	2,845,087

Operating loss	(6,960,359)	(2,793,619)

Other income (expense)
Interest expense	(465,618)	(77,381)
Accretion of debt discounts and finance charges	(2,425,697)	(737,595)
Derivative expense	(12,028,383)	(170,500)
Loss on extinguishment of debt	(810,765)	(468,753)
Debt conversion expense	(309,011)	-
Fair value mark-to-market adjustments	1,921,568	9,358

Total other expense	(14,117,906)	(1,444,871)

Net loss for the year	$(21,078,265)	$(4,238,490)

Net loss per share
Basic	$(0.58)	$(0.14)
Diluted	$(0.58)	$(0.14)

Weighted average shares outstanding
Basic	36,146,353	31,418,517
Diluted	36,146,353	31,418,517

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statement of Changes in Stockholders’ Equity (Capital Deficit)
(Expressed in US Dollars)

						Accumulated	Total
			Accumulated			Other	Stockholders'
	Common Stock		Paid-in	Common stock	Accumulated	Comprehensive	Equity
	Shares	Amount	Capital	to be issued	Deficit	Income (Loss)	(Deficiency)
Balance - February 1, 2013	28,522,000	$28,522	$2,158,151	$3,750	$(2,000,926)	$(6,245)	$183,252
Shares issued pursuant to private placement repricing	214,000	214	239,466	-	-	-	239,680
Shareholder dividend	-	-	(239,680)	-	-	-	(239,680)
Private placements	3,333,000	3,333	679,917	-	-	-	683,250
Offering costs	-	-	(26,610)	-	-	-	(26,610)
Shares issued/to be issued in exchange for services rendered	644,843	645	143,644	3,750	-	-	148,039
Modification of convertible debt terms and warrants	-	-	485,704	-	-	-	485,704
Shares issued in connection with promissory notes	402,000	402	132,118	-	-	-	132,520
Warrants issued in connection with promissory notes	-	-	18,400	-	-	-	18,400
Shares issued under equity line with Lincoln Park	1,519,500	1,520	298,480	-	-	-	300,000
Less: issuance costs	-	-	(58,656)	-	-	-	(58,656)
Derivative liability reclassification	92,796	92	7,221	-	-	-	7,313
Issuance of detachable warrants	-	-	41,225	-	-	-	41,225
Beneficial conversion feature	-	-	17,600	-	-	-	17,600
Agent's warrants - convertible promissory notes	-	-	67,600	-	-	-	67,600
Derivative liability reclassification	-	-	177,900	-	-	-	177,900
Stock based compensation	-	-	731,615	-	-	-	731,615
Net loss for the year	-	-	-	-	(4,238,490)	-	(4,238,490)
Balance, January 31, 2014	34,728,139	$34,728	$4,874,095	$7,500	$(6,239,416)	$(6,245)	$(1,329,338)
Shares issued in connection with promissory notes	40,000	40	2,710	-	-	-	2,750
Modification of convertible debt terms and warrants	-	-	697,400	-	-	-	697,400
Return to treasury pursuant to private placement escrow agreement	(600,000)	(600)	600	-	-	-	-
Shares issued in settlement of debt	2,205,745	2,206	537,103	-	-	-	539,309
Shares issued in exchange for services rendered	225,000	225	32,175	7,500	-	-	39,900

Shares issued as payment in kind for interest owing under convertible debt arrangements	1,949,933	1,950	272,873	-	-	-	274,823
Shares issued pursuant the conversion of debt	1,866,668	1,867	138,133	-	-	-	140,000
Derivative liability reclassifications	-	-	15,171,000	-	-	-	15,171,000
Stock based compensation	-	-	3,318,241	-	-	-	3,318,241
Net loss for the year	-	-	-	-	(21,078,265)	-	(21,078,265)
Balance, January 31, 2015	40,415,485	$40,416	$25,044,330	$15,000	$(27,317,681)	$(6,245)	$(2,224,180)

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

for the years ended January 31,	2015	2014

Cash flows from operating activities
Net loss for the year	$(21,078,265)	$(4,238,490)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	2,109	(3,247)
Provision for obsolete inventory	179,000	-
Depreciation and amortization	29,858	22,748
Other non cash items (Schedule 1)	17,333,256	2,218,214
Unrealized foreign exchange	2,760	(2,984)
Finance fees paid in connection with debt extinguishment	(38,008)	(2,520)
Increase (decrease) in cash resulting from change in:
Accounts receivable	(32,395)	339,101
Advances receivable	50,000	(50,000)
Prepaid expenses and deposits	(312,985)	(23,518)
Inventory	241,820	(367,896)
Accounts payable	(312,499)	356,974
Interest payable	62,650	-
Deferred compensation	170,369	-
Net cash used in operating activities	(3,702,330)	(1,751,618)

Cash flows from investing activities
Acquisition of intangible assets	(27,549)	(5,517)
Purchase of equipment	(21,429)	(6,230)
Net cash used in investing activities	(48,978)	(11,747)

Cash flows from financing activities
Proceeds from share issuances	-	983,250
Share issuance offering costs	-	(85,266)
Proceeds from the issuance of promissory notes	927,168	571,122
Repayments of promissory notes	(413,385)	(199,897)
Proceeds from convertible promissory notes	6,094,100	958,500
Repayments of convertible promissory notes	(364,640)	(381,177)
Debt offering costs	(616,178)	(45,553)
Repayments of related party payables	-	(13,916)
Net cash provided by financing activities	5,627,065	1,787,063

Net increase in cash	1,875,757	23,698
Cash at beginning of the year	67,478	43,780
Cash at end of the year	$1,943,235	$67,478

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

Supplemental Cash Flow Information

for the years ended January 31,	2015	2014

Cash paid during the period for:
Interest	$112,251	$65,148
Taxes	-	-
Non-cash financing activities:
Extinguishment of accounts payable with equity	$11,158	$39,820
Discount on debt financing	-	127,220
Settlement of notes through the issuance of shares	225,308	-
Deferred financing costs	-	88,400

Schedule 1 to the Statements of Cash Flows

Profit and loss items not involving cash consists of:
Shares issued for services	$-	$140,539
Shares to be issued in exchange for services	39,900	7,500
Loss on extinguishment of debt	810,765	468,753
Stock based compensation	3,318,241	731,615
Derivative expense	12,028,383	170,500
Change in fair value of derivative financial instruments	(1,921,568)	(9,358)
Debt issuance costs paid in warrants	1,552,700	-
Debt conversion expense	309,011	-
Amortization of deferred financing fees	674,069	269,472
Interest capitalized to convertible debt	10,372	1,365
Shares issued as penalty under debt agreements	1,250	2,900
Interest paid in kind	274,823	-
Accretion of debt discount	235,310	434,928

	$17,333,256	$2,218,214

The accompanying notes are an integral part of these consolidated financial statements.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

1.	Nature of Business

Naked Brand Group Inc. (the “Company”) is a manufacturer and seller of direct and wholesale men’s undergarments and intimate apparels in the United States and Canada to consumers and retailers through its wholly owned subsidiary, Naked Inc. (“Naked”). Established in 2010, Naked was founded on one basic desire, to create a new standard for how products worn close to the skin fit, feel and function.

The Company currently operates out of New York, New York, United States of America and Abbotsford, British Columbia, Canada. In the future, Naked plans to expand into other women's intimate apparel, sleepwear and loungewear as well as other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more.

2.	Ability to Continue as a Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

As of January 31, 2015, the Company had not yet achieved profitable operations and expects to incur significant further losses in the development of its business, which casts substantial doubt about the Company’s ability to continue as a going concern. To remain a going concern, the Company will be required to obtain the necessary financing to pursue its plan of operation. Management plans to obtain the necessary financing through the issuance of equity and/or debt. Should the Company not be able to obtain this financing, it may need to substantially scale back operations or cease business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Accounting

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Naked. All inter-company transactions and balances have been eliminated.

Reporting Currency and Foreign Currency

The functional currency of the Company is the US dollar. Transaction amounts denominated in foreign currencies are translated into their US dollar equivalents at exchange rates prevailing at the transaction dates. Foreign currency gains and losses on transactions or settlements are recognized in the consolidated statement of operations.

These consolidated financial statements have been presented in US dollars, which is the Company’s reporting currency.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America.

Segment Reporting

The Company used several factors in identifying and analyzing reportable segments, including the basis of organization, such as differences in products and services, and geographical areas. The Company’s chief operating decision makers review financial information presented on a consolidated basis for the purposes of making operating decisions and assessing financing performance. Accordingly, the Company has determined that as of January 31, 2015 and 2014, there is only a single reportable operating segment.

The Company operates in one industry, the manufacture and sale of direct and wholesale undergarments. Revenues from external customers are all derived from customers located within North America as follows:

	2015	2014
United States	$343,769	$394,867
Canada	213,443	244,240
	$557,212	$639,107

At January 31, 2015, the net book value of long-lived assets all located within North America were as follows:

	2015		2014
	Equipment	Intangible assets	Equipment	Intangible assets

United States	$12,688	$14,211	$-	$-
Canada	8,453	29,945	6,300	39,877

	$21,141	$44,156	$6,300	$39,877

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

Sales are recorded when title and risk of loss has passed to the customer, when persuasive evidence of a sales arrangement exists, the selling price is fixed and determinable and collectability is reasonable assured.

Accounts receivable consist of amounts due from customers and are recorded upon the shipment of product to customers. Credit terms are extended to customers in the normal course of business and no collateral is required. The Company estimates an allowance for doubtful accounts based on historical losses, the existing economic conditions and the financial stability of its customers. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined using the weighted average method, which under the circumstances, management believes will provide for the most practical basis for the measurement of periodic income. Management periodically reviews inventory for slow moving or obsolete items and considers realizability based on the Company’s marketing strategies and sales forecasts to determine if an allowance is necessary. If market value is below cost then an allowance is created to adjust the carrying amount of inventory.

Equipment

Equipment is recorded at cost. Equipment is depreciated using the straight-line method over the estimated useful lives.

The estimated useful lives for each asset group are as follows:

Years

Furniture and equipment	4
Computer equipment	2

At the time depreciable property is retired or otherwise disposed of the related cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of operations.

Intangible Assets

Indefinite-life intangible assets, consisting of costs to acquire trademarks with an indefinite life, are recorded at cost, net of impairment charges, if applicable. No amortization has been taken on indefinite life intangible assets. Indefinite-life intangible assets are reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Website Costs

The Company recognizes the costs associated with developing a website in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350–40, Website development costs (“ASC 350-40”).

Internal and external costs incurred during the preliminary project stage are expensed as they are incurred. Internal and external costs incurred to develop internal–use computer software during the application development stage are capitalized. Training costs are not internal–use software development costs and, if incurred during this stage, are expensed as incurred.

These capitalized costs are amortized based on their estimated useful life over two years.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the related carry amounts may not be recoverable. Such a review involves assessing qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that a long-lived asset is impaired.

If the Company assesses that there is a likelihood of impairment, then the Company will perform a quantitative analysis comparing the carrying value of the assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date for the amount by which the carrying amount of the asset exceeds its fair value. Management has determined that no impairment has been identified in the years ended January 31, 2015 or 2014.

Shipping and Handling Costs

Costs associated with the Company’s third-party shipping, warehousing and handling activities are included within operating expenses on the statement of operations.

(i)

Shipping costs associated with marketing related promotions are included as a component of general and administrative expenses as office and miscellaneous expense. These shipping costs were $25,930 for the year ended January 31, 2015 ($41,696 for the year ended January 31, 2014).

(ii)	Shipping costs billed to customers are recorded as revenues and related out-bound shipping costs incurred by the Company are recorded as cost of sales.

(iii)

Warehousing and handling costs, and shipping costs associated with transfers of inventory to and from third party warehouses to the Company’s warehouse are included in general and administrative expense as warehouse management. These warehousing, shipping and handling costs were $91,000 for the year ended January 31, 2015 ($104,580 for the year ended January 31, 2014).

Advertising Expense

The Company expenses advertising costs to operations during the period in which they were incurred. The Company expensed $38,278 and $60,011 related to advertising for the years ended January 31, 2015 and 2014, respectively.

Income Taxes

The current income tax represents the amount of income taxes expected to be paid or the benefit expected to be received for the current year taxable income or loss. Deferred income taxes are recognized for the future tax consequences of temporary differences arising between the carrying value of assets and liabilities for financial statement and tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.

The Company recognizes the impact of a tax position in the consolidated financial statements if the position is more likely than not to be sustained upon examination on the technical merits of the position. The Company’s policy is to recognize interest accrued related to unrecognized tax benefits and penalties as income tax expense. The Company files income tax returns in the U.S. Federal jurisdiction and various state and local jurisdiction. The Company’s returns are no longer subject to U.S Federal tax examination for years before 2011. The Company has no uncertain tax positions as of January 31, 2015 and 2014, respectively; consequently no interest or penalties have been accrued by the Company.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurements and Disclosures. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy contains three levels of inputs that may be used to measure fair value as follows:

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals;

Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, notes payable, related party payables and convertible promissory notes. Other than convertible promissory notes, the fair values of these financial instruments approximate their respective carrying values because of the short maturity of these instruments. The Company determined that the aggregate fair value of promissory notes payable outstanding at January 31, 2015 and 2014, based on Level 2 inputs in the fair value hierarchy, was equal to their aggregate book value based on the short maturities and current borrowing rates available to the Company.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The fair value of the Company’s convertible promissory notes is based on Level 3 inputs in the fair value hierarchy. The Company calculated the fair value of these notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion feature using the following assumptions:

	2015	2014
Risk-free interest rate	0.61%	0.05%
Expected life (years)	2.34	0.36
Expected volatility(1)	147.42%	212.64%
Stock price	$0.12	$0.08
Dividend yields	0.00%	0.00%

(1) Where the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

The Company determined that the fair value of the convertible promissory notes at January 31, 2015 was $15,476,300 (2014: $1,209,300) based on a market interest rate of 18%.

Debt issuance costs

The Company incurs costs in connection with debt issuances, such as commissions and professional fees. Debt issuance costs are initially recorded as deferred financing expense on the consolidated balance sheets, and are amortized to financing expense over the term of the respective borrowings using the effective interest method.

Any costs incurred or paid to the lender in connection with the issuance of debt represent a reduction in the proceeds received by the Company. The resulting discount is amortized as accretion expense over the term of the debt using the effective interest method.

Derivative Financial Instruments

The Company evaluates stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for under the relevant sections of ASC 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity (“ASC 815”). The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Certain of the Company’s embedded conversion features on debt and outstanding warrants are treated as derivative liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to settle these outstanding contracts, or due to other rights connected with these contracts, such as registration rights. In the case of insufficient authorized share capital available to fully settle outstanding contracts, the Company utilizes the latest inception date sequencing method to reclassify outstanding contracts as derivative instruments. These contracts are recognized currently in earnings until such time as the warrants are exercised, expire, the related rights have been waived and/or the authorized share capital has been amended to accommodate settlement of these contracts. These instruments do not trade in an active securities market.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company estimates the fair value of these instruments using the binomial option pricing model. This model uses Level 3 inputs in the fair value hierarchy established by ASC 820 Fair Value Measurement.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Actual results could materially differ from those estimates. The most significant estimates made by the Company are those relating to uncollectible receivables, inventory valuation and obsolescence, product returns, and derivative valuations.

Loss per share

Earnings or loss per share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income (loss) by the weighted-average of all potentially dilutive shares of common stock that were outstanding during the periods presented.

The treasury stock method is used in calculating diluted EPS for potentially dilutive stock options and share purchase warrants, which assumes that any proceeds received from the exercise of in-the-money stock options and share purchase warrants, would be used to purchase common shares at the average market price for the period.

EPS for convertible debt is calculated under the “if-converted” method. Under the if converted method, EPS is calculated as the more dilutive of EPS (i) including all interest (both cash interest and non-cash discount amortization) and excluding all shares underlying the Notes or; (ii) excluding all interest and costs directly related to the convertible debt (both cash interest and non-cash discount amortization) and including all shares underlying the convertible debt. For the years ended January 31, 2015 and 2014, diluted EPS was calculated by including interest expense related to the convertible debt and excluding the shares underlying the convertible debt.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Net loss per share was determined as follows:

	2015	2014
Numerator
Net loss	$(21,078,265)	$(4,238,490)
Less: Shareholder dividend – Note 12(i)	-	(239,680)
	$(21,078,265)	$(4,478,170)
Denominator
Weighted average common shares outstanding	36,146,353	31,418,517

Basic and diluted net loss per share	$(0.58)	$(0.14)

Anti-dilutive securities not included in diluted loss per share relating to:
Warrants and options outstanding	136,935,946	6,775,446
Convertible debt	97,997,760	9,651,379
	235,868,706	16,426,825

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation – Stock Compensation, requires that compensation expense for employee stock-based compensation be recognized over the requisite service period based on the fair value of the award, at the date of grant.

The Company accounts for the granting of equity based awards to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all equity based awards is expensed over their vesting period with a corresponding increase to additional paid in capital. Compensation costs for stock-based payments to employees with graded vesting are recognized on a straight-line basis. The amount of cumulated compensation expense recognized at any date must at least equal the portion of the grant date value of the award that is vested at that date.

Based on guidance in ASC 505-50, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award. Compensation costs for stock-based payments with graded vesting are recognized on a straight-line basis. The cost of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date are measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”), which are adopted by the Company as of the specified date. Unless otherwise discussed, management believes the impact of recently issued standards, which are not yet effective, will not have a material impact on our consolidated financial statements upon adoption.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

On May 28, 2014, the FASB and the International Accounting Standards Board (IASB) issued a converged standard on revenue recognition from contracts with customers, ASU 2014-09 (Topic 606 and IFRS 15). This standard will supersede nearly all existing revenue recognition guidance. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (“ASU 2014-12”). ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 will explicitly require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

4.	Inventory

Inventory of the Company consisted of the following:

	2015	2014

Finished goods	$362,226	$528,461
Raw materials		75,585
	362,226	604,046
Less: allowance for obsolete inventory	(179,000)	-

Total inventory	$183,226	$604,046

Balances at January 31, 2015 and 2014 are recorded at historical cost, less amounts for potential declines in value. At January 31, 2015, management has recorded an allowance for obsolescence of $179,000 (2014: $Nil) to reduce inventory to its estimated net realizable value.

5.	Equipment

Equipment of the Company consisted of the following at January 31, 2015 and January 31, 2014:

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

	2015	2014
Furniture & equipment	$11,630	$6,630
Computer equipment	20,963	4,534
	32,593	11,164
Less: Accumulated depreciation	(11,452)	(4,864)
	$21,141	$6,300

Depreciation expense for the year ended January 31, 2015 was $6,588 (2014: $1,694).

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

6.	Intangible Assets

Intangible assets of the Company consisted of the following at January 31, 2015 and 2014:

			Useful life
	2015	2014	(Years)

Trade Names/Trademarks	$39,781	$24,874	Indefinite
Website	49,512	44,512	2

	89,293	69,386
Less: accumulated amortization	(45,137)	(29,509)

	$44,156	$39,877

Amortization expense for the year ended January 31, 2015 was $23,270 (2014: $21,054).

7.	Related Party Transactions and Balances

Related Party Balances

At January 31, 2015, included in advances receivable is an amount of $Nil (2014: $50,000) paid to a director of the Company as an advance for expenses to be incurred on behalf of the Company in the January, 2015 fiscal year.

At January 31, 2015, included in accounts payable and accrued liabilities is $17,060 (2014: $24,682) owing to directors and officers of the Company for reimbursable expenses and accrued management bonuses. These amounts are unsecured, non-interest bearing with no specific terms of repayment.

At January 31, 2015, an amount of $978,779 (2014: $Nil) in principal amounts of convertible notes payable and $8,247 in accrued interest payable, was owing to directors and officers of the Company. Included in convertible notes payable at January 31, 2015 is an amount of $791 (2014: $Nil) in respect of these amounts owing, after applicable unamortized debt discounts.

Related party transactions

During the year ended January 31, 2015, included in general and administrative expenses is $58,400 (2014: $112,700) in respect of directors fees and investor relations fees, $3,147,400 (2014: $267,918) in respect of share based compensation expense for the vesting of stock options granted to directors and officers of the Company, and $132,500 (2014: $Nil) in respect of marketing fees paid to a firm of which a direct family member of a director and officer of the Company is a principal.

Pursuant to a board agreement dated September 24, 2013, the Company agreed to issue 75,000 shares of common stock every three months over the term of the one year contract in connection with the appointment of a director of the Company, for an aggregate of 300,000 common shares over the term. During the year ended January 31, 2015, the Company recorded directors fees of $24,900 (2014: $25,500) in respect of common shares earned under this agreement. The fair values per share were determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Effective June 10, 2014, the Company entered into an employment agreement with the Chief Executive Officer and Director (the “CEO”) of the Company for a term of three years whereby (a) the CEO shall be entitled to a base salary of $400,000 per year, provided the CEO will forgo the first twelve months of the base salary and only receive minimum wage during that period; (b) the CEO received a sign-on stock option grant to purchase 57,150,000 shares of common stock of the Company, equal to 20% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis, (the “CEO Options”), with each option exercisable at $0.128 per share and vesting in equal monthly instalments over a period of three years from the date of grant; and (c) the CEO will be eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by the Company’s board of directors. In connection with this employment agreement, the Company has agreed to issue 100,000 common shares to a consultant of the Company. An amount of $15,000 is included in common stock to be issued at January 31, 2015. The fair value of $0.15 per share was determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued. At January 31, 2015, an amount of $170,369 (2014: $Nil) in deferred compensation related to the amortization of total base salary compensation due under this employment agreement, which is being amortized on a straight line basis over the term of the employment agreement. During the year ended January 31, 2015, the CEO received minimum wages compensation of $10,400 (2014: $Nil) under the terms of this employment agreement.

Effective June 9, 2014, the Company entered into an employment agreement with the Chief Financial Officer (the “CFO”) of the Company for a term of four years whereby (a) the CFO shall be entitled to a base salary of $200,000 per year; and (b) the CFO received a sign-on stock option grant to purchase 2,800,000 shares of common stock of the Company (the “CFO Options”), with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant.

On June 6, 2014, the Company’s board of directors granted options to purchase an aggregate of 4,320,000 of our common shares to two directors of the Company (the “Director Options”). The options are exercisable at $0.128 per share and are vesting annually over a period of four years from the date of grant, commencing on the first anniversary of the grant date.

Effective June 23, 2014, the Company entered into an employment agreement with an officer (the “Officer”) of the Company for a term of four years whereby (a) the Officer shall be entitled to a base salary of $175,000 per year; and (b) the Officer received a sign-on stock option grant to purchase 3,700,000 shares of common stock of the Company (the “Officer Options”), with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

8.	Promissory Notes Payable

	January 31, 2015	January 31, 2014

Promissory note bearing interest at 10% per annum payable at maturity, unsecured, matured on February 1, 2014(ii)	$-	75,000

Promissory note in the principal amount of $309,062, non- interest bearing, unsecured, repayable in five equal semi- monthly instalments of $41,667 plus one final balloon payment of $63,229 at its maturity on July 13, 2014. The one-time interest charge of 15%, or $37,500 is convertible at maturity, at the option of the holder, into shares of common stock of the Company at a price of $0.10 per share (iii)	-	309,062

Promissory note in the principal amount of CDN$28,750, non- interest bearing, repayable in equal instalments of CDN$3,125 over the remaining term of the note, unsecured. The note may be repaid at any time before maturity without notice, bonus or penalty. The final CDN$3,750, representing a 15% original issue discount (“OID”) is repayable upon the company reporting net income from operations in a single month (iv)	3,450	14,668

Promissory note in the principal amount of CDN$57,500, non- interest bearing, repayable in equal instalments of CDN$9,583 over the remaining term of the note, unsecured. The note may be repaid at any time before maturity without notice, bonus or penalty (v)	-	43,250
Less: debt discounts	-	(44,558)
	3,450	397,422
Less: current portion	(3,450)	(397,422)
	$-	$-

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(i)

On April 7, 2014, the Company entered into a Securities Purchase Agreement with certain purchasers pursuant to which the Company agreed to issue 6% Senior Secured Convertible Promissory Notes (the “SPA Notes”) in the aggregate principal amount of $1,083,797. As consideration, the Company (i) received cash proceeds equal to $878,704 (the “Cash Proceeds”); (ii) exchanged a promissory note with an outstanding amount of $76,388 (Note 9(i)), being the principal and accrued interest due under a convertible promissory note dated December 24, 2013 for the issuance of a SPA Note in the same amount; and (iii) exchanged a promissory note with an outstanding amount of $128,705 (Note 9(iii)), being the remaining principal amount due under a convertible promissory note dated October 2, 2013 for the issuance of a SPA Note in the same amount.

Repayment of the SPA Notes was collateralized against all the tangible and intangible assets of the Company. The principal amount of $1,083,797 were to mature on April 7, 2015 (the “Maturity Date”) and was bearing interest at the rate of 6% per annum, payable on the Maturity Date. On June 10, 2014, these notes, along with accrued interest of $10,362 were exchanged for securities in a subsequent offering (Note 9(i)), at an exchange rate equal to 90% of the price paid by investors in that offering. The Company recorded debt conversion expense of $121,573, related to this purchase price discount upon these Notes being converted for units in the subsequent offering.

The Company incurred $89,849 in issuance costs in respect of the SPA Notes.

During the year ended January 31, 2015, the Company recorded $10,372 (2014: $Nil) in respect of interest on this note and $89,849 (2014: $Nil) in respect of the accretion of deferred financing fees.

(ii)

During the year ended January 31, 2014, the Company received $75,000 in respect of a promissory note in the principal amount of $75,000. The promissory note matured on February 1, 2014 and was bearing interest at a rate of 10% per annum payable at maturity.

During the year ended January 31, 2015, the Company issued 796,850 common shares of the Company in full and final settlement of this note, along with accrued interest of $4,685. This resulted in a loss on extinguishment of debt of $119,528. The fair value of $0.25 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

During the year ended January 31, 2015, the Company recorded $935 (2014: $3,750) in respect of interest on this note, up to the date of settlement of this note.

(iii)

During the year ended January 31, 2014, the Company issued a promissory note in the principal amount of $309,062, which was comprised of: (i) $250,000 consideration received; (ii) a one-time interest charge of $37,500, being 15% of the proceeds received (the “OID”); and (iii) an amount of $21,562, being the remaining principal balance due under a separate note agreement with the same lender.

The promissory note was repayable in five monthly instalments of $41,667 over the term of the note plus one final balloon payment of $63,229 at its maturity on July 13, 2014. The Company repaid this promissory note during the year ended January 31, 2015.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The issuance of this promissory note as consideration of the remaining balance due and payable under the previous Note was recorded at the redemption amount pursuant to the applicable guidance under ASC 470-20.

During the year ended January 31, 2015, the Company recorded accretion expense of $33,972 (2014: $3,528) in respect of the accretion of the discount on this note.

(iv)

On November 7, 2013, the Company issued a promissory note in the principal amount of CDN$28,750. The Company received $24,467 (CDN$25,000) in respect of this note, after an original issue discount (“OID”) of 15%, or $3,670 (CDN$3,750). The principal amount, net of the OID, matured and was repaid during the year ended January 31, 2015. The OID is repayable upon the Company recognizing net income from operations in any given month during the term of the note.

As additional consideration for entering into the loan, the Company issued 22,000 common shares of the Company to the lender. The fair value at issuance of these shares of $5,720, determined with reference to the quoted market price of these shares at the date of issuance, together with the OID of $3,670 resulted in a debt discount at issuance of $9,390, which was amortized using the effective interest method over the term of the note.

During the year ended January 31, 2015, the Company recorded accretion expense of $3,280 (2014: $6,110) in respect of the accretion of the discount on this note.

(v)

On December 20, 2013, the Company issued a promissory note in the principal amount of CDN$57,500. The Company received $47,660 (CDN$50,000) in respect of this note, after an original issue discount (“OID”) of 15%, or $7,149 (CDN$7,500). The note matured and was repaid during the year ended January 31, 2015.

As additional consideration for entering into the loan, the Company issued 25,000 common shares of the Company to the lender. The fair value at issuance of these shares of $3,000, determined with reference to the quoted market price of these shares at the date of issuance, together with the OID of $7,149 resulted in a debt discount at issuance of $10,149, which was amortized using the effective interest method over the term of the note.

During the year ended January 31, 2015, the Company recorded accretion expense $7,985 (2014: $2,164) in respect of the accretion of the discount on this note.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(vi)

On February 12, 2014, the Company issued a promissory note in the principal amount of CDN$61,295. The Company received $48,463 (CDN$53,300) in respect of this note, after an original issue discount (“OID”) of 15%, or $7,270 (CDN$7,995). The note matured and was repaid during the year ended January 31, 2015.

As additional consideration for entering into the loan, the Company issued 25,000 common shares of the Company to the lender. The fair value at issuance of these shares of $1,500, determined with reference to the quoted market price of these shares at the date of issuance, together with the OID of $7,270 resulted in a debt discount at issuance of $8,770, which was amortized using the effective interest method over the term of the note.

During the year ended January 31, 2015, the Company recorded accretion expense of $8,770 (2014: $Nil) in respect of the accretion of the discount on this note and financing fees of $935 (2014: $Nil) in respect of a finder’s fee paid in connection with the issuance of this note.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

9.	Convertible Promissory Notes Payable

	January 31, 2015	January 31, 2014

Senior Secured Convertible Debentures, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to First and Second Kalamalka Amendment Agreement, due June 10, 2017 (i).	$7,169,832	$-

Revolving Credit Facility, bearing interest at 12% per annum, due August 16, 2014 (ii)	-	500,000

Revolving Credit Facility, bearing interest at 12% per annum, due January 31, 2014 (ii)	-	275,000

First and Second Kalamalka Amendment Agreement, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to Senior Secured Convertible Debentures due June 10, 2017 (Note 9 (i)) (ii)	600,000	-

Convertible promissory note payable, non-interest Bearing, due February 9, 2014 (iii)	-	128,704

Convertible promissory note payable, non-interest bearing, due November 13, 2014 (iv)	-	124,444

Convertible promissory notes, bearing interest at 8% per annum, due September 23, 2014 (v)	-	91,688

Convertible promissory notes, bearing interest at 8% per annum, due September 17, 2014 (vi)	-	84,085
Less: debt discounts	(7,163,982)	(179,957)
	605,850	1,023,964
Less: current portion	-	(1,022,294)
	$605,850	$1,670

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(i)	Senior Secured Convertible Debentures

On June 10, 2014 and July 8, 2014, the Company entered into Subscription Agreements (collectively, the “Subscription Agreements”) with several investors (collectively, the “Purchasers”) in connection with a private placement offering (the “Offering”) for aggregate gross proceeds of $7,309,832 through the sale of 292 units (the “Units”) at a price of $25,000 per Unit. Each Unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 (each, a “Debenture”) and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreements (the “Warrants”).

In connection with the close of the Offering, the Company issued Debentures in the aggregate principal amount of $7,309,832. As consideration, the Company (i) received gross cash proceeds equal to $6,094,100, before deducting agent fees and other transaction-related expenses; and (ii) exchanged 6% senior secured convertible notes in the aggregate amount of $1,094,159 (Note 8(i)), being the principal and accrued interest due under such notes, for the issuance of Debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to 90% of the purchase price paid in the Offering.

The aggregate principal amount matures on June 10, 2017 and bears interest at the rate of 6% per annum, payable quarterly, in cash or in kind, at the option of the Company provided certain equity conditions of the Debentures have been met, valued at the then conversion price of the Debentures. At January 31, 2015, such equity conditions had not been met and, consequently, payment of interest owing in shares of common stock (“in kind”) is not permitted under the terms of the Debentures, unless such condition is formally waived by each holder. During the year ended January 31, 2015 and in connection with the first interest payment dates, the Company received waivers from holders of $4,874,832 in outstanding principal amounts of the Debentures. Such holders received payment of interest in kind, resulting in the issuance of 1,949,933 shares of our common stock as payment for $146,245 in interest due. The fair value of the shares issued of $274,823 was determined with reference to the quoted market price of the shares on the date they were issued as payment in kind.

The Debentures, along with any accrued and unpaid interest thereon, may be converted at any time, at the option of the holder, into common shares of the Company at a conversion price of $0.075 per share, subject to adjustment under the terms of the Debentures.

Repayment of the Debentures are collateralized against all the assets of the Company and its subsidiary, pursuant to a security agreement between the Company and an agent for the Purchasers.

The Company issued an aggregate of 48,732,310 Warrants to the Purchasers to purchase, for a period of five years from the date of issuance, up to 48,732,310 shares of common stock at an initial exercise price of $0.15 per share, subject to adjustment. The Company has the right to call the Warrants if the volume weighted average closing price of its common shares exceeds $0.40 per share for more than 20 consecutive trading days at any time after June 10, 2016. In that event, the Warrants will expire 30 days following the date the Company delivers notice in writing to the Warrant holders announcing the call of the Warrants.

At the date of issuance of the Debentures and Warrants, the Company was authorized to issue 100,000,000 shares of common stock, which was insufficient to settle the conversion of the Debentures and exercise of the Warrants. Consequently, under the guidance of ASC 815, management recorded a derivative financial instrument in the Company’s consolidated financial statements (Note 10).

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

In connection with the Subscription Agreements, the Company also entered into a Registration Rights Agreement with each Purchaser (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register for resale the shares that have been or may be issued to the Purchasers upon conversion of the Debentures and upon exercise of the Warrants (the “Registration Statement”). The terms of the Registration Rights Agreement also trigger the requirement to account for the related embedded conversion option and investor warrants that have not been included in an effective registration statement as derivative financial instruments pursuant to the guidance of ASC 815.

The Company also agreed to grant piggyback registration rights whereby the Company is required to include the shares of common stock issuable pursuant to exercise of the Agent Warrants in the Registration Statement.

The Company allocated the proceeds from the issuance of the Debentures first to the derivative financial instruments, at their fair values, with the remainder being allocated to the Debentures. The fair value of the derivative financial instruments of $19,338,215 at issuance resulted in a debt discount at issuance of $7,309,832, the entire aggregate principal balance of the Debentures. The remaining derivative financial instruments value over the proceeds of the debt at issuance of $12,028,383 was immediately expensed on the consolidated statement of operations as derivative expense, during the year ended January 31, 2015. This discount was being amortized using the effective interest method over the term of the Debentures.

During the year ended January 31, 2015, the Company recorded accretion expense of $5,895 (2014: $Nil) in accretion of this discount.

In connection with the Offering, the Company incurred finance fees of $2,021,213 as follows:

(i)	The Company paid a cash commission of $468,513, or 8% of the gross proceeds raised from certain of the Purchasers;

(ii)

The Company issued 11,063,696 warrants to acquire common shares equal to 8% of the aggregate number of shares issuable upon conversion of the Debentures and exercise of the Warrants with respect to certain of the Purchasers (the “Agent Warrants”), on the same terms as the Warrants, except that the Agent Warrants are (i) exercisable at 100% of the conversion or exercise price of the Debentures and Warrants issued to the Purchasers in the Offering and (ii) contain a cashless exercise provision.

The fair value of the finder’s warrants of $1,552,700 was determined using an option pricing model under the following assumptions:

	June 10, 2014	July 8, 2014
Risk-free interest rate	1.71%	1.70%
Expected life (years)	5.00	5.00
Expected volatility(1)	147.39%	147.39%
Stock price at issuance	$0.15	$0.1624
Dividend yields	0.00%	0.00%

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The finance fees were allocated to the Debentures and related derivative financial instruments in the same proportion as the allocation of proceeds to each instrument at the issuance date and, consequently, since the derivative financial instruments were allocated 100% of the proceeds, these finance charges were allocated to the derivative financial instrument at issuance and, as a result of these instruments being carried at fair value, were recorded as an immediate finance expense on the consolidated statement of operations during the year ended January 31, 2015.

On September 8, 2014, the Company filed an initial prospectus on Form S-1 with the Securities and Exchange Commission (SEC) to register the sale of up to 41,569,071 shares issuable upon exercise of certain of the warrants issued in connection with the Offering, including 2,400,000 warrants issued under the Kalamalka Notes (Note 8(ii)) which contained piggyback registration rights, and 39,169,071 of the Warrants. On October 8, 2014, the SEC declared the registration statement effective.

During the year ended January 31, 2015, the Company issued an aggregate of 1,866,668 shares of common stock pursuant to the conversion of $140,000 in principal amounts owing under the Debentures.

(ii)	Senior Secured Convertible Note Agreements with Kalamalka Partners

August, 2012 Credit Facility

On August 10, 2012, the Company and its wholly owned subsidiary, Naked, entered into the Agency Agreement with Kalamalka and certain lenders (the “Lenders”) as set out in the Agency Agreement whereby the Company agreed to borrow up to $800,000 from the Lenders under a revolving loan arrangement by the issuance of convertible promissory notes from time to time as such funds are required by the Company.

During the year ended January 31, 2013, the Company issued convertible promissory notes in the aggregate principal amount of $500,000 (the “First KPL Notes”) and an aggregate of 100,000 share purchase warrants to the Lenders (the “Lender Warrants”) exercisable into one common share of the Company as follows: 25,000 Lender Warrants exercisable at $0.25 until August 10, 2015, 25,000 Lender Warrants exercisable at $0.50 until August 10, 2015 and 50,000 Lender Warrants exercisable at $0.25 until August 10, 2014.

The First KPL Notes were initially bearing interest at 12% per annum, calculated and payable monthly. The principal amount outstanding under any First KPL Note and all accrued and unpaid interest therein, were initially convertible into common shares of the Company at $0.75 per share at any time at the option of the Lender. These terms were later amended, as set forth below.

The First KPL Notes were collateralized by a first priority general security agreement over the present and future assets of the Company.

Pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options, the Company allocated the proceeds from the issuance of the Closing Notes between the Closing Notes and the detachable Lender warrants using the relative fair value method. The fair value of the Lender Warrants of $22,100 at issuance resulted in a debt discount at issuance of $20,940, which were being amortized using the effective interest method over the term of the Notes. During the year ended January 31, 2015, the Company recorded accretion expense of $5,587 (2014: $10,462) in respect of the accretion of this discount and $10,192 (2014: $59,618), in interest in respect of these Notes.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

Funds advanced under the loan were restricted for inventory and accounts receivable whereby we could fund up to 90% of the Company’s accounts receivable and inventory (the “Borrowing Margin Requirements”). “Inventory” included raw materials in transit and in our possession, materials in the course of production, work in progress and unsold finished goods, all valued at cost. Receivables were marginable until 60 days from the invoice date, after which time such receivables had no value for margining purposes, except that up to $10,000 of receivables were marginable if such receivables were more than 60 days old but less than 90 days old.

First Amendments

During the year ended January 31, 2013, the Company’s borrowing under the First KPL Notes exceeded the Borrowing Margin Requirements and these First KPL Notes entered into default. As a result, on July 22, 2013, the Company entered into an Amendment Agreement with Kalamalka and the Lenders. Pursuant to the Amendment Agreement, the Company amended the Notes to reduce the conversion price from $0.75 to $0.50 per share and amended the terms of the Lender Warrants, Bridge Loan Warrants and Agent’s Warrants such that the expiry of all of the warrants was extended by three years. In addition, the Amendment Agreement reduced the total commitment of the revolving loan facility from $800,000 to the $500,000 already advanced.

The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $485,704 as the premium of the aggregate fair value of the amended notes of $778,553 over their carrying values of $488,849 immediately prior to the amendments, plus the fair value of the modification of the Lender Warrants, Bridge Loan Warrants and Agent’s Warrants. The Company calculated the fair value of the amended convertible promissory notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.10%
Expected life (years)	1.07
Expected volatility(1)	151.47%
Stock price	$0.52
Dividend yields	0.00%

The fair value of the modification of the Lender Warrants, Bridge Loan Warrants and Agent’s Warrants of $196,000 was determined as the difference between the fair value of these warrants immediately prior to the amendments and the fair value of these warrants immediately after the amendment. The fair values were determined using the Black Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	1.03%
Expected life (years)	4.25
Expected volatility(1)	249.92%
Stock price at date of issuance	$0.52
Dividend yields	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The loss was recorded on the consolidated statement of operations during the year ended January 31, 2014, with a corresponding credit to additional paid in capital. In connection with the reduction in borrowing capacity, the Company wrote off $56,555 of unamortized deferred finance charges in proportion to the decrease in the borrowing capacity, and incurred $2,520 in deferred financing fees in connection with the amendments. This cost was recognized as finance charges on the consolidated statement of operations during the year ended January 31, 2014. On April 4, 2014, $400,000 of the $500,000 principal balance was further amended and included in the First Kalamalka Amended Agreement below.

Second Amendments

On April 4, 2014, the Company entered into another Amendment Agreement (the “First Kalamalka Amendment Agreement”) with Kalamalka and certain of the Lenders as set out in the Amendment Agreement (collectively, the “First Tranche Lenders”) amending the Agency and Interlender Agreement dated August 10, 2012 (the “First Agency Agreement”). In connection with the First Agency Agreement, the Company amended several of the Notes in the aggregate principal amount of $400,000 (the “First Tranche Kalamalka Notes”) as follows; (i) the Company extended the due date of the First Tranche Kalamalka Notes to October 1, 2016; (ii) the Company reduced the interest rate accruing under the First Tranche Kalamalka Notes to 6% per annum, calculated and payable quarterly, in cash or in kind; (iv) the Company removed the Borrowing Margin Requirements; (iii) the Company amended the First Tranche Kalamalka Notes to reduce the conversion price from $0.50 per share to $0.25 per share; and (v) 500,000 share purchase warrants exercisable at a strike price of $0.50 until August 10, 2017 held by Kalamalka and 100,000 share purchase warrants at a strike price of $0.50 until August 10, 2018 (the “Existing Warrants”) were exchanged for 600,000 New Warrants, as defined and described below (the “Exchanged Warrants”).

As consideration for facilitating such amendments, the Company granted 1,200,000 share purchase warrants to the First Tranche Lenders and Kalamalka (the “New Warrants”).

Each New Warrant is exercisable into one common share at a price of $0.15 per share for a period of five years from the closing date of the Subsequent Financing (Note 8(i)). The Company has the right to call the New Warrants if the volume weighted average closing price of the Company’s shares exceeds $0.40 per share for more than 20 consecutive trading days at any time after twenty four months following the closing date. In that event, the New Warrants will expire 30 days following the date the Company delivers notice in writing to the warrant holders announcing the call of the New Warrants. In addition, the New Warrants contained piggyback registration rights on any subsequent registration statement filed with the SEC. The New Warrants were included in the registration statement declared effective by the SEC on October 8, 2014 (Note 9(i)).

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the amendments. The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $480,900 as the premium of the aggregate fair value of the amended notes and New Warrants and Exchanged Warrants of $857,300 over their carrying values of $376,400 immediately prior to the amendments. The Company calculated the fair value of the amended Notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.66%
Expected life (years)	2.50
Expected volatility(1)	141.72%
Stock price	$0.23
Dividend yields	0.00%

The fair value of the New Warrants of $256,400 was determined using the Black Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.71%
Expected life (years)	5.00
Expected volatility(1)	149.76%
Stock price at date of issuance	$0.23
Dividend yields	0.00%

The fair value of the Exchanged Warrants of $23,300 was determined as the difference between the fair value of these warrants exchanged and the fair value of the New Warrants received. The fair values were determined using the Black Scholes option pricing model with the following weighted average assumptions:

	Existing	Exchanged
	Warrants	Warrants
Risk-free interest rate	0.96%	1.71%
Expected life (years)	3.52	5.00
Expected volatility(1)	146.70%	149.76%
Stock price at date of issuance	$0.23	$0.23
Dividend yields	0.00%	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The loss was recorded on the consolidated statement of operations during the year ended January 31, 2015, with a corresponding credit to additional paid in capital. In connection with the First Kalamalka Amendment Agreement and the Second Kalamalka Amendment Agreement (as defined and described below), the Company incurred $36,993 in financing fees. These cost have been recorded as a deferred financing charge and are being amortized using the effective interest method over the term of the amended Notes. During the year ended January 31, 2015, the Company recorded financing expense of $23,043 (2014: $Nil) in respect of the amortization of these charges.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

On May 12, 2014, the remaining Note in the aggregate principal amount of $100,000 plus $1,868 in accrued interest therein was settled by the issuance of 1,018,685 common shares of the Company at a conversion price of $0.10 per share. The Company recorded debt conversion expense of $187,438, related to the fair value of the additional units issued as a result of converting at the lower conversion price than the contractual conversion rate. The fair value of the shares issued was determined with reference to their quoted market price on the date of issuance.

November, 2013 Credit Facility

On November 14, 2013, the Company entered into an Agency and Interlender Agreement dated November 14, 2013 (the “Agency Agreement”) with Kalamalka, and certain lenders as set out in the Agency Agreement (the “Lenders”), whereby the Company agreed to borrow up to $300,000 from the Lenders from time to time (the “Loan”). In connection with the closing of the Agency Agreement, the Company issued: (i) two convertible promissory notes (collectively, the “Second KPL Notes”) in the aggregate principal amount of $100,000 and (ii) an aggregate of 125,000 share purchase warrants (each, a “Lender Warrant”) to the Lenders. On November 26, 2013, the Company issued (i) additional Second KPL Notes in the principal amounts totaling $100,000 and (ii) 125,000 additional Lender Warrants and on December 24, 2013 the Company issued (i) an additional Second KPL Note in the principal amount of $75,000 and (ii) 115,000 additional Lender Warrants.

Each Lender Warrant is exercisable into one Share at a price of $0.10 per Share for a period of two years from the date of issuance.

Each Second KPL Note was due on January 31, 2014 (the “Due Date”) and was bearing interest at the rate of 12% per annum, calculated daily and payable on the Due Date. The principal amount outstanding under any Note, and all accrued but unpaid interest thereon, were convertible into shares of common stock of the Company at a price of $0.25 per share at any time at the option of the respective Lender. Repayment of the Notes was secured by general security agreements dated November 14, 2013, as amended and restated, made by each of the Company and its wholly owned subsidiary in favor of Kalamalka, as agent for the Lenders.

As consideration for facilitating the Loans, the Company issued an aggregate of 362,500 warrants (the “Kalamalka Warrants”) to Kalamalka, each Kalamalka Warrant exercisable into Shares at a price of $0.10 per Share for two years from the date of issuance.

Pursuant to the guidance of ASC 470-20 Debt with Conversion and Other Options, the Company allocated the proceeds from the issuance of the Second KPL Notes between the Second KPL Notes and the detachable Lender warrants using the relative fair value method.

The Company recorded a beneficial conversion feature in the amount of $17,600 in respect of first tranche of $100,000 issued in connection with the closing of the Agency Agreement. The beneficial conversion feature was calculated based on a comparison of the proceeds of the Notes allocated to the Second KPL Notes and the fair value of the common stock at the commitment date of the Notes.

The fair value of the Lender Warrants of $58,600 at issuance resulted in a debt discount of $41,225, and along with a beneficial conversion feature of $17,600, resulted in a total debt discount at issuance of $58,825, which was amortized using the effective interest method over the term of the Second KPL Notes to January 31, 2014. During the year ended January 31, 2015, the Company recorded accretion expense of $Nil (2014: $58,825) in respect of the accretion of this discount and $5,605 (2014: $5,531), in interest in respect of these Second KPL Notes.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The fair value of the Agent’s Warrants of $67,600 was recorded as a deferred financing charge and was amortized to income over the term of the Second KPL Notes to January 31, 2014 using the effective interest method. During the year ended January 31, 2015, the Company recorded $2,968, respectively (2014: $67,600) in financing charges in respect of the amortization of these fees and other legal fees incurred in connection with the issuance of these Second KPL Notes.

The fair value of the Agents Warrants and the Lender Warrants at issuance was determined using the Black Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	0.63%
Expected life (years)	3.00
Expected volatility(1)	144.71%
Stock price at date of issuance	$0.20
Dividend yields	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

On January 31, 2014, the Company did not repay the Notes at maturity. On April 4, 2014, the Company entered into an Amendment Agreement (the “Second Kalamalka Amendment Agreement”) with Kalamalka and certain lenders as set out in the Agreement (collectively, the “Second Tranche Lenders”) amending the Agency and Interlender Agreement dated November 14, 2013 (the “Second Agency Agreement”). In connection with the Second Agency Agreement, the Company amended certain convertible term promissory notes in the aggregate principal amount of $200,000 (the “Second Tranche Notes”) as follows; (i) the Company extended the due date of the Second Tranche Notes to October 1, 2016; (ii) the Company reduced the interest rate accruing under the Second Tranche Notes to 6% per annum, calculated and payable quarterly, in cash or in kind; and (iii) the Company removed the Borrowing Margin Requirements.

As consideration for facilitating such amendments, the Company granted 600,000 New Warrants to the Second Tranche Lenders and to Kalamalka.

Repayment of the First Tranche Notes and the Second Tranche Notes is collateralized by a general security agreement dated November 14, 2013, as amended on April 4, 2014 (the “Kalamalka Security Agreement”), made by the Company in favour of Kalamalka, as agent for the First Tranche Lenders and Second Tranche Lenders, which Kalamalka Security Agreement ranks pari passu with the Security Agreements entered into with the Lenders in respect of the Offering (Note 9(i)).

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the amendments. The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $216,500 as the premium of the aggregate fair value of the amended Second KPL Notes and New Warrants of $416,500 over their carrying values of $200,000 immediately prior to the amendments. The Company calculated the fair value of the amended Second KPL Notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.66%
Expected life (years)	2.50
Expected volatility(1)	141.72%
Stock price	$0.23
Dividend yields	0.00%

The fair value of the New Warrants of $127,700 was determined using the Black Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.71%
Expected life (years)	5.00
Expected volatility(1)	149.76%
Stock price at date of issuance	$0.23
Dividend yields	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The loss was recorded on the consolidated statement of operations during the year ended January 31, 2015, with a corresponding credit to additional paid in capital.

In addition, during the year ended January 31, 2015, the Company exchanged a Second KPL Note with an outstanding amount of $76,388, including accrued interest of $1,388, for the issuance of a SPA Note in the same amount (Note 8(i)). The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the exchange of debt instruments. Under the guidance of ASC 470-50, the exchange was considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting. The Company calculated the fair value of the amended Second KPL Note by discounting future cash flows using a discount rate representative of current borrowing rates for debt instruments and valuing the discount included in the amended Second KPL Note with respect to its conversion into a Subsequent Financing (Note 8(i)). There was a trivial gain on settlement which was not recorded in these consolidated financial statements.

(iii)

On October 4, 2013, the Company issued an Original Issue Discount (OID) convertible promissory note in the amount of $343,212. The purchase price for this note was $300,000. The note was to mature on February 9, 2014, and was repayable in eight equal instalments of $42,902 over the term of the note (each a “Regular Repayment”).

As additional consideration for entering into the note, the Company issued 200,000 common shares to the lender (the “Fee Shares”). The fair value at issuance of the Fee Shares of $48,000, determined with reference to the quoted market price of these shares at the date of issuance, was recorded as a debt discount at issuance, which was being amortized using the effective interest method over the term of the note.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

In addition, the lender was entitled to 5,000 common shares in the event the Company did not make a Regular Repayment when due and payable under the terms of the note. During the year ended January 31, 2015, the Company requested an extension on the sixth, seventh and eighth Regular Repayments and, consequently the Company issued 15,000 common shares to the lender. The fair value of these shares of $1,250, which was determined with reference to the quoted market price of the Company’s stock on the commitment date, was recorded as a charge to general and administrative expense in the consolidated statement of operations for the year ended January 31, 2015.

During the year ended January 31, 2015, the Company recorded accretion expense of $7,754 (2014: $83,458) in respect of the accretion of this discount on this note.

In connection with the issuance of this note, the Company incurred deferred finance fees of $53,054 as follows:

(a) The Company paid $2,500 and issued 10,000 common shares as a structuring fee, and paid $12,125 in legal fees and expenses incurred by the lender. The fair value of the common shares issued of $2,400, was determined with reference to the quoted market price of these shares on the commitment date of the convertible promissory note.

(b) In addition, the Company paid a finder’s fee of $11,429 and 120,000 share purchase warrants. The share purchase warrants are exercisable into common shares of the Company at $0.2799 per share for a period of two years from the date of issuance. The fair value of the finder’s warrants of $18,400 was determined using an option pricing model under the following assumptions:

Risk-free interest rate	0.33%
Expected life (years)	2.00
Expected volatility(1)	211.16%
Stock price at issuance	$0.24
Dividend yields	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The deferred finance fees were recorded as a deferred finance charge and were amortized to income over the term of the note using the effective interest method. During the year ended January 31, 2015, the Company recorded financing expense of $3,607 (2014: $48,916) in respect of the amortization of these charges.

On April 7, 2014, the Company entered into a debt settlement agreement with this lender pursuant to which the Company agreed to exchange the remaining outstanding amount of $128,705 for the issuance of a new SPA note (Note 8(i)). The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the exchange of debt instruments. Under the guidance of ASC 470-50, the exchange was considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting. The Company calculated the fair value of the amended Note by discounting future cash flows using a discount rate representative of current borrowing rates for debt instruments and valuing the discount included in the amended note with respect to its conversion into a Subsequent Financing (Note 8(i)). There was a trivial gain on settlement which was not recorded in these consolidated financial statements.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(iv)

On November 13, 2013, the Company issued a promissory note in the principal amount of up to $500,000 plus accrued and unpaid interest and any other fees. On November 13, 2013, the Company received $100,000, after an OID of 10%, with the remaining balance of the note payable by the lender in such amounts and at such dates as the lender may choose in its sole discretion.

The maturity date for the note was November 13, 2015. The principal sum, plus any accrued but unpaid interest thereon, of the note may be converted, at any time by lender, into shares of common stock of the Company at a price which is the lesser of $0.265 or 60% of the lowest trade price in the 25 trading days prior to the conversion (the “Conversion Price”).

The Company was permitted to repay the promissory note at any time on or before 90 days from November 13, 2013 with 0% interest. If the Company did not repay the promissory note within the 90 days then a one-time interest charge of 12% will be applied to the principal sum. The Company did not repay the note on or before 90 days from November 13, 2013 and consequently, a one-time interest charge of 12%, of $13,333, was applied to the principal balance outstanding. This one-time interest charge of $13,333 was accrued in the financial statements for the year ended January 31, 2014.

In connection with the issuance of this promissory note, the Company had agreed that the terms of the promissory note will be amended if any securities are issued, while the promissory note is outstanding, at terms more favorable to the terms contained in the promissory note, such that the more favorable terms would become part of the transaction documents of the Lender. This ratchet provision and conversion feature violated the fixed for fixed criteria resulting in the recording of a derivative financial instrument in the Company’s consolidated financial statements (Note 10).

The Company allocated the proceeds from the issuance of the promissory note first to the derivative financial instrument, at its fair value, with the remainder being allocated to the promissory note. The fair value of the derivative financial instrument of $155,500 at issuance resulted in a debt discount at issuance of $111,111, the entire principal balance of the promissory note. The remaining derivative financial instrument value over the proceeds of the debt at issuance of $55,500 was immediately expensed on the consolidated statement of operations as derivative expense, during the year ended January 31, 2014. This discount was being amortized using the effective interest method over the term of the promissory note.

During the year ended January 31, 2015, the Company recorded accretion expense of $2,065 (2014: $670) in accretion of this discount.

On June 5, 2014, the Company entered into a Note Termination Agreement pursuant to which the Company agreed to settle the full amount outstanding under the Note in exchange for (i) a one-time cash payment of $175,000 and (ii) 330,000 common shares of the Company. This resulted in a loss on extinguishment of debt of $38,405, being the fair value of aggregate consideration given of $217,240 less the book value of this Note of $3,735 (after a debt discount of $120,709) and a related embedded conversion feature being accounted for as a derivative liability of $175,100. The fair value of $0.128 per share related to the share consideration was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(v)

On December 23, 2013, the Company entered into two securities purchase agreements (the “Securities Purchase Agreements”) dated December 23, 2013 with two lenders, whereby the Company could issue six convertible notes, each in the aggregate principal amount of $25,000 (each, a “Note”). The first two of the Notes were paid for by the lenders in cash (the “Cash Notes”) and the third, fourth, fifth and sixth of the Notes (the “Back End Notes”) were initially paid for by the issuance of four offsetting $25,000 secured notes receivable issued to the Company by the lenders (each, a “Offsetting Note”), provided that prior to conversion of the four Back End Notes as described below, the lenders must have paid off the applicable Offsetting Note in cash.

The Cash Notes matured on September 23, 2014 and were accruing interest at the rate of 8% per annum. The principal sum and any accrued and unpaid interest of the Notes were convertible, at the option of the holder, at any time after 180 days after issuance, and after full cash payment for the shares convertible thereunder, at a price per share equal to 55% of the average of the two lowest closing bid prices as reported on the OTCQB for the ten prior trading days.

The Notes could be redeemed at any time on or before 180 days after issuance, subject to redemption premiums of 20-40%, after which time the notes could not be redeemed.

The Cash Notes were recorded as stock settled debt in accordance with ASC 480 whereby a put premium of $20,455 was recorded on each Cash Note and was being amortized using the effective interest method over the term of the respective Cash Note.

The Back End Notes were presented net of their respecting Offsetting Note as these Notes had no substance until the applicable Offsetting Note has been paid for in cash by the Lender.

During the year ended January 31, 2015, the Company recorded accretion expense of $16,280 (2014: $4,456) in accretion of these discounts.

In connection with the issuance of the Cash Notes, the Company incurred deferred finance fees of $8,000. The deferred finance fees were recorded as a deferred finance charge and were being amortized to income over the term of the Cash Notes using the effective interest method. During the year ended January 31, 2015, the Company recorded financing expense of $6,944 (2014: $1,056) in respect of the amortization of these charges.

During the year ended January 31, 2015, the Company repaid the Cash Notes for cash payments totaling $69,464. The repayment of these Cash Notes resulted in a total gain on extinguishment of debt of $5,000, being the carrying value of the Cash Notes less the total cash consideration paid upon redemption.

In accordance with the terms of the Securities Purchase Agreement, all Back End Notes and Offsetting Notes were cancelled upon repayment of the Cash Notes.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(vi)

The Company entered into a securities purchase agreement dated December 30, 2013 (the “SPA”) with a lender, whereby the Company issued a convertible note in the aggregate principal amount of $83,500 (the “Note”).

The Note matured on September 17, 2014 and was accruing interest at a rate of 8% per annum. The principal sum and any accrued and unpaid interest of the Note was convertible, at the option of the holder, at any time after 180 days after issuance, at a price for each share equal to 61% of the average of the three lowest closing bid prices as reported on the OTCQB for the ten prior trading days.

The Note could be redeemed at any time on or before 180 after issuance, subject to redemption premiums of 15-40%, after which time the notes could not be redeemed.

In connection with the issuance of this Note, the Company had agreed that the terms of the Note would be amended if any securities are issued, while the Note is outstanding, at terms more favorable to the terms contained in the Note, such that the more favorable terms would become part of the transaction documents of the Lender. This ratchet provision and conversion feature violated the fixed for fixed criteria resulting in the recording of a derivative financial instrument in the Company’s consolidated financial statements (Note 10).

The Company allocated the proceeds from the issuance of the Note first to the derivative financial instrument, at its fair value, with the remainder being allocated to the Note. The fair value of the derivative financial instrument of $8,376 at issuance resulted in a debt discount, which was being amortized using the effective interest method over the term of the Note.

During the year ended January 31, 2015, the Company recorded accretion expense of $3,826 (2014: $989) in accretion of this discount.

In connection with the issuance of the Note, the Company incurred deferred finance fees of $11,500. The deferred finance fees were recorded as a deferred finance charge and were being amortized to income over the term of the Note using the effective interest method. During the year ended January 31, 2015, the Company recorded financing expense of $10,180 (2014: $1,320) in respect of the amortization of these charges.

During the year ended January 31, 2015, the Company repaid the Note. The repayment of these Cash Notes resulted in a gain on extinguishment of debt of $27,958, being the cash consideration paid upon redemption less the carrying value of the Note and the related embedded conversion feature of $64,900, which was being accounted for as a derivative financial instrument.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

10.	Derivative financial instruments

The following table presents the components of the Company’s derivative financial instruments associated with convertible promissory notes (Notes 9 (i), (iv) and (vi)), which have no observable market data and are derived using an option pricing model measured at fair value on a recurring basis, using Level 3 inputs to the fair value hierarchy, at January 31, 2015 and 2014:

	2015	2014
Embedded conversion features	$1,769,100	$241,618
Warrants	2,030,850	-

Derivative financial instruments	$3,799,950	$241,618
Less: Current Portion	-	(241,618)
	$3,799,950	-

These derivative financial instruments arise as a result of applying ASC 815 Derivative and Hedging (“ASC 815”), which requires the Company to make a determination whether an equity-linked financial instrument, or embedded feature, is indexed to the entity’s own stock. This guidance applies to any freestanding financial instrument or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own stock.

From time to time, the Company has issued notes with embedded conversion features which contain price-protection features that result in these instruments being treated as derivatives. In addition, during the year ended January 31, 2015, the Company issued notes with embedded conversion features and warrants to purchase common stock and the Company did not, at the date of issuance of these instruments, have a sufficient number of authorized and available shares of common stock to settle the outstanding contracts (Note 9(i)). Further, these embedded conversion features and warrants issued during the year ended January 31, 2015 were subject to a registration rights agreement which, pursuant to the terms of this agreement, triggered the requirement to account for these instruments as derivative financial instruments until such time as the shares become eligible for sale without volume limitations or other restrictions. As a result, the Company is required to account for these instruments as derivative financial instruments until such time as the shares were no longer subject to the constraints of the registration rights agreement.

During the year ended January 31, 2015, the Company received stockholder approval through written shareholder consent to increase the authorized shares of common stock in the Company from 100,000,000 to 450,000,000, which amount is now sufficient to fully settle all the outstanding contracts. In addition, during the year ended January 31, 2015, the registration statement covering the resale of certain of the warrants covered under the registration rights agreement that were required to be accounted for as derivative liabilities, was filed with and was declared effective by the Securities and Exchange Commission. Additionally, certain registration exemptions were triggered to permit the resale of certain of the shares underlying embedded conversion features. Consequently, certain of these warrants and certain embedded conversion features were no longer required to be accounted for as liabilities. Pursuant to the guidance of ASC 815, the Company reclassified the fair value of these instruments on the date of modification into equity, with the change in fair value up to the date of modification being recorded on the consolidated statements of operations as other income.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

As a result of the application of ASC 815, the Company has recorded these derivative financial instruments for the year ended January 31, 2015 and for the year ended January 31, 2014 at their fair value as follows:

	2015	2014
Derivative financial instruments, beginning of the period	$241,618	$-
Fair value of warrants and embedded conversion features at
commitment dates	20,890,900	428,876
Fair value mark to market adjustments	(1,921,568)	(9,358)
Extinguishment of derivative liability upon extinguishment of host contract	(240,000)	(177,900)
Reclassification of derivative liability upon change in triggering events	(15,171,000)	-

Derivative financial instruments, end of the period	$3,799,950	$241,618

On the commitment date of the related convertible promissory notes, the Company recorded a debt discount to the extent of the gross proceeds of the promissory note, and immediately expensed any remaining derivative value as a derivative expense. During the year ended January 31, 2015, the Company recorded $12,028,383 (2014: $170,500) in derivative expense.

During the year ended January 31, 2015, the Company recorded other income (expenses) of $1,921,568 (2014: $9,358) related to the change in fair value of the warrants and embedded conversion features, which is presented in the change in fair value of derivative financial instruments in the accompanying consolidated statements of operations.

The embedded conversion features and warrants accounted for as derivative financial instruments have no observable market and the Company estimated their fair values at January 31, 2015 and 2014 using the binomial option pricing model based on the following weighted average management assumptions:

	Reclassification	January 31,	January 31,
	Date	2015	2014
Risk-free interest rate	1.06%	0.92%	0.34%
Expected life (years)	3.22	3.42	1.78
Expected volatility(1)	134.33%	136.25%	132.09%
Stock price	$0.15	$0.12	$0.08
Dividend yields	0.00%	0.00%	0.00%

(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

During the years ended January 31, 2015 and 2014, the Company repaid certain promissory notes which contained derivative financial instruments and the corresponding derivative financial instrument were extinguished upon extinguishment of the related host contract.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

11.	Securities Purchase Agreement

On September 10, 2013, the Company entered into an $8,300,000 securities purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC, (“Lincoln Park”) an Illinois limited liability company (the “Financing”) pursuant to which the Company may sell and issue to Lincoln Park, and Lincoln Park is obligated to purchase, up to $8,300,000 in value of its shares of common stock from time to time over a 24 month period. In connection with the Financing, the Company also entered into a registration rights agreement with Lincoln Park whereby the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the shares of the Company’s common stock that may be issued to Lincoln Park under the Purchase Agreement.

The Company will determine, at its own discretion, the timing and amount of its sales of common stock, subject to certain conditions and limitations. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of the Company’s shares of common stock immediately preceding the time of sale without any fixed discount, provided that in no event will such shares be sold to Lincoln Park when the closing sale price is less than $0.35 per share. There are no upper limits on the per share price that Lincoln Park may pay to purchase such common stock. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or similar transaction occurring during the business days used to compute such price.

Pursuant to the Purchase Agreement, Lincoln Park initially purchased 600,000 shares of the Company’s common stock for $300,000. In consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 919,500 shares of common stock as a commitment fee and shall issue up to 330,000 shares pro rata, when and if, Lincoln Park purchases at the Company’s discretion the remaining $8,000,000 aggregate commitment. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

On December 12, 2013, this registration statement was declared effective by the SEC.

The Company incurred $58,656 in direct expenses in connection with the Purchase Agreement and registration statement. These were recorded as share issuance costs as a charge against additional paid in capital during the year ended January 31, 2014. The shares of common stock issued as a commitment fee are being recorded as a share issuance cost at par value with a corresponding charge against additional paid in capital in the period they are issued. During the year ended January 31, 2015, the Company did not issue any securities under this Purchase Agreement.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

12.	Stockholders’ Equity

Authorized

On June 6, 2014, the Company’s board of directors approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 450,000,000. The shareholders of the Company ratified and approved this amendment through a majority vote of written consent of the Company’s stockholders on August 21, 2014.

Year ended January 31, 2015

i)	On May 12, 2014, the Company issued an aggregate of 1,815,535 common shares in settlement of loans outstanding of $180,703, including aggregate accrued interest of $5,703.

ii)	On June 17, 2014, the Company issued 330,000 common shares as partial consideration related to the settlement of a loan outstanding of $124,444.

iii)

On June 17, 2014, the Company issued 60,210 common shares as payment to a vendor for fees rendered, pursuant to a debt settlement agreement dated May 16, 2014 whereby the Company agreed to settle $4,605 (CDN$5,000) in amounts owing to the vendor. This resulted in a loss on extinguishment of debt of $3,945. The fair value of $0.142 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

iv)

On September 25, 2014, the Company issued 225,000 common shares to a director of the Company as consideration under a board agreement dated September 24, 2013 (the “Board Agreement”). These shares were recorded at their fair values on the date they were committed to be issued pursuant to the Board Agreement. The fair values per share were determined with reference to the quoted market price of the Company’s stock on the respective commitment dates.

Year ended January 31, 2014

i)

On February 21, 2013, the Company reduced the price of 200,000 units and 14,000 common shares issued during the year ended January 31, 2013 from $0.50 to $0.25 per unit and share, respectively. Consequently, the Company issued 200,000 units and 14,000 common shares for no additional consideration. Each unit consisted of one common share of the Company and one share purchase warrant. Each warrant is exercisable into one share of common stock at an exercise price of $0.75 per share for a period of two years from the date of the initial offering. The Company determined that the aggregate fair value on the grant date of these units and shares was $239,680 and recorded the entire amount as a shareholder dividend in the financial statements during the year ended January 31, 2014. The fair value of $1.12 per share was determined by reference to the quoted market price of the Company’s stock on the date of issuance.

ii)

On April 19, 2013, the Company issued 1,993,000 shares of common stock at a price of $0.25 per share and 100,000 units of the Company at $0.25 per unit for gross proceeds of $523,250. Each unit consisted of one common share of the Company and one share purchase warrant. Each warrant is exercisable into one share of common stock at an exercise price of $0.25 per share for a period of two years. In connection with the foregoing private placement, the Company issued 104,440 warrants to four finders. Each warrant is exercisable into one share of common stock of the Company at an exercise price of $0.75 per share for a period of two years. The Company paid finder’s fees of $26,610 in connection with this private placement.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

iii)	On May 6, 2013, the Company issued 1,000,000 shares of common stock at a price of $0.25 per share for gross proceeds of $250,000 to be received in four tranches as follows:

(i)	$50,000 payable on closing of the Financing (the “Closing”)(received);

(ii)	$50,000 payable on or before the date which is five months from the Closing (the “First Tranche”)(received);

(iii)	$50,000 payable on or before the date which is ten months from the Closing (the “Second Tranche”); and

(iv)	the remaining $100,000 payable on or before the date which is one year from the Closing (the “Final Tranche”)

In connection with the 800,000 common shares issuable in connection with the First Tranche, the Second Tranche and the Final Tranche, the Company entered into an escrow agreement pursuant to which these shares were placed in escrow to be released when the Company received full payment for such shares.

The Company paid a finders’ fee of 20,000 warrants in connection with this private placement. These warrants are exercisable at $0.25 per share for a period of two years.

On April 7, 2014, the Company did not receive payment for the Second Tranche and the remaining 600,000 common shares held in escrow were returned to the Company’s treasury for cancellation.

iv)

On June 3, 2013, the Company issued 75,000 common shares in exchange for services rendered pursuant to a consulting agreement dated April 11, 2013. The shares were recorded at a fair value of $89,250. The fair value of $1.19 per share was determined with reference to the quoted market price of the company’s common stock on the commitment date.

v)

On October 7, 2013, the Company issued 240,000 units at a price of $0.25 per share for gross proceeds of $60,000. Each unit consisted of one common share of the Company and one share purchase warrant. Each warrant is exercisable into one share of common stock at an exercise price of $0.25 per share for a period of eighteen months.

vi)

On November 21, 2013, the Company issued 4,304 common shares pursuant to a debt settlement agreement dated July 8, 2013, as payment to a vendor of $4,820 owing. This resulted in a gain on extinguishment of debt of $3,701. The fair value of $0.26 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

vii)

On November 21, 2013, the Company issued 25,000 common shares as additional consideration to a lender under a promissory note agreement in the principal amount of $23,992 (CDN$25,000). This loan was issued and repaid during the year ended January 31, 2014. The fair value at issuance of these shares of $6,500, determined with reference to the quoted market price of these shares at the date of issuance. In connection with the issuance of this loan, the Company incurred aggregate financing fees of $10,099, which included the fair value of the shares issued.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

viii)

On January 13, 2014, the Company issued 15,000 common shares in exchange for services rendered pursuant to an investor relations agreement dated December 6, 2012. The Company determined that the fair value on the grant date of these shares was $3,750 and recorded the entire amount as compensation expense in the financial statements for the year ended January 31, 2013. The fair value of $0.25 per share was determined by reference to the price at which common shares were being sold in private placement offerings at or around the transaction date.

ix)

On January 13, 2014, the Company issued 29,843 common shares pursuant to a consulting agreement dated February 15, 2013 (the “Consulting Agreement”), whereby the Company agreed to issue shares in exchange for services to be rendered during the term of the Consulting Agreement, to September 30, 2013. The consultant was entitled to receive a monthly fee of $4,500 payable in shares, based on the average closing price of the Company’s shares for the first month of trading commencing on the date of the Consulting Agreement. As a result, the Company issued 3,979 shares per month for the term of the agreement. During the year ended January 31, 2014, the Company recorded $2,089 (2013: $nil) in fees paid in shares pursuant to this Consulting Agreement.

x)

On January 13, 2014, the Company issued 25,000 common shares as payment to a vendor of $15,000 owing for consulting fees rendered, pursuant to a debt settlement agreement dated July 18, 2013. This resulted in a gain on extinguishment of debt of $13,250. The fair value of $0.07 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

xi)

On January 13, 2014, the Company issued 63,492 common shares as payment to a vendor for consulting fees rendered, pursuant to a debt settlement agreement dated September 18, 2013 whereby the Company has agreed to settle an aggregate of $40,000 in amounts owing to the vendor, along with cash payments totaling $20,000. The Company recorded a reduction in amounts owing to the vendor of $4,444 in connection with the issuance of the shares. The fair value of $0.07 per share was determined with reference to the quoted market price of the Company’s stock on the date of issuance.

xii)

On January 13, 2014, the Company issued 75,000 common shares pursuant to a board agreement dated September 24, 2013, whereby the Company has agreed to issue 75,000 shares of common stock every three months over the term of the one year contract in connection with the appointment of a director of the Company, for an aggregate of 300,000 common shares over the term. During the year ended January 31, 2014, the Company recorded directors fees of $18,000 (2013: $Nil) in respect of the first 75,000 common shares that have been earned under this agreement. The fair value of $0.24 per share was determined with reference to the quoted market price of the shares on the date of issuance.

xiii)

On January 31, 2014, the Company issued 450,000 common shares in exchange for the cancellation of an aggregate of 450,000 stock options pursuant to an Amendment Agreement dated January 6, 2014 with a director of the Company, whereby the Company agreed to amend the terms of the directors’ compensation in connection with a board agreement dated July 19, 2013. During the year ended January 31, 2014, the Company recorded directors fees of $31,200 (2013: $Nil) in respect of the issuance of these shares. The fair value of the grant was determined as the difference between the quoted market price of the shares on the date of issuance of $45,000, less the fair value of the stock options cancelled of $13,800, as exchange for their issuance. The fair value of the stock options cancelled was determined based on the Black Scholes option pricing model using the following weighted average assumptions: Estimated volatility 138.17%, stock price $0.10, risk-free interest rate 0.40%, expected term 1.53 years, estimated dividends 0%.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

2014 Stock Option Plan

On June 6, 2014, the Company’s board of directors approved a 2014 Long-Term Incentive Plan (the “2014 Plan”), which provides for the grant of stock options, restricted shares, restricted share units and performance stock and units to directors, officers, employees and consultants of the Company. Stockholder approval of the plan was obtained on August 21, 2014.

The maximum number of our common shares reserved for issue under the plan is 110,000,000 shares subject to adjustment in the event of a change of the Company’s capitalization (as described in the 2014 Plan). As a result of the adoption of the 2014 Plan, no further option awards will be granted under any previously existing stock option plan. Stock option awards previously granted under previously existing stock option plans remain outstanding in accordance with their terms.

The 2014 Plan is administered by the board of directors, except that it may, in its discretion, delegate such responsibility to a committee of such board. The exercise price will be determined by the board of directors at the time of grant. Stock options may be granted under the 2014 Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by the board, subject to earlier termination in accordance with the terms of the 2014 Plan. At January 31, 2015, 41,030,000 options remain available for issuance under the 2014 Plan.

Stock Based Compensation

A summary of the status of the Company’s outstanding stock options for the periods ended January 31, 2015 and 2014 is presented below:

		Weighted	Weighted Average
	Number	Average	Grant Date
	of Options	Exercise Price	Fair Value
Outstanding at February 1, 2013	1,885,000	$0.25
Granted	1,570,000	$0.50	$0.44
Cancelled	(450,000)	$0.50
Outstanding at January 31, 2014	3,005,000	$0.34
Expired	(285,000)	$0.25
Granted	69,075,000	$0.13	$0.21

Outstanding at January 31, 2015	71,795,000	$0.14	$0.21

Exercisable at January 31, 2015	13,862,500	$0.17

Exercisable at January 31, 2014	2,246,184	$0.38

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

At January 31, 2015, the following stock options were outstanding, entitling the holder thereof to purchase common shares of the Company as follows:

	Exercise	Expiry	Number
Number	Price	Date	Vested
20,000*	$0.25	February 1, 2015	20,000
90,000*	$0.25	February 14, 2015	90,000
15,000	$0.25	July 25, 2015	15,000
250,000	$0.75	October 1, 2015	250,000
15,000	$0.25	December 19, 2015	15,000
150,000	$0.35	January 6, 2016	150,000
150,000	$0.55	January 6, 2016	150,000
200,000	$0.75	January 6, 2016	200,000
55,000	$0.25	April 1, 2016	55,000
600,000	$0.25	October 9, 2017	600,000
50,000	$0.25	February 1, 2018	50,000
150,000	$0.25	May 1, 2018	75,000
80,000	$0.25	April 1, 2019	80,000
1,000,000	$0.25	July 30, 2022	1,000,000
67,970,000	$0.128	June 6, 2024	11,112,500
1,000,000	$0.15	June 10, 2024	-

71,795,000			13,862,500

*Subsequent to January 31, 2015 these options expired unexercised.

The aggregate intrinsic value of stock options outstanding is calculated as the difference between the exercise price of the underlying awards and the fair value of the Company’s common stock. At January 31, 2015, the aggregate intrinsic value of stock options outstanding is $Nil and exercisable is $Nil (January 31, 2014: $Nil and $Nil, respectively).

During the year ended January 31, 2015, the Company recognized a total fair value of $3,318,241 (2014: $ $715,915) of stock based compensation expense relating to the issuance of stock options in exchange for services. An amount of $11,614,380 in stock based compensation expense is expected to be recognized over the remaining vesting term of these options to June 10, 2018.

The fair value of each option award was estimated on the date of the grant using the Black-Scholes option pricing model based on the following weighted average assumptions:

	2015	2014
Expected term of stock option (years) (1)	6.54	1.48
Expected volatility (2)	110.84%	184.40%
Stock price at date of issuance	$0.13	$0.71
Risk-free interest rate	2.07%	0.18%
Dividend yields	0.00%	0.00%

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

(1) As the Company has insufficient historical data on which to estimate the expected term of the options, the Company has elected to apply the short-cut method to determine the expected term under the guidance of Staff Accounting Bulletin No. 110 (“SAB 110”).

(2) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

Share Purchase Warrants

At January 31, 2015, the Company had 65,140,946 share purchase warrants outstanding as follows:

	Exercise	Expiry
Number	Price	Date
240,000	$0.25	April 7, 2015
120,000	$0.25	April 19, 2015
104,440	$0.75	April 19, 2015
120,000	$0.28	October 4, 2015
498,000	$0.25	August 10, 2017
250,000	$0.10	November 14, 2016
250,000	$0.10	November 26, 2016
227,500	$0.10	December 24, 2016
150,000	$0.25	August 10, 2018
2,400,000	$0.15	April 4, 2019
44,164,332	$0.15	June 10, 2019
6,202,098	$0.075	June 10, 2019
8,255,867	$0.15	July 8, 2019
1,173,709	$0.075	July 8, 2019
985,000	$0.20	October 23, 2019

65,140,946

During the year ended January 31, 2015, 24,000 share purchase warrants exercisable at $0.25 per share and 214,506 share purchase warrants exercisable at $0.75 per share expired unexercised.

A summary of the Company’s share purchase warrants outstanding is presented below:

	Number of	Weighted Average
	Warrants	Exercise Price
Outstanding at January 31, 2013	2,162,506	$0.47
Issued	1,609,940	$0.31
Outstanding at January 31, 2014	3,770,446	$0.40
Cancelled	(600,000)	$0.50
Issued	63,181,006	$0.14
Expired	(1,210,506)	$0.64

Outstanding at January 31, 2015	65,140,946	$0.14

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

13.	Income Taxes

The reconciliation of income tax provision computed at statutory rates to reported income tax provision is as follows:

January 31,	2015	2014
	34%	34%
Loss for the year	$(21,078,265)	$(4,238,490)

Expected income tax recovery	(7,167,000)	(1,441,100)
Non-deductible other expenses	483,000	259,100
Non-deductible financing fees	541,500	80,000
Non-deductible derivative expense	4,090,000	58,000
Non-deductible derivative mark-to-market adjustments	(653,000)	(3,000)
Effect of foreign exchange and other adjustments	(1,000)	(19,700)
Change in valuation allowance	2,706,000	1,066,700

Total income tax expense	$-	$-

Significant components of the Company’s net deferred tax assets at January 31, 2015 and 2014:

January 31,	2015	2014

Temporary differences relating to:
Net operating loss carry forwards	$3,627,000	$1,049,300
Equipment and intangible assets	12,800	(7,600)
Stock based compensation	1,451,600	318,300
	5,091,400	1,360,500
Valuation allowance	(5,091,400)	(1,360,500)

Net deferred taxes	$-	$-

Deferred tax assets and liabilities are determined based on temporary basis differences between assets and liabilities reported for financial reporting and tax reporting. The ultimate realization of the net deferred tax asset is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income, recent financial performance and tax planning strategies in making this assessment. The Company is required to record a valuation allowance to reduce its net deferred tax asset to the amount that is more likely than not to be realized. Accounting guidance allows the Company to look to future earnings to support the realizability of the net deferred assets. Since the Company has had cumulative net operating losses since inception, the ability to use forecasted future earnings is diminished. As a result, the Company concluded a full valuation allowance against the net deferred tax asset was appropriate. At January 31, 2015 and 2014 the total change in valuation allowance for items affecting the current year was $2,706,000 and $1,066,700, respectively.

Naked Brand Group Inc.
Notes to Consolidated Financial Statements
(Expressed in US Dollars)

At January 31, 2015, the Company had accumulated net operating losses in Canada totaling approximately $1,800,000 (2014: $1,666,000), which may be available to reduce taxable income in Canada in future taxation years. At January 31, 2015, the Company had accumulated net operating losses in USA totaling approximately $10,666,000 (2014: $1,419,000), which may be available to reduce taxable income in the United States in future taxation years. Unless previously utilized, these net operating losses will begin to expire in 2025.

The Company files income tax returns in the United States and Canada. All of the Company’s tax returns are subject to tax examinations until the respective statute of limitations expires. The Company currently has no tax years under examination. The Company’s tax filings for the years 2012 to 2014 remain open to examination.

Based on management’s assessment of ASC Topic 740 Income Taxes, the Company does not have an accrual for uncertain tax positions as of January 31, 2015 and 2014. The Company does not anticipate significant changes to its unrecognized tax benefits within the next twelve months.

14.	Customer Concentrations

The Company has concentrations in the volumes of business transacted with particular customers. The loss of these customers could have a material adverse effect on the Company’s business.

For the year ended January 31, 2015, the Company had concentrations of sales with a customer equal to 28% of the Company’s net sales (2014: 37%). As at January 31, 2015 the accounts receivable balance for this customer was $2,755 (2014: $15,462).

For the year ended January 31, 2014, the Company had concentrations of sales with another customer equal to 12% of the Company’s net sales. At January 31, 2014 the accounts receivable balance for this customer was $3,821.

15.	Commitments

Pursuant to a service agreement dated May 15, 2014, the Company has agreed to pay a retainer fee of $14,500 per month to a consultant of the Company, in exchange for marketing, sales and design services to be rendered over the term of the agreement to May 15, 2015. The consultant is a firm of which a direct family member of a director and officer of the Company is a principal.

16.	Subsequent Events

Subsequent to January 31, 2015;

a)	The Company issued stock options to purchase an aggregate of 3,150,000 shares of common stock at an exercise price of $0.12 as to 1,500,000 shares and $0.112 as to 1,650,000 shares.

Naked Brand Group Inc..
Interim Condensed Consolidated Financial Statements
For the Quarterly Periods Ended April 30, 2015 and 2014

Naked Brand Group Inc.
Interim Condensed Consolidated Balance Sheets
(Expressed in US Dollars)

	April 30,	January 31,
	2015	2015
	(Unaudited)
ASSETS
Current assets
Cash	$396,758	$1,943,235
Accounts receivable,net	171,678	99,145
Inventory, net	440,444	183,226
Prepaid expenses and deposits	608,232	383,651
Total current assets	1,617,112	2,609,257

Equipment, net	19,361	21,141
Intangible assets, net	57,324	44,156
Deferred financing fees	36,367	43,422

TOTAL ASSETS	$1,730,164	$2,717,976

LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$275,111	$299,887
Interest payable	166,388	62,650
Promissory notes payable	3,450	3,450
Total current liabilities	444,949	365,987
Deferred compensation	237,035	170,369
Convertible promissory notes	611,770	605,850
Derivative financial instruments	-	3,799,950

TOTAL LIABILITIES	1,293,754	4,942,156

STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
Common stock
Authorized 450,000,000 common shares, par value $0.001 per share Issued and outstanding 42,510,061 common shares (January 31, 2015:40,415,485)	42,510	40,416
Common stock to be issued	15,000	15,000
Accumulated paid-in capital	29,512,862	25,044,330
Accumulated deficit	(29,127,717)	(27,317,681)
Accumulated other comprehensive income (loss)	(6,245)	(6,245)

Total stockholders' equity (capital deficit)	436,410	(2,224,180)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,730,164	$2,717,976

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Interim Condensed Consolidated Statements of Operations
(Expressed in US Dollars)
(Unaudited)

for the three months ended April 30,	2015	2014

Net sales	$259,366	$119,814

Cost of sales	191,216	74,105

Gross profit	68,150	45,709

Operating Expenses
General and administrative expenses	2,315,933	425,645
Foreign exchange	(3,783)	4,022

Total operating expenses	2,312,150	429,667

Operating loss	(2,244,000)	(383,958)

Other income (expense)
Interest expense	(114,705)	(24,429)
Accretion of debt discounts and finance charges	(160,231)	(101,091)
Loss on extinguishment of debt	-	(697,400)
Fair value mark-to-market adjustments	708,900	(26,982)

Total other income (expense)	433,964	(849,902)

Net loss for the period	$(1,810,036)	$(1,233,860)

Net loss per share
Basic	$(0.04)	$(0.04)
Diluted	$(0.04)	$(0.04)

Weighted average shares outstanding
Basic	41,861,279	34,151,397
Diluted	41,861,279	34,151,397

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Naked Brand Group Inc.
Interim Condensed Consolidated Statement of Changes in Stockholders’ Equity (Capital Deficit)
(Expressed in US Dollars)
(Unaudited)

							Accumulated	Total
				Accumulated			Other	Stockholders'
	Common Stock			Paid-in	Common stock	Accumulated	Comprehensive	Equity
	Shares	Amount		Capital	to be issued	Deficit	Income (Loss)	(Deficiency)
Balance, February 1, 2014	34,728,139	$34,728		$4,874,095	$7,500	$(6,239,416)	$(6,245)	$(1,329,338)
Shares issued in connection with promissory notes	40,000	40		2,710	-	-	-	2,750
Modification of convertible debt terms and warrants	-	(600	) -	697,400	-	-	-	697,400
Return to treasury pursuant to private placement escrow agreement	(600,000)			600	-	-	-	-
Shares issued in settlement of debt	2,205,745	2,206		537,103	-	-	-	539,309
Shares issued in exchange for services rendered	225,000	225		32,175	7,500	-	-	39,900

Shares issued as payment in kind for interest owing under convertible debt arrangements	1,949,933	1,950		272,873	-	-	-	274,823
Shares issued pursuant the conversion of debt	1,866,668	1,867		138,133	-	-	-	140,000
Derivative liability reclassifications	-	-		15,171,000	-	-	-	15,171,000
Stock based compensation	-	-		3,318,241	-	-	-	3,318,241
Net loss for the year	-	-		-	-	(21,078,265)	-	(21,078,265)
Balance, January 31, 2015	40,415,485	$40,416		$25,044,330	$15,000	$(27,317,681)	$(6,245)	$(2,224,180)
Shares issued pursuant the conversion of debt	1,994,576	1,994		147,599	-	-	-	149,593
Shares issued in settlement of debt	100,000	100		11,900	-	-	-	12,000
Derivative liability reclassifications	-	-		3,091,050	-	-	-	3,091,050
Stock based compensation	-	-		1,217,983	-	-	-	1,217,983
Net loss for the period	-	-		-	-	(1,810,036)	-	(1,810,036)
Balance, April 30, 2015	42,510,061	$42,510		$29,512,862	$15,000	$(29,127,717)	$(6,245)	$436,410

The accompanying notes are an integral part of these condensed consolidated interim financial statements

Naked Brand Group Inc.
Interim Condensed Consolidated Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)

for the three months ended April 30,	2015	2014

Cash flows from operating activities
Ne tloss for the period	$(1,810,036)	$(1,233,860)
Adjustments to reconcile net loss to net cash
used in operating activities:
Provision for doubtful accounts	2,568	(722)
Provision for obsolete inventory	(31,000)	-
Depreciation and amortization	7,372	6,297
Other non cash items (Schedule 1)	669,254	903,395
Unrealized foreign exchange	-	1,592
Finance fees paid in connection with debt extinguishment	-	(35,040)
Increase (decrease) in cash resulting from change in:
Accounts receivable	(75,101)	(37,832)
Prepaid expenses and deposits	(224,581)	23,195
Inventory	(226,218)	(19,411)
Accounts payable	(12,717)	63,211
Interest payable	106,076	-
Deferred compensation	66,666	-
Net cash used in operating activities	(1,527,717)	(329,175)

Cash flows from investing activities
Acquisition of intangible assets	(17,543)	-
Purchase of equipment	(1,217)	(5,000)
Net cash used in investing activities	(18,760)	(5,000)

Cash flows from financing activities
Proceeds from the issuance of promissory notes	-	877,167
Repayments of promissory notes	-	(151,559)
Debt offering costs	-	(89,850)
Net cash provided by financing activities	-	635,758

Net increase (decrease) in cash	(1,546,477)	301,583
Cash at beginning of the period	1,943,235	67,478
Cash at end of the period	$396,758	$369,061

The accompanying notes are an integral part of these condensed consolidated interim financial statements

Naked Brand Group Inc.
Interim Condensed Consolidated Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)

Supplemental Cash Flow Information

for the three months ended April 30,	2015	2014

Cash paid during the period for:
Interest	$9,074	$-
Taxes	-	-
Non-cash financing activities:
Extinguishment of accounts payable with equity	$12,000	$-
Discounton debt financing	-	8,770
Settlement of notes through the issuance of shares	-	205,083
Conversion of convertible debt to shares	147,255	-
Interest paid in kind	2,338	-

Schedule 1 to the Statements of Cash Flows

Profit and loss items not involving cash consists of:
Shares to be issued in exchange for services	$-	$15,000
Loss on extinguishment of debt	-	697,400
Stock based compensation	1,217,983	67,823
Change in fair value of derivative financial instruments	(708,900)	26,982
Amortization of deferred financing fees	7,055	32,702
Interest capitalized to convertible debt	-	3,579
Shares issued as penalty under debt agreements	-	1,250
Accretion of debt discount	153,116	58,659

	$669,254	$903,395

The accompanying notes are an integral part of these condensed consolidated interim financial statements

Naked Brand Group Inc.
Notes to Condensed Consolidated Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited)

1.             Nature of Business

Naked Brand Group Inc. (the “Company”) is a manufacturer and seller of men’s undergarments and intimate apparel in the United States and Canada to consumers and retailers through its wholly owned subsidiary, Naked Inc. (“Naked”). Established in 2010, Naked was founded on one basic desire, to create a new standard for how products worn close to the skin fit, feel and function.

The Company currently operates out of New York, United States of America. In the future, Naked plans to expand into other women's intimate apparel, sleepwear and loungewear as well as other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more.

2.            Ability to Continue as a Going Concern

These unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

As of April 30, 2015, the Company had not yet achieved profitable operations and expects to incur significant further losses in the development of its business, which casts substantial doubt about the Company’s ability to continue as a going concern. To remain a going concern, the Company will be required to obtain the necessary financing to pursue its plan of operation. Management plans to obtain the necessary financing through the issuance of equity and/or debt. Should the Company not be able to obtain this financing, it may need to substantially scale back operations or cease business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.            Basis of Presentation

Interim Financial Statements
The accompanying unaudited condensed consolidated interim financial statements have been prepared by management, without audit, in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the annual consolidated financial statements in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the disclosures are adequate to make the information presented not misleading and the accompanying financial statements herein reflect all adjustments, consisting of normal recurring adjustments, considered necessary for fair presentation of statement of financial position, results of operations and cash flows for the interim periods presented. Operating results for the three months ended April 30, 2015 are not necessarily indicative of the results that may be expected for the year ending January 31, 2016.

The consolidated balance sheet at January 31, 2015 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required for annual financial statements.

These unaudited condensed consolidated financial statements should be read in conjunction with the most recent audited financial statements of the Company included in its annual report on Form 10-K for the fiscal year ended January 31, 2015.

Segment Reporting

The Company used several factors in identifying and analyzing reportable segments, including the basis of organization, such as differences in products and services, and geographical areas. The Company’s chief operating decision makers review financial information presented on a consolidated basis for the purposes of making operating decisions and assessing financing performance. Accordingly, the Company has determined that as of April 30, 2015 and 2014, there is only a single reportable operating segment.

The Company operates in one industry; the manufacture and sale of direct and wholesale undergarments. Revenues from external customers are all derived from customers located within North America as follows:

For the three months ended April 30,	2015	2014

United States	$179,076	$85,300
Canada	80,290	34,514

	$259,366	$119,814

At April 30, 2015 and January 31, 2015, the net book value of long-lived assets all located within North America were as follows:

	April 30, 2015		January 31, 2015
	Equipment	Intangible assets	Equipment	Intangible assets

United States	$11,700	$27,380	$12,688	$14,211
Canada	7,661	29,944	8,453	29,945

	$19,361	$57,324	$21,141	$44,156

Loss per share

Net loss per share was determined as follows:
For the three months ended April 30,	2015	2014
Numerator
Net loss	$(1,810,036)	$(1,233,860)
Denominator
Weighted average common shares outstanding	41,861,279	31,151,397

Basic and diluted net loss per share	$(0.04)	$(0.04)

Anti-dilutive securities not included in diluted loss
per share relating to:
Warrants and options outstanding	139,361,506	8,656,446
Convertible debt	96,034,360	6,899,431
	235,395,866	15,555,877

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”), which are adopted by the Company as of the specified date. Unless otherwise discussed, management believes the impact of recently issued standards, which are not yet effective, will not have a material impact on our consolidated financial statements upon adoption.

On May 28, 2014, the FASB and the International Accounting Standards Board (IASB) issued a converged standard on revenue recognition from contracts with customers, ASU 2014-09 (Topic 606 and IFRS 15). This standard will supersede nearly all existing revenue recognition guidance. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (“ASU 2014-12”). ASU 2014-12 requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 will explicitly require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

4.            Inventory

Inventory of the Company consisted of the following:

	April 30,	January 31,
	2015	2015

Finished goods	$588,444	$362,226
Less: allowance for obsolete inventory	(148,000)	(179,000)

Total inventory	$440,444	$183,226

Balances at April 30, 2015 and January 31, 2015 are recorded at historical cost, less amounts for potential declines in value. At April 30, 2015, management has recorded an allowance for obsolescence of $148,000 (January 31, 2015: $179,000) to reduce inventory to its estimated net realizable value.

5.            Equipment

Equipment of the Company consisted of the following at April 30, 2015 and January 31, 2015:

	April 30,	January 31,
	2015	2015

Furniture & equipment	$10,250	$11,630
Computer equipment	22,179	20,963

	32,429	32,593
Less: Accumulated depreciation	(13,068)	(11,452)

	$19,361	$21,141

Depreciation expense for the three month period ended April 30, 2015 was $2,996 (2014: $733).

6.            Intangible Assets

Intangible assets of the Company consisted of the following at April 30, 2015 and January 31, 2015:

	April 30,	January 31,	Useful life
	2015	2015	(Years)

Trade Names/Trademarks	$57,324	$39,781	Indefinite
Website	49,512	49,512	2

	106,836	89,293
Less: accumulated amortization	(49,512)	(45,137)

	$57,324	$44,156

Amortization expense for the three months ended April 30, 2015 was $4,375 (2014: $5,564).

7.            Related Party Transactions and Balances

Related Party Balances

At April 30, 2015, included in accounts payable and accrued liabilities is $13,225 (January 31, 2015: $17,060) owing to directors and officers of the Company for reimbursable expenses and a former director and officer of the Company for an accrued management bonus. These amounts are unsecured, non-interest bearing with no specific terms of repayment.

At April 30, 2015, an amount of $978,779 (January 31, 2015: $978,779) in principal amounts of convertible notes payable and $22,567 in accrued interest payable (January 31, 2015: $8,247), was owing to directors and officers of the Company. Included in convertible notes payable at April 30, 2015 is an amount of $807 (January 31, 2015: $791) in respect of these amounts owing, after applicable unamortized debt discounts.

Related party transactions

During the three months ended April 30, 2015, included in general and administrative expenses $1,180,635 (2014: $30,441) in respect of share based compensation expense for the vesting of stock options granted to directors and officers of the Company, and $46,700 (2014: $Nil) in respect of marketing fees paid to a firm of which a direct family member of a director and officer of the Company is a principal.

Pursuant to a board agreement dated September 24, 2013, the Company agreed to issue 75,000 shares of common stock every three months over the term of the one year contract ended October 7, 2014 in connection with the appointment of a director of the Company, for an aggregate of 300,000 common shares over the term.

During the three months ended April 30, 2015, the Company recorded directors fees of $Nil (2014: $15,000) in respect of common shares earned under this agreement. The fair values per share were determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued.

Effective June 10, 2014, the Company entered into an employment agreement with the Chief Executive Officer and Director (the “CEO”) of the Company for a term of three years whereby (a) the CEO shall be entitled to a base salary of $400,000 per year, provided the CEO will forgo the first twelve months of the base salary and only receive minimum wage during that period; (b) the CEO received a sign-on stock option grant to purchase 57,150,000 shares of common stock of the Company, equal to 20% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis, (the “CEO Options”), with each option exercisable at $0.128 per share and vesting in equal monthly instalments over a period of three years from the date of grant; and (c) the CEO will be eligible to receive an annual cash bonus for each whole or partial year during the employment term payable based on the achievement of one or more performance goals established annually by the Company’s board of directors. In connection with this employment agreement, the Company issued 100,000 common shares to a consultant of the Company. The fair value of $0.15 per share was determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued. At April 30, 2015, an amount of $237,035 (January 31, 2015: $170,369) in deferred compensation related to the amortization of total base salary compensation due under this employment agreement, which is being amortized on a straight line basis over the term of the employment agreement. During the three months ended April 30, 2015, the CEO received minimum wages compensation of $4,160 (2014: $Nil) under the terms of this employment agreement.

Effective June 9, 2014, the Company entered into an employment agreement with the Chief Financial Officer (the “CFO”) of the Company for a term of four years whereby (a) the CFO shall be entitled to a base salary of $200,000 per year; and (b) the CFO received a sign-on stock option grant to purchase 2,800,000 shares of common stock of the Company (the “CFO Options”), with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant.

Effective June 23, 2014, the Company entered into an employment agreement with an officer (the “Officer”) of the Company for a term of four years whereby (a) the Officer shall be entitled to a base salary of $175,000 per year; and (b) the Officer received a sign-on stock option grant to purchase 3,700,000 shares of common stock of the Company (the “Officer Options”), with each option exercisable at $0.128 per share and vesting annually over a period of four years from the date of grant.

8.            Promissory Notes Payable

On November 7, 2013, the Company issued a promissory note in the principal amount of CDN$28,750. The Company received $24,467 (CDN$25,000) in respect of this note, after an original issue discount (“OID”) of 15%, or $3,670 (CDN$3,750). The principal amount, net of the OID, matured and was repaid during the fiscal year ended January 31, 2015. At April 30, 2015, an amount of $3,450 (CDN$3,750) (January 31, 2015: $3,450 (CDN$3,750)) is outstanding relating to the OID, which is repayable upon the Company reporting net income from operations in any single month.

9.            Convertible Promissory Notes Payable

	April 30, 2015	January 31, 2015

Senior Secured Convertible Debentures, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to First and Second Kalamalka Amendment Agreement, due June 10, 2017 (Note 9(i)).	$7,022,577	$7,169,832

First and Second Kalamalka Amendment Agreement, bearing interest at 6% per annum, collateralized by a priority general security agreement over all of the present and future assets of the company ranked pari passu to Senior Secured Convertible Debentures due June 10, 2017 (Note 9 (ii))	600,000	600,000
Less: debt discounts	(7,010,866)	(7,163,982)
	$611,770	$605,850

(i)	Senior Secured Convertible Debentures

On June 10, 2014 and July 8, 2014, the Company entered into Subscription Agreements (collectively, the “Subscription Agreements”) with several investors (collectively, the “Purchasers”) in connection with a private placement offering (the “Offering”) for aggregate gross proceeds of $7,309,832 through the sale of 292 units (the “Units”) at a price of $25,000 per Unit. Each Unit consisted of (i) a 6% convertible senior secured debenture in the principal amount of $25,000 (each, a “Debenture”) and (ii) warrants to purchase 166,667 of our common shares at an exercise price of $0.15 per share, subject to certain adjustment as set out in the warrant agreements (the “Warrants”).

In connection with the close of the Offering, the Company issued Debentures in the aggregate principal amount of $7,309,832. As consideration, the Company (i) received gross cash proceeds equal to $6,094,100, before deducting agent fees and other transaction-related expenses; and (ii) exchanged 6% senior secured convertible notes in the aggregate amount of $1,094,159, being the principal and accrued interest due under such notes, for the issuance of Debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to 90% of the purchase price paid in the Offering.

The aggregate principal amount matures on June 10, 2017 and bears interest at the rate of 6% per annum, payable quarterly, in cash or in kind, at the option of the Company provided certain equity conditions of the Debentures have been met, valued at the then conversion price of the Debentures. At April 30, 2015, such equity conditions had not been met and, consequently, payment of interest owing in shares of common stock (“in kind”) is not permitted under the terms of the Debentures, unless such condition is formally waived by each holder.

The Debentures, along with any accrued and unpaid interest thereon, may be converted at any time, at the option of the holder, into common shares of the Company at a conversion price of $0.075 per share, subject to adjustment under the terms of the Debentures.

Repayment of the Debentures are collateralized against all the assets of the Company and its subsidiary, pursuant to a security agreement between the Company and an agent for the Purchasers.

The Company issued an aggregate of 48,732,310 Warrants to the Purchasers to purchase, for a period of five years from the date of issuance, up to 48,732,310 shares of common stock at an initial exercise price of $0.15 per share, subject to adjustment. The Company has the right to call the Warrants if the volume weighted average closing price of its common shares exceeds $0.40 per share for more than 20 consecutive trading days at any time after June 10, 2016. In that event, the Warrants will expire 30 days following the date the Company delivers notice in writing to the Warrant holders announcing the call of the Warrants.

At the date of issuance of the Debentures and Warrants, the Company was authorized to issue 100,000,000 shares of common stock, which was insufficient to settle the conversion of the Debentures and exercise of the Warrants. Consequently, under the guidance of ASC 815, management recorded a derivative financial instrument in the Company’s consolidated financial statements (Note 10).

In connection with the Subscription Agreements, the Company also entered into a Registration Rights Agreement with each Purchaser (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register for resale the shares that have been or may be issued to the Purchasers upon conversion of the Debentures and upon exercise of the Warrants (the “Registration Statement”). The terms of the Registration Rights Agreement also trigger the requirement to account for the related embedded conversion option and investor warrants that have not been included in an effective registration statement as derivative financial instruments pursuant to the guidance of ASC 815.

The Company also agreed to grant piggyback registration rights whereby the Company is required to include the shares of common stock issuable pursuant to exercise of the Agent Warrants in the Registration Statement.

The Company allocated the proceeds from the issuance of the Debentures first to the derivative financial instruments, at their fair values, with the remainder being allocated to the Debentures. The fair value of the derivative financial instruments of $19,338,215 at issuance resulted in a debt discount at issuance of $7,309,832, the entire aggregate principal balance of the Debentures. The remaining derivative financial instruments value over the proceeds of the debt at issuance of $12,028,383 was immediately expensed on the consolidated statement of operations as derivative expense, during the year ended January 31, 2015. This discount was being amortized using the effective interest method over the term of the Debentures.

During the three months ended April 30, 2015, the Company recorded accretion expense of $6,052 (2014: $Nil) in accretion of this discount.

In connection with the Offering, the Company incurred finance fees of $2,021,213 as follows:

(i)	The Company paid a cash commission of $468,513, or 8% of the gross proceeds raised from certain of the Purchasers;

(ii)

The Company issued 11,063,696 warrants to acquire common shares equal to 8% of the aggregate number of shares issuable upon conversion of the Debentures and exercise of the Warrants with respect to certain of the Purchasers (the “Agent Warrants”), on the same terms as the Warrants, except that the Agent Warrants are (i) exercisable at 100% of the conversion or exercise price of the Debentures and Warrants issued to the Purchasers in the Offering and (ii) contain a cashless exercise provision.

The fair value of the finder’s warrants of $1,552,700 was determined using an option pricing model under the following assumptions:

	June 10, 2014	July 8, 2014
Risk-free interest rate	1.71%	1.70%
Expected life (years)	5.00	5.00
Expected volatility(1)	147.39%	147.39%
Stock price at issuance	$0.15	$0.1624
Dividend yields	0.00%	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The finance fees were allocated to the Debentures and related derivative financial instruments in the same proportion as the allocation of proceeds to each instrument at the issuance date and, consequently, since the derivative financial instruments were allocated 100% of the proceeds, these finance charges were allocated to the derivative financial instrument at issuance and, as a result of these instruments being carried at fair value, were recorded as an immediate finance expense on the consolidated statement of operations during the year ended January 31, 2015.

On September 8, 2014, the Company filed an initial prospectus on Form S-1 with the Securities and Exchange Commission (SEC) to register the sale of up to 41,569,071 shares issuable upon exercise of certain of the warrants issued in connection with the Offering, including 2,400,000 warrants issued under the Kalamalka Notes (Note 8(ii)) which contained piggyback registration rights, and 39,169,071 of the Warrants. On October 8, 2014, the SEC declared the registration statement effective.

During the three months ended April 30, 2015, the Company issued an aggregate of 1,994,576 shares of common stock pursuant to the conversion of $147,255 in principal and $2,338 in interest amounts owing under the Debentures.

(ii)	Senior Secured Convertible Note Agreements with Kalamalka Partners

On August 10, 2012, and November 14, 2013, the Company and its wholly owned subsidiary, Naked, entered into certain Agency Agreements with Kalamalka and certain lenders (the “Lenders”) as set out in the Agency Agreements whereby the Company agreed to borrow up to $800,000 from the Lenders under revolving loan arrangements by the issuance of convertible promissory notes (the “Notes”) from time to time as such funds are required by the Company. An aggregate of $775,000 was advanced under the Agency Agreements during the years ended January 31, 2013 and 2014.

The Notes were collateralized by a first priority general security agreement over the present and future assets of the Company and were bearing interest at 12% per annum, calculated and payable monthly. The principal amounts outstanding under any Note and all accrued and unpaid interest therein, were convertible into common shares at any time at the option of the Lender. These terms were later amended, as described below.

Amendment Agreements

On April 4, 2014, the Company entered into another Amendment Agreements with Kalamalka and certain of the Lenders (the “Amendment Agreements”). In connection with the Amendment Agreements, the Company amended several of the Notes in the aggregate principal amount of $600,000 as follows; (i) the Company extended the due date of the Notes to October 1, 2016; (ii) the Company reduced the interest rate accruing under the Notes to 6% per annum, calculated and payable quarterly; (iv) the Company removed certain borrowing margin requirements; (iii) the Company reduced the conversion price on Notes in the aggregate principal amount of $400,000 from $0.50 per share to $0.25 per share; and (v) 500,000 share purchase warrants exercisable at a strike price of $0.50 until August 10, 2017 held by Kalamalka and 100,000 share purchase warrants at a strike price of $0.50 until August 10, 2018 (the “Existing Warrants”) were exchanged for 600,000 New Warrants, as defined and described below (the “Exchanged Warrants”).

As consideration for facilitating such amendments, the Company granted 1,800,000 share purchase warrants to the Lenders and Kalamalka (the “New Warrants”).

Each New Warrant issued to Kalamalka and the Lenders is exercisable into one common share at a price of $0.15 per share for a period of five years. The Company has the right to call the New Warrants if the volume weighted average closing price of the Company’s shares exceeds $0.40 per share for more than 20 consecutive trading days at any time after June 10, 2016. In that event, the New Warrants will expire 30 days following the date the Company delivers notice in writing to the warrant holders announcing the call of the Warrants. In addition, the New Warrants contained piggyback registration rights on any subsequent registration statement filed with the SEC. The New Warrants were included in the registration statement declared effective by the SEC on October 8, 2014 (Note 9(i)).

The Company assessed the guidance under ASC 470-60 Troubled Debt Restructurings and determined that this guidance did not apply to the amendments. The amendments were considered a substantial change in the terms of the loan facility and, accordingly, the Company applied debt extinguishment accounting and calculated a loss on extinguishment of debt of $694,100 as the premium of the aggregate fair value of the amended notes and Warrants over their carrying values immediately prior to the amendments. The Company calculated the fair value of the amended Notes by discounting future cash flows using rates representative of current borrowing rates for debt instruments without a conversion feature and by using the Black Scholes option pricing model to determine the fair value of the conversion features, using the following assumptions:

Risk-free interest rate	0.66%
Expected life (years)	2.50
Expected volatility(1)	141.72%
Stock price	$0.23
Dividend yields	0.00%

The fair value of the New Warrants of $384,100 was determined using the Black Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.71%
Expected life (years)	5.00
Expected volatility(1)	149.76%
Stock price at date of issuance	$0.23
Dividend yields	0.00%

The fair value of the Exchanged Warrants of $23,300 was determined as the difference between the fair value of these warrants exchanged and the fair value of the New Warrants received. The fair values were determined using the Black Scholes option pricing model with the following weighted average assumptions:

	Existing	Exchanged
	Warrants	Warrants
Risk-free interest rate	0.96%	1.71%
Expected life (years)	3.52	5.00
Expected volatility(1)	146.70%	149.76%
Stock price at date of issuance	$0.23	$0.23
Dividend yields	0.00%	0.00%

(1)

As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

The loss was recorded on the consolidated statement of operations three months ended April 30, 2014, with a corresponding credit to additional paid in capital. In connection with the Amendment Agreements, the Company incurred $36,993 in financing fees. These cost have been recorded as a deferred financing charge and are being amortized using the effective interest method over the term of the amended Notes. During the three months ended April 30, 2015, the Company recorded financing expense of $7,055 (2014: $2,027) in respect of the amortization of these charges.

During the year ended January 31, 2015, a remaining Note in the aggregate principal amount of $100,000 plus $1,868 in accrued interest therein was settled by the issuance of 1,018,685 common shares of the Company at a conversion price of $0.10 per share. Further, a remaining Note in the aggregate principal amount of $75,000 plus $1,388 in accrued interest therein was exchanged for a new promissory note that was eventually exchanged into a Debenture (Note 9 (i)) at an exchange rate equal to 90% of the purchase price paid in the Offering.

10.          Derivative financial instruments

The following table presents the components of the Company’s derivative financial instruments associated with convertible promissory notes (Notes 9 (i), which have no observable market data and were derived using an option pricing model measured at fair value on a recurring basis, using Level 3 inputs to the fair value hierarchy, at April 30, 2015 and January 31, 2015:

	April 30,	January 31,
	2015	2015
Embedded conversion features	$-	$1,769,100
Warrants	-	2,030,850
	$-	$3,799,950

These derivative financial instruments arose as a result of applying ASC 815 Derivative and Hedging (“ASC 815”), which requires the Company to make a determination whether an equity-linked financial instrument, or embedded feature, is indexed to the entity’s own stock. This guidance applies to any freestanding financial instrument or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own stock.

From time to time, the Company has issued notes with embedded conversion features which contain price-protection features that result in these instruments being treated as derivatives. In addition, during the year ended January 31, 2015, the Company issued notes with embedded conversion features and warrants to purchase common stock and the Company did not, at the date of issuance of these instruments, have a sufficient number of authorized and available shares of common stock to settle the outstanding contracts (Note 9(i)). Further, these embedded conversion features and warrants issued during the year ended January 31, 2015 were subject to a registration rights agreement which, pursuant to the terms of this agreement, triggered the requirement to account for these instruments as derivative financial instruments until such time as the shares become eligible for sale without volume limitations or other restrictions. As a result, the Company was required to account for these instruments as derivative financial instruments until such time as the shares were no longer subject to the constraints of the registration rights agreement.

During the fiscal year ended January 31, 2015, the Company received stockholder approval through written shareholder consent to increase the authorized shares of common stock in the Company from 100,000,000 to 450,000,000, which amount is now sufficient to fully settle all the outstanding contracts. In addition, during the year ended January 31, 2015, the registration statement covering the resale of certain of the warrants covered under the registration rights agreement that were required to be accounted for as derivative liabilities, was filed with and was declared effective by the Securities and Exchange Commission. Additionally, certain registration exemptions were triggered to permit the resale of certain of the shares underlying embedded conversion features.

During the three months ended April 30, 2015, the Company obtained a waiver of the registration rights agreement from certain remaining debenture holders, waiving their rights under the registration rights agreement that were triggering liability accounting.

Consequently, these warrants and embedded conversion features were no longer required to be accounted for as liabilities. Pursuant to the guidance of ASC 815, the Company reclassified the fair value of these instruments on the date of the triggering event or modification into equity, with the change in fair value up to the date of modification being recorded on the consolidated statements of operations as other income.

As a result of the application of ASC 815, the Company has recorded these derivative financial instruments for the three months ended April 30, 2015 and for the fiscal year ended January 31, 2015 at their fair value as follows:

	Three months		Year ended
	Ended April		January 31,
	30,		2015
	2015
Derivative financial instruments, beginning of the period	$3,799,950	$	$ 241,618
Fair value of warrants and embedded conversion features at commitment dates	-		20,890,900
Fair value mark to market adjustments	(708,900)		(1,921,568)
Extinguishment of derivative liability upon extinguishment of host contract	-		(240,000)
Reclassification of derivative liability upon change in triggering events	(3,091,050)		(15,171,000)

Derivative financial instruments, end of the period	$-		$3,799,950

During the three months ended April 30, 2015, the Company recorded other income of $708,900 (2014: loss of $26,982) related to the change in fair value of the warrants and embedded conversion features, which is presented in the change in fair value of derivative financial instruments in the accompanying consolidated statements of operations.

The embedded conversion features and warrants accounted for as derivative financial instruments have no observable market and the Company estimated their fair values at January 31, 2015 and as at their reclassification dates using the binomial option pricing model based on the following weighted average management assumptions:

	Reclassification	January 31,
	Date	2015
Risk-free interest rate	0.89%	0.92%
Expected life (years)	3.17	3.42
Expected volatility(1)	115.02%	136.25%
Stock price	$0.11	$0.12
Dividend yields	0.00%	0.00%

(1) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company estimated expected share price volatility based on the historical share price volatility of comparable entities.

During the fiscal year ended January 31, 2015, the Company repaid certain promissory notes which contained derivative financial instruments and the corresponding derivative financial instrument were extinguished upon extinguishment of the related host contract.

11.          Securities Purchase Agreement

On September 10, 2013, the Company entered into an $8,300,000 securities purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC, (“Lincoln Park”) an Illinois limited liability company (the “Financing”) pursuant to which the Company may sell and issue to Lincoln Park, and Lincoln Park is obligated to purchase, up to $8,300,000 in value of its shares of common stock from time to time over a 24 month period. In connection with the Financing, the Company also entered into a registration rights agreement with Lincoln Park whereby the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the shares of the Company’s common stock that may be issued to Lincoln Park under the Purchase Agreement.

The Company will determine, at its own discretion, the timing and amount of its sales of common stock, subject to certain conditions and limitations. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of the Company’s shares of common stock immediately preceding the time of sale without any fixed discount, provided that in no event will such shares be sold to Lincoln Park when the closing sale price is less than $0.35 per share. There are no upper limits on the per share price that Lincoln Park may pay to purchase such common stock. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or similar transaction occurring during the business days used to compute such price.

Pursuant to the Purchase Agreement, Lincoln Park initially purchased 600,000 shares of the Company’s common stock for $300,000. In consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 919,500 shares of common stock as a commitment fee and shall issue up to 330,000 shares pro rata, when and if, Lincoln Park purchases at the Company’s discretion the remaining $8,000,000 aggregate commitment. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

On December 12, 2013, this registration statement was declared effective by the SEC.

During the three months ended April 30, 2015, the Company did not issue any securities under this Purchase Agreement.

12.          Stockholders’ Equity

Authorized

450,000,000 shares of common stock, par value $0.001.

Three months ended April 30, 2015

i)

In connection with a debt settlement agreement, the Company issued 100,000 common shares to a consultant of the Company. The fair value of $0.12 per share was determined with reference to the quoted market price of the Company’s shares on the date these shares were committed to be issued. There was no gain or loss in connection with the debt settlement agreement.

2014 Stock Option Plan

On June 6, 2014, the Company’s board of directors approved a 2014 Long-Term Incentive Plan (the “2014 Plan”), which provides for the grant of stock options, restricted shares, restricted share units and performance stock and units to directors, officers, employees and consultants of the Company. Stockholder approval of the plan was obtained on August 21, 2014.

The maximum number of our common shares reserved for issue under the plan is 110,000,000 shares subject to adjustment in the event of a change of the Company’s capitalization (as described in the 2014 Plan). As a result of the adoption of the 2014 Plan, no further option awards will be granted under any previously existing stock option plan. Stock option awards previously granted under previously existing stock option plans remain outstanding in accordance with their terms.

The 2014 Plan is administered by the board of directors, except that it may, in its discretion, delegate such responsibility to a committee of such board. The exercise price will be determined by the board of directors at the time of grant. Stock options may be granted under the 2014 Plan for an exercise period of up to ten years from the date of grant of the option or such lesser periods as may be determined by the board, subject to earlier termination in accordance with the terms of the 2014 Plan. At April 30, 2015, 38,030,000 options remain available for issuance under the 2014 Plan.

Stock Based Compensation

A summary of the status of the Company’s outstanding stock options for the periods ended April 30, 2015 and January 31, 2015 is presented below:

		Weighted	Weighted Average
	Number	Average	Grant Date
	of Options	Exercise Price	Fair Value
Outstanding at February 1, 2014	3,005,000	$0.34
Expired	(285,000)	$0.25
Granted	69,075,000	$0.13	$0.21

Outstanding at January 31, 2015	71,795,000	$0.14	$0.21
Expired	(110,000)	$0.25
Forfeited	(150,000)	$0.112
Granted	3,150,000	$0.12	$0.10

Outstanding at April 30, 2015	74,685,000	$0.14

Exercisable at April 30, 2015	18,515,000	$0.16

Exercisable at January 31, 2015	13,862,500	$0.17

At April 30, 2015, the following stock options were outstanding, entitling the holder thereof to purchase common shares of the Company as follows:

	Exercise	Expiry	Number
Number	Price	Date	Vested
15,000	$0.25	July 25, 2015	15,000
250,000	$0.75	October 1, 2015	250,000
15,000	$0.25	December 19, 2015	15,000
150,000	$0.35	January 6, 2016	150,000
150,000	$0.55	January 6, 2016	150,000
200,000	$0.75	January 6, 2016	200,000
55,000	$0.25	April 1, 2016	55,000
600,000	$0.25	October 9, 2017	600,000
50,000	$0.25	February 1, 2018	50,000
150,000	$0.25	May 1, 2018	75,000
80,000	$0.25	April 1, 2019	80,000
1,000,000	$0.25	July 30, 2022	1,000,000
67,970,000	$0.128	June 6, 2024	15,875,000
1,000,000	$0.15	June 10, 2024	-
1,500,000	$0.128	February 3, 2025	-
1,500,000	$0.112	February 25, 2025	-

74,685,000			18,515,000

The aggregate intrinsic value of stock options outstanding is calculated as the difference between the exercise price of the underlying awards and the fair value of the Company’s common stock. At April 30, 2015, the aggregate intrinsic value of stock options outstanding is $Nil and exercisable is $Nil (January 31, 2015: $Nil and $Nil, respectively).

During the three months ended April 30, 2015, the Company recognized a total fair value of $1,217,983 (2014: $67,823) of stock based compensation expense relating to the issuance of stock options in exchange for services. An amount of $10,732,000 in stock based compensation expense is expected to be recognized over the remaining vesting term of these options to June 10, 2018.

The fair value of each option award was estimated on the date of the grant using the Black-Scholes option pricing model based on the following weighted average assumptions:

	2015	2014
Expected term of stock option (years) (1)	6.36	2.14
Expected volatility (2)	125.14%	142.13%
Stock price at date of issuance	$0.13	$0.14
Risk-free interest rate	1.75%	0.53%
Dividend yields	0.00%	0.00%

(1) As the Company has insufficient historical data on which to estimate the expected term of the options, the Company has elected to apply the short-cut method to determine the expected term under the guidance of Staff Accounting Bulletin No. 110 (“SAB 110”).

(2) As the Company has insufficient historical data on which to estimate expected future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities.

Share Purchase Warrants

At April 30, 2015, the Company had 64,676,506 share purchase warrants outstanding as follows:

	Exercise	Expiry
Number	Price	Date
120,000	$0.28	October 4, 2015
498,000	$0.25	August 10, 2017
250,000	$0.10	November 14, 2016
250,000	$0.10	November 26, 2016
227,500	$0.10	December 24, 2016
150,000	$0.25	August 10, 2018
2,400,000	$0.15	April 4, 2019
44,164,332	$0.15	June 10, 2019
6,202,098	$0.075	June 10, 2019
8,255,867	$0.15	July 8, 2019
1,173,709	$0.075	July 8, 2019
985,000	$0.20	October 23, 2019

64,676,506

A summary of the Company’s share purchase warrants outstanding is presented below:

	Number of		Weighted Average
	Warrants		Exercise Price
Outstanding at February 1, 2014	3,770,446		S 0.40
Cancelled	(600,000)		$0.50
Issued	63,181,006		$0.14
Expired	(1,210,506)		$0.64

Outstanding at January 31, 2015	65,140,946		$0.14
		$
Expired	(464,440)		0.36
Outstanding at April 30, 2015	64,676,506		$0.14

13.          Customer Concentrations

The Company has concentrations in the volumes of business transacted with particular customers. The loss of these customers could have a material adverse effect on the Company’s business.

For the three months ended April 30, 2015, the Company had concentrations of sales with a customer equal to 56.6% of the Company’s net sales (2014: 38.4%) . As at April 30, 2015 the accounts receivable balance for this customer was $75,124 (January 31, 2015: $2,755).

14.          Subsequent Events

Subsequent to April 30, 2015, the Company entered into a factoring agreement with a commercial lender (the “Factoring Agreement”) whereby the Company will be able to borrow the lesser of (i) $750,000 or (ii) the sum of up to 80% of trade receivables, 60% of finished goods inventory, and 100% of any accepted side collateral, under certain terms and conditions as outlined in the Factoring Agreement. A director of the Company will be providing side collateral supporting a portion of the borrowings under the Factor Agreement.

Other than as noted above, there were no events or transactions requiring disclosure or adjustment in the condensed consolidated interim financial statements.

41,569,071 Shares

Naked Brand Group Inc.

Common Stock

___________________________________________, 2014

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent applicable to the sale of their shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$1,204.67

Accounting fees and expenses	$25,000

Legal fees and expenses	$60,000

Transfer agent and registrar fees	$2,500

Miscellaneous expenses	$2,000

Total	$90,704.67

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;
•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and
•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
•	by court order.

Our bylaws provide that our company shall indemnify each director, officer, employee and agent of our company, his heirs, executors, administrators and all persons whom our company is authorized to indemnify under the provisions of the Nevada Revised Statutes, to the fullest extent permitted by law, (i) against all the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of our company, or in connection with any appeal therein, or otherwise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our bylaws also provide that our company may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the articles of incorporation of our company or otherwise. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Recent Sales of Unregistered Securities

On June 29, 2012, we sold an aggregate of 1,610,000 shares of our common stock at a price of $0.05 per share for gross proceeds of $80,500. We issued 1,524,000 of these shares to six non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act and 86,000 of these shares to one US person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act) and, in issuing these shares to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act.

In connection with the closing of the Acquisition, on June 29, 2012, we completed a non-brokered private placement, pursuant to which we issued an aggregate of 1,610,000 shares at a price of $0.05 per share for gross proceeds of $80,500. The shares were issued to one U.S. person pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act, and sixnon-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

Further, in connection with the closing of the Acquisition, on July 30, 2012, we completed a non-brokered private placement, pursuant to which we issued 2,880,000 shares at a price of $0.25 per share for gross proceeds of $720,000. The shares were issued to one U.S. person pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act, and twelve non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

On August 10, 2012, we entered into an agency and interlender agreement dated August 10, 2012 with our wholly-owned subsidiary, Naked Boxer Brief Clothing Inc., Kalamalka Partners Ltd. (“Kalamalka”) and certain lenders as set out in the interlender agreement, whereby we agreed to borrow up to $800,000 from the lenders or certain alternate lenders from time to time. In connection with the closing of the interlender agreement, we issued: (i) convertible promissory notes in the aggregate principal amount of $400,000 and (ii) an aggregate of 100,000 share purchase warrants to the lenders. As consideration for facilitating the loan, we issued an aggregate of 948,000 warrants to Kalamalka. We also issued an aggregate of 200,000 warrants to certain non-lenders in consideration of the portion of the loan provided by one of the lenders. The four promissory notes, having an aggregate principal amount of $400,000, were issued to four (4) accredited investors and an aggregate of 1,248,000 warrants to seven (7) warrant holders who are non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

On September 24, 2012, we sold an aggregate of 200,000 units at a price of $0.50 per unit for gross proceeds of $100,000. Each unit consists of one share of common stock and one share purchase warrant. Each warrant is exercisable into one share of common stock at a price of $0.75 per share for a period of two years. We paid a cash finder’s fee of $3,000 in connection with the financing to a non-U.S. person (as that term is defined in Regulation S of the Securities Act). We issued the units to one non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On October 9, 2012, we entered into a binding memorandum of understanding with Shark Investments, LLC (“Shark”), whereby Shark agreed to provide consulting services to our company, including assistance with brand management, celebrity alignment, strategic retail placement, manufacturing strategy, strategic and creative development of licensed products and financing assistance, for a two year period. Under the terms of the Agreement, we granted Shark 600,000 stock options, each exercisable into one share of our common stock at a price of $0.25 per share until October 9, 2017 We granted the stock options to one U.S. person (as that term is defined in Regulation S of the Securities Act) relying on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated pursuant to the Securities Act.

Effective October 5, 2012, we sold 14,000 shares at $0.50 per share for gross proceeds of $7,000 to one non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On November 26, 2012, we sold an aggregate of 400,000 units at a price of $0.25 per unit for gross proceeds of $100,000. Each unit consists of one share of common stock and one share purchase warrant. Each warrant is exercisable into one share of common stock at a price of $0.50 per share for a period of two years. We issued the units to one non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

Also, on November 26, 2012, we sold an aggregate of 400,000 shares at a price of $0.25 per shares for gross proceeds of $100,000. We issued the shares to one non-U.S. person (as that term is defined in Regulation S of theSecurities Act) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On January 8, 2013, we sold an aggregate of 400,000 shares at a price of $0.25 per share for gross proceeds of $100,000. We issued the shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On February 21, 2013, we reduced the price of 200,000 units sold on September 24, 2012 and 14,000 shares sold on October 5, 2012, each from $0.50 to $0.25 per unit and share, respectively. As a result, we issued an additional 200,000 units and 14,000 shares. Each unit consists of one share of common stock and one share purchase warrant. Each warrant will remain exercisable into one share of common stock at a price of $0.75 per share for a period of two years from the closing of the initial offering. We issued the additional units and shares to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in offshore transactions in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 19, 2013, we sold an aggregate of 2,093,000 shares of common stock at a price of US$0.25 per share for gross proceeds of US$523,250. We issued the shares to 31 non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

In connection with the foregoing private placement, we issued 106,440 warrants to five finders. Each warrant is exercisable into one share of common stock of our Company at an exercise price of US$0.75 per share for a period of two years. We issued the shares to 5 non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On May 6, 2013, we sold 1,000,000 shares of common stock at a price of $0.25 per share for gross proceeds of $250,000 to be received in four tranches as follows:

(i)	$50,000 payable on closing of the Financing (the “Closing”);

(ii)	$50,000 payable on or before the date which is five months from the Closing (the “First Tranche”);

(iii)	$50,000 payable on or before the date which is ten months from the Closing (the “Second Tranche”); and

(iv)	the remaining $100,000 payable on or before the date which is one year from the Closing (the “Final Tranche”)

In connection with this financing, we entered into an escrow pursuant to which the 800,000 shares being issued in connection with the First Tranche, the Second Tranche and the Final Tranche will be placed in escrow until we receive full payment for such shares. The shares were issued in an offshore transaction relying on Rule 506 and/or Section 4(a)(2) of the Securities Act.

On June 12, 2013, we issued a promissory note to one US investor in the principal amount of up to $500,000 plus accrued and unpaid interest and any other fees. On June 13, 2013, we received $150,000 (less an original issuance discount of 10%) with the remaining balance of the promissory note payable by the lender in such amounts and at such dates as the lender may choose in its sole discretion. The principal sum due to the lender shall be prorated based on the consideration actually paid by the lender (plus an approximate 10% original issue discount that is prorated based on the consideration actually paid by the lender as well as any other interest or fees) such that we are only required to repay the amount funded and not any of the unfunded portion. The note was issued to one investor resident in the United States relying on Rule 506 of Regulation D promulgated under the Securities Act.

In connection with the appointment of Mr. Kaplan’s as a director, we issued him an aggregate of 450,000 stock options as follows:

(i)	150,000 stock options entitling Mr. Kaplan to purchase 150,000 shares of common stock at a price of $0.25 per share;

(ii)	150,000 stock options entitling Mr. Kaplan to purchase 150,000 shares of common stock at a price of $0.50 per share; and

(iii)	150,000 stock options entitling Mr. Kaplan to purchase 150,000 shares of common stock at a price of $0.75 per share,

with each option exercisable for a period of two years from the date of grant, on terms and conditions as set out in our 2012 Stock Option Plan and stock option agreements to be entered between our company and Mr. Kaplan. 50% of the options will vest on the date of grant and the remaining 50% to vest one year from the date of grant. We issued the stock options relying on exemptions from registration provided by Section 4(a)(2) and/or Regulation D of the Securities Act.

On September 4, 2013, we issued a promissory note and in connection with the issuance of the promissory note, we issued the 100,000 shares of our common stock to the lender who is resident in the United States relying on Rule 506 of Regulation D promulgated under the Securities Act.

On October 7, 2013, we sold an aggregate of 240,000 units of common stock at a price of $0.25 per unit for gross proceeds of $60,000. Each unit consisted of one share of common stock and one common stock purchase warrant. One common stock purchase warrant is exercisable at a price of $0.25 per share for a period of 18 months. The units were issued to two U.S. persons pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

In connection with the appointment of Christopher Heyn as a director, on October 7, 2013 we agreed to issue him 75,000 shares of our common stock every three months for an aggregate of 300,000 shares over the term of his appointment. We issued all 300,000 shares of our common stock relying on exemptions from registration provided by Section 4(a)(2) and/or Regulation D of the Securities Act.

On October 4, 2013, we issued a convertible promissory note to one lender in the principal amount of $300,000 plus accrued and unpaid interest and any other fees, and on October 9, 2013, we issued 200,000 shares of our common stock to the lender who is resident in Canada relying on Regulation S promulgated under the Securities Act. In connection with structuring the convertible promissory note, we issued 10,000 shares of our common stock to R.C. Morris and Company Ltd. which is resident in Canada relying on Regulation S promulgated under the Securities Act.

On November 6, 2013 we issued a promissory note to one lender in the amount of up to CDN$25,000 plus accrued and unpaid interest and any other fees and, on November 13, 2013, we issued 25,000 shares of our common stock to the lender who is resident in Canada relying on Regulation S promulgated under the Securities Act.

On November 7, 2013 we issued a promissory note to one lender in the amount of up to CDN$25,000 plus accrued and unpaid interest and any other fees and, on November 13, 2013, we issued 22,000 shares of our common stock to the lender who is resident in Canada relying on Regulation S promulgated under the Securities Act.

On November 13, 2013 we issued 4,304 shares of our common stock to a consultant of our company as consideration for amounts owing to the consultant for services performed. We issued the shares of our common stock to the consultant, who is resident in Canada relying on Regulation S promulgated under the Securities Act.

On November 14, 2013, we entered into an Agency and Interlender Agreement dated November 14, 2013 (the “Agency Agreement”) with Kalamalka Partners Ltd. (“Kalamalka”) and certain lenders, as provided for in the Agency Agreement (the “Lenders”), on whose behalf Kalamalka acted as Agent, whereby we agreed to borrow up to $300,000 (the “Loan”) from the certain Lenders from time to time (the “Loan”), and have made two drawdowns totaling $200,000 under the Loan.

On December 24, 2013, we drew down a third tranche of $75,000 under the Loan in accordance with the terms of the Agency Agreement. In connection with the closing of the third tranche of the Loan, we issued: (i) one convertible promissory note (the “Note”) in the aggregate principal amount of $75,000 and (ii) 75,000 share purchase warrants (each, a “Lender Warrant”). Each Lender Warrant is exercisable into one share of our common stock (each, a “Share”) at a price of $0.10 per Share until December 24, 2016.

The Note is due on January 31, 2014 (the “Due Date”) and bears interest at the rate of 12% per annum, calculated daily and payable on the Due Date. The principal amount outstanding under the Note, and all accrued but unpaid interest thereon, may be converted into Shares at a price of $0.25 per Share at any time at the option of the respective Lender. Repayment of the Notes is secured by general security agreements dated November 14, 2013, as amended and restated, made by each of our company and our wholly-owned subsidiary, Naked, in favor of Kalamalka, as agent for the Lenders.

As consideration for facilitating the second tranche of the Loan, we issued an aggregate of 112,500 warrants to Kalamalka, and an aggregate of 40,000 warrants to certain Lenders (collectively, the “Additional Warrants”), each of which is exercisable into one Share at a price of $0.10 per Share until December 24, 2016.

We issued the Note and the Lender Warrants to one Lender, who is an accredited US investor relying on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

We issued the Additional Warrants to six warrant holders, all of which are non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

On December 20, 2013 we issued a promissory note to one lender in the amount of up to $50,000 plus accrued and unpaid interest and any other fees and we agreed to 25,000 shares of our common stock to the lender who is resident in Canada relying on Regulation S promulgated under the Securities Act.

On December 23, 2013, we entered into two securities purchase agreements dated December 23, 2013 (the “Dec 23 SPAs”) with two lenders, whereby the lenders agreed to purchase and we agreed to issue and sell six 8% convertible notes, each in the aggregate principal amount of $25,000.00 (each, a “Dec 23 Note”). The parties agreed that the first two of the Dec 23 Notes shall be paid for by the lender in cash and the third, fourth, fifth and sixth of the Dec 23 Notes (the “Dec 23 Back End Notes”) shall initially be paid for by the issuance of four offsetting $25,000.00 secured notes issued to our company by the lenders (each, a “Dec 23 Offsetting Notes”), provided that prior to conversion of the four Dec 23 Back End Notes as described below, the lenders must have paid off the applicable Dec 23 Offsetting Note in cash. Pursuant to the Dec 23 SPAs, we agreed to maintain the listing and trading of our common stock on the OTCQB or any equivalent replacement exchange or a recognized stock exchange and will comply with our reporting, filing and other obligations under our bylaws or the rules of FINRA.

On December 23, 2013, in connection with the Dec 23 SPAs, we issued the six Dec 23 Notes, including the four Dec 23 back End Notes to the lenders and received the four Dec 23 Offsetting Notes.

Pursuant to the first and second of the six Dec 23 Notes, we promised to pay the lenders each the principal equal to $25,000.00, or $50,000.00 in the aggregate, on or before September 23, 2014 and to pay interest on the principal amounts outstanding thereunder at the rate of 8% per annum commencing on December 23, 2013. Pursuant to the foregoing notes, each of the lenders is entitled, at its option, at any time after 180 days, and after full cash payment for the shares convertible thereunder, to convert all or any amount of the principal amount then outstanding into shares of our common stock at a price for each share equal to 55% of the average of the two lowest closing bid prices as reported on the OTCQB for the ten prior trading days. Interest shall be paid by our company in shares of our common stock based on the same calculations applied to the principal. During the first six months of the foregoing notes are in effect, we may redeem either or both of the notes by paying to the lender an amount as follows: (i) if the redemption is within the first 60 days the note is in effect, then for an amount equal to 120% of the unpaid principal along with any prepaid and earned interest; (ii) if the redemption is after the 61st day the note is in effect, but less than the 120th day, then for an amount equal to 130% of the unpaid principal amount of the note along with any prepared and earned interest; (iii) if the redemption is after the 121st day the note is in effect but less than the 180th day, then for an amount equal to 140% of the unpaid principal amount of note along with any prepared and earned interest. The notes may not be redeemed after 180 days.

Pursuant to the remaining four Dec 23 Back End Notes offset by the applicable Dec 23 Offsetting Notes, we promised to pay the lender the aggregate principal equal to $100,000.00 ($25,000.00 per note), on or before November 23, 2014 and to pay interest on the principal amount outstanding thereunder at the rate of 8% per annum commencing on December 23, 2013. The remaining four Dec 23 Notes are convertible based on the same calculations applied to the first two of the six Dec 23 Notes. Each of the remaining four Dec 23 Back End Notes may not be prepaid, except that if the first of the Dec 23 Notes issued to each lender is redeemed by our company within 6 months of the issuance, each of the remaining Dec 23 Back End Notes issued to such lender will automatically terminate, as will each applicable Dec 23 Offsetting Note.

If an event of default should occur pursuant to the Dec 23 Notes, the Dec 23 Notes become immediately due and payable and interest shall accrue at a default interest rate of 24% per annum. Furthermore, if we do not deliver conversion shares pursuant to the Dec 23 Notes, the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to our company, which penalty increases to $500 per day beginning on the 10th day.

We issued the Dec 23 Notes to two Lenders, who are accredited US investors relying on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

We entered into a securities purchase agreement dated December 17, 2013 (the “Dec 17 SPA”) with a lender, whereby the lender agreed to purchase and we agreed to issue and sell an 8% convertible note in the aggregate principal amount of $83,500.00 (the “Note”).

On December 30, 2013, in connection with the Dec 17 SPA, we issued the Note (dated December 13, 2013) to the lender. Pursuant to the Note, we promised to pay the lender the principal equal to $83,500.00, on or before September 17, 2014 and to pay interest on the principal amounts outstanding thereunder at the rate of 8% per annum commencing on December 30, 2013. Any amount of principal or interest on the Note which is not paid when due will bear interest at the rate of 22% per annum from the due date until the same is paid.

Pursuant to the foregoing note, the lender is entitled, at its option, at any time after 180 days, to convert all or any amount of the principal amount then outstanding into shares of our common stock at a price for each share equal to 61% of the average of the three lowest closing bid prices as reported on the OTCQB for the ten prior trading days. During the first 180 days that the note is outstanding, we may redeem the note by paying to the lender an amount as follows: (i) if the redemption is within the first 30 days the note is in effect, then for an amount equal to 115% of the unpaid principal along with any accrued and unpaid interest; (ii) if the redemption is after the 31st day the note is in effect, but on or before the 60th day, then for an amount equal to 120% of the unpaid principal amount of the note along with any accrued and unpaid interest; (iii) if the redemption is after the 61st day the note is in effect but on or before the 90th day, then for an amount equal to 125% of the unpaid principal amount of note along with any accrued and unpaid interest; (iv) if the redemption is after the 91st day the note is in effect but on or before the 120th day, then for an amount equal to 130% of the unpaid principal amount of note along with any accrued and unpaid interest; (v) if the redemption is after the 121st day the note is in effect but on or before the 150th day, then for an amount equal to 135% of the unpaid principal amount of note along with any prepared and earned interest; and (vi) if the redemption is after the 151st day the note is in effect but on or before the 180th day, then for an amount equal to 140% of the unpaid principal amount of note along with any prepared and earned interest. The notes may not be redeemed after 180 days.

We issued the Note to one lender, who is an accredited US investor relying on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

Effective January 6, 2014, we entered into an amendment agreement with Andrew Kaplan, a director of our company, whereby we agreed to amend the terms of Mr. Kaplan’s compensation in connection with a board agreement between our company and Mr. Kaplan dated July 19, 2013. Under the terms of the amendment agreement, we agreed to issue an aggregate of 450,000 shares of common stock to Mr. Kaplan in exchange for the cancellation of an aggregate of 450,000 stock options issued to Mr. Kaplan in connection with his appointment as a director of our company on July 19, 2013 and the related board agreement. Also on January 6, 2014, we agreed to pay a corporate advisory fee to Mr. Kaplan in the amount of $50,000.

We issued the shares to Mr. Kaplan relying on exemptions from registration provided by Section 4(a)(2) and/or Regulation D of the Securities Act.

Effective January 6, 2014, we entered into an amendment agreement with a consultant., whereby we agreed to amend the terms of 500,000 stock options granted to the consultant in connection with a consulting agreement between our company and the consultant dated June 18, 2013 as follows:

(i)	150,000 options will be re-priced from $1.25 to $0.35;

(ii)	150,000 options will be re-priced from $1.75 to $0.55;

(iii)	200,000 options will be re-priced from $2.25 to $0.75; and

(iv)	the expiry date of all of the stock options will be extended from June 18, 2015 to January 6, 2016;

We granted the stock options to one non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

On January 13, 2014, we issued a promissory note to one lender in the principal amount of $309,062, which is comprised of: (i) $250,000 that we received on January 15, 2014; (ii) a one-time interest charge of $37,500, being 15% of the foregoing proceeds received (the “OID”); and (iii) an amount of $21,562, being the remaining principal balance due on a previously issued promissory note issued to us by the same lender on September 4, 2013.

The promissory note is repayable in six monthly installments over the term of the note to its maturity on July 15, 2014. We may repay the promissory note at any time before maturity without notice, bonus or penalty.

The OID is convertible, at the option of the lender, at maturity of the note into shares of fully-paid and non-assessable common stock of our company at a price of $0.10 per share.

On January 13, 2014, we issued the promissory note to one lender who is resident in the United States relying on exemptions from registration provided by Rule 506 of Regulation D of the Securities Act.

On January 13, 2014, we issued an aggregate of 88,492 shares of our common stock to two consultants of our company to settle accounts payable totaling $35,000 pursuant to two debt settlement agreements dated effective July 18, 2013 and September 18, 2013, respectively.

We issued the shares to two consultants of our company resident in the United States relying on exemptions from registration provided by Rule 506 of Regulation D of the Securities Act.

On February 11, 2014 we issued a promissory note to one lender in the principal amount of CDN$53,300 plus a one-time interest charge of 15%, or CDN$7,995 (the “Note”). The note matures on August 11, 2014 and is repayable in six equal monthly installments over the term of the note beginning on March 11, 2014. We may repay the promissory note at any time before maturity without notice, bonus or penalty.

In connection with the issuance of the note, we agreed to issue 25,000 shares of our common stock to a third party. We issued the Note to one non-U.S. person (as the term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

We issued the shares to one non-U.S. person (as the term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 7, 2014 we entered into a Securities Purchase Agreement (the “SPA”) with seven purchasers (the “SPA Purchasers”), whereby the SPA Purchasers have agreed to purchase 6% senior secured convertible promissory notes (the “SPA Notes”). Repayment of the SPA Notes will be secured against all the tangible and intangible assets of our company and its subsidiary (the “SPA Security Agreement”).

On April 7, 2014, in connection with the SPA, we issued seven SPA Notes to the SPA Purchasers, including one director of our company, in the aggregate principal amount of $1,033,796. As consideration, we (i) received cash proceeds equal to $828,704 (the “Cash Proceeds”); (ii) exchanged a promissory note with an outstanding amount of $76,388, being the principal and accrued interest due under a convertible promissory note dated December 24, 2013 for the issuance of a SPA Note in the same amount; and (iii) exchanged a promissory note with an outstanding amount of $128,704, being the remaining principal amount due under a convertible promissory note dated October 2, 2013 for the issuance of a SPA Note in the same amount.

The principal amount of $1,033,796 matures on April 7, 2015 (the “Maturity Date”) and bears interest at the rate of 6% per annum, payable on the Maturity Date. In addition, the principal amount of the SPA Notes and all acquired and unpaid interest thereon will be exchanged for any other securities issued by our Company in connection with any subsequent financing approved by the majority of the SPA Purchasers which results in gross proceeds to our company of at least $3,000,000 (the “Subsequent Financing”), at an exchange rate equal to ninety percent (90%) of the aggregate purchase price paid in the Subsequent Financing.

We issued the SPA Notes to five SPA Purchasers, of which five are accredited investors relying on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act and two are non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 4, 2014, we entered into an Amendment Agreement dated April 4, 2014 (the “First Kalamalka Amendment Agreement”) with our wholly-owned subsidiary, Kalamalka Partners Ltd. (“Kalamalka”) and certain lenders as set out in the Amendment Agreement (collectively, the “First Tranche Lenders”) amending the Agency and Interlender Agreement dated August 10, 2012 (the “First Agency Agreement”). In connection with the First Agency Agreement, we and our subsidiary amended several convertible promissory notes in the aggregate principal amount of $400,000 (the “First Tranche Kalamalka Notes”) as follows; (i) we extended the due date of the First Tranche Kalamalka Notes to October 1, 2016; (ii) we reduced the interest rate accruing under the First Tranche Kalamalka Notes to 6% per annum, calculated and payable quarterly, in cash or in kind; (iv) we removed certain borrowing margin requirements; (iii) we amended the First Tranche Kalamalka Notes to reduce the conversion price from $0.50 per share to $0.25 per share; and (v) 500,000 share purchase warrants exercisable at a price of $0.50 until August 10, 2017 held by Kalamalka were exchanged for 500,000 New Warrants, as defined and described below.

As consideration for facilitating such amendments, we granted 1,200,000 share purchase warrants to the First Tranche Lenders and Kalamalka (the “New Warrants”).

Each New Warrant is exercisable into one common share at a price of $0.15 per share until April 4, 2019. We have the right to call the New Warrants if the volume weighted average closing price of our shares exceeds $0.30 per share for more than 20 consecutive trading days following the closing date. In that event, the New Warrants will expire 30 days following the date we deliver notice in writing to the warrant holders announcing the call of the New Warrants. In addition, the New Warrants contain piggyback registration rights on any subsequent registration statement filed with the Commission, including, without limitation, any registration statement that may be required to be filed with the SEC in connection with the Subsequent Financing.

Also in connection with the First Kalamalka Amendment Agreement, one First Tranche Lender was granted the right to exchange 100,000 share purchase warrants exercisable at a price of $0.50 until August 10, 2018 for 100,000 New Warrants.

We issued the New Warrants to five warrant holders who are non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 4, 2014, we entered into an Amendment Agreement dated April 4, 2014 (the “Second Kalamalka Amendment Agreement”) with our subsidiary, Kalamalka and certain lenders as set out in the Agreement (collectively, the “Second Tranche Lenders”) amending the Agency and Interlender Agreement dated November 14, 2013 (the “Second Agency Agreement”). In connection with the Second Agency Agreement, we and our subsidiary amended certain convertible term promissory notes in the aggregate principal amount of $200,000 (the “Second Tranche Notes”) as follows; (i) we extended the due date of the Second Tranche Notes to October 1, 2016; (ii) we reduced the interest rate accruing under the Second Tranche Notes to 6% per annum, calculated and payable quarterly, in cash or in kind; and (iii) we removed certain borrowing margin requirements.

As consideration for facilitating such amendments, we granted 600,000 New Warrants to the Second Tranche Lenders and to Kalamalka.

Repayment of the First Tranche Notes and the Second Tranche Notes is secured by a general security agreement dated November 14, 2013, as amended on April 4, 2014 (the “Kalamalka Security Agreement”), made by each of our company and its subsidiary in favor of Kalamalka, as agent for the First Tranche Lenders and Second Tranche Lenders, which Kalamalka Security Agreement ranks pari passu with the SPA Security Agreement as evidenced by an Interlender Agreement dated April 4, 2014 between CSD Holdings LLC, as Agent for the Purchasers, Kalamalka, First Tranche Lenders, Second Tranche Lenders, our Company and its subsidiary.

On April 4, 2014, we entered into a Conversion Agreement, pursuant to which we agreed to issue an aggregate of 1,018,685 shares to one lender, at a conversion price of $0.10 per share, to settle a convertible promissory note (the “Convertible Note”) in the amount of $101,868, including accrued and unpaid interest thereon, which Convertible Note had carried a conversion price of $0.50 per share. We amended the conversion price as an inducement to the lender to immediately convert all obligations under the Convertible Note into shares.

We will issue the shares to such lender, who is a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 3, 2014, we entered into a Debt Settlement Agreement, pursuant to which we agreed to issue an aggregate of 796,850 shares to one lender, at a conversion price of $0.10 per share, to settle a promissory note in the amount of $79,685, including accrued and unpaid interest thereon.

We will issue the shares to such lender, who is a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 8, 2014 we issued 15,000 shares of our common stock to one lenderas consideration for late payments made pursuant to a promissory note dated October 2, 2013. We will issue the shares to such lender, who is a non-U.S. person (as that term is defined in Regulation S of the Securities Act) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act.

On June 10, 2014, we entered into Subscription Agreements with the Purchasers in connection with the Offering for aggregate gross proceeds of $6,159,482 through the sale of Units at a price of $25,000 per Unit. Each Unit consisted of (i) a Debenture and (ii)Warrants.

In connection with the close of the Offering, we issued Debentures in the aggregate principal amount of $6,159,482. As consideration, we (i) received gross cash proceeds equal to $4,943,750, before deducting agent fees and other transaction-related expenses; and (ii) exchanged our 6% senior secured convertible notes in the aggregate amount of $1,094,159, being the principal and accrued interest due under such notes, for the issuance of Debentures in the aggregate principal amount of $1,215,732, at an exchange rate equal to ninety percent (90%) of the purchase price paid in the Offering.

In connection with the Offering, we have agreed to pay a cash commission of eight percent (8%) of the gross proceeds raised from certain of the Purchasers, and warrants to acquire common shares equal to eight percent (8%) of the aggregate number of shares issuable upon conversion of the Debentures and exercise of the Warrants with respect to certain of the Purchasers (the “Agent Warrants”), on the same terms as the Warrants, except that the Agent Warrants will (i) be exercisable at 100% of the conversion or exercise price of the Debentures and Warrants issued to the Purchasers in the Offering and (ii) contain a cashless exercise provision.

The aggregate principal amount of $6,159,482 matures on June 10, 2017 (the “Maturity Date”) and bears interest at the rate of 6% per annum, payable quarterly, in cash or in kind, at the option of our company, valued at the then conversion price of the Debentures. The Debentures, along with any accrued and unpaid interest thereon, may be converted at any time at the option of the holder into our common shares at a conversion price of $0.075 per share, subject to adjustment under the terms of the Debentures.

Repayment of the Debentures will be secured against all the assets of our company and its subsidiary, pursuant to a security agreement (the “Security Agreement”) between the company and an agent for the Purchasers.

Our company issued an aggregate of 41,063,295 Warrants to the Purchasers to purchase, for a period of five years from the date of issuance, up to 41,063,295 of our common shares at an initial exercise price of $0.15 per share, subject to adjustment. We have the right to call the Warrants if the volume weighted average closing price of our shares exceeds $0.40 per share for more than 20 consecutive trading days at any time after twenty four (24) months after the closing of the Offering. In that event, the Warrants will expire 30 days following the date we deliver notice in writing to the Warrant holders announcing the call of the Warrants.

In connection with the entry into the Subscription Agreements, our company entered into a Registration Rights Agreement with each Purchaser (the “Registration Rights Agreement”), pursuant to which we have agreed to file, on or before the 60th calendar day following the execution thereof, a registration statement covering the resale of the shares issuable upon conversion of the Debentures and upon exercise of the Warrants, and to cause such registration statement to be declared effective by the Commission as soon as practicable thereafter, but not later than the 150th day following the date of the Registration Rights Agreement.

On June 10, 2014, pursuant to the terms of the Subscription Agreements, we issued the Debentures, the Warrants and the Agent Warrants. The offer and sale of these securities, pursuant to the terms of the Subscription Agreements, were issued to accredited investors pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On June 5, 2014, we entered into a Note Termination Agreement, pursuant to which we agreed to settle all amounts due under a convertible promissory note by (i) issuing an aggregate of 330,000 shares to one lender, at a conversion price of $0.12 per share, in connection with the conversion of the principal amount of $40,000 of such note of the aggregate principal amount of $124,444, including accrued and unpaid interest thereon; and (ii) making a cash payment of $175,000.

We issued the shares to the lender, an accredited investor, pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On June 17, 2014, we issued 60,210 shares of common stock to a consultant of our company as consideration for amounts owing to the consultant for services performed. We issued the shares of our common stock to the consultant, who is resident in Canada relying on Regulation S promulgated under the Securities Act.

On June 10, 2014, we issued stock options to purchase an aggregate of 1,000,000 shares of common stock to two consultants of our company as consideration for services to be rendered. We granted the stock options to two U.S. person (as that term is defined in Regulation S of the Securities Act) relying on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated pursuant to the Securities Act.

On December 10, 2014 in connection with the first interest payment date under the Debentures, we issued 1,639,793 shares of our common stock as payment for $122,984 in interest due. We issued these shares to accredited investors pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On November 19, 2014 we issued stock options to purchase 500,000 shares of our common stock to a consultant of our company as consideration for services to be rendered. The options are exercisable at $0.17 per share and are vesting over a period of two years. We issued these options to accredited investors pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On January 8, 2015 in connection with the second interest payment date under the Debentures, we issued 310,140 shares of our common stock as payment for $23,260 in interest due. We issued these shares to accredited investors pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On February 3, 2015, in connection with Mr. Hayes’s appointment as a director and member of our audit committee, we agreed to issue him 1,500,000 stock options exercisable at $0.128 per share for a period of 10 years, vesting over a period of three years, on terms and conditions as set out in our 2014 Long Term Incentive Plan and a stock option agreement to be entered into between our company and Mr. Hayes. We issued the stock options relying on exemptions from registration provided by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On February 25, 2015, in connection with Ms. Olson’s appointment as a director, we agreed to issue her 1,500,000 stock options exercisable at $0.112 per share for a period of 10 years, vesting over a period of three years, on terms and conditions as set out in our 2014 Long Term Incentive Plan and a stock option agreement to be entered into between our company and Ms. Olson. We issued the stock options relying on exemptions from registration provided by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

Effective February 25, 2015 and in connection with Mr. McAulay’s appointment to our company’s Advisory Board, we agreed to issue him 150,000 stock options exercisable at $0.112 per share for a period of 10 years, on terms and conditions as set out in our 2014 Long Term Incentive Plan and a stock option agreement to be entered into between our company and Mr. McAulay. We issued the stock options relying on exemptions from registration provided by Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On June 10, 2015 in connection with the third interest payment date under the Debentures, we issued 1,828,891 shares of our common stock as payment for $137,167 in interest due. We issued these shares to accredited investors pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

On June 15, 2015, we granted warrants to purchase shares of our common stock at an exercise price equal to the closing price of the Company’s common stock on the date of issuance. We issued the warrants in reliance on exemptions from registration under the Securities Act of 1933, as amended, as set forth in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act. The issuance of these warrants constitutes a privately negotiated transaction, not involving an underwriter, between the Company and the holder of such warrants.

On July 3, 2015, we issued 8,210,004 shares of common stock in connection with certain warrant amendment agreements, for aggregate gross proceeds of $821,000. The shares of common stock issued upon exercise of the amended warrants were issued in reliance on exemptions from registration under the Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act. The issuance of such shares constitutes a privately negotiated transaction, not involving an underwriter, between the Company and each Exercising Holder.

On July 8, 2015 in connection with the third interest payment date under the Debentures, we issued 386,140 shares of our common stock as payment for $28,960 in interest due. We issued these shares to accredited investors pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York in the State of New York, United States of America on July 28, 2015.

NAKED BRAND GROUP INC.

By:	/s/ Carole Hochman
Carole Hochman
Chief Executive Officer, Chief Creative Officer and Director
(Principal Executive Officer)
Dated: July 28, 2015.

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Flanagan or Joel Primus or his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre effective and post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Carole Hochman
Carole Hochman
Chief Executive Officer, Chief Creative Officer and Director
(Principal Executive Officer)
Date: July 28, 2015.

/s/ Michael Flanagan
Michael Flanagan
Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: July 28, 2015.

/s/ Joel Primus
Joel Primus
President and Director
Date: July 28, 2015.

/s/ Andrew Kaplan
Andrew Kaplan
Director
Date: July 28, 2015.

/s/ Christopher Heyn
Christopher Heyn
Director
Date: July 28, 2015.

/s/ David Hochman
David Hochman
Director
Date: July 28, 2015.

/s/ Paul Hayes
Paul Hayes
Director
Date: July 28, 2015.

/s/ Martha Olson
Martha Olson
Director
Date: July 28, 2015.

Exhibit Index

Exhibit Number	Description of Exhibit
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2, as filed with the Commission on December 8, 2006)
3.2	Articles of Merger (incorporated by reference from Exhibit 10.1 of our current report on Form 8-K, as filed with the Commission on August 30, 2012)
3.3	Amended Bylaws (incorporated by reference from Exhibit 3.1 to our current report on Form 8-K, as filed with the Commission on January 28, 2013)
(5)	Opinion regarding Legality
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1	Acquisition Agreement dated February 28, 2012 among our company, Naked Boxer Brief Clothing Inc. and SBH Acquisition Corp. (incorporated by reference from Exhibit 10.1 of our current report on Form 8-K, as filed with the Commission on March 1, 2012)
10.2	Loan Agreement dated January 16, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on January 17, 2012)
10.3	General Security Agreement dated January 16, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on January 17, 2012)
10.4	Addendum to Loan Agreement dated April 4, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on April 12, 2012)
10.5	Second Addendum to Loan Agreement dated April 11, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on April 12, 2012)
10.6	Third Addendum to Loan Agreement dated May 7, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on May 8, 2012)
10.7	Fourth Addendum to Loan Agreement dated June 13, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on June 14, 2012)
10.8	Fifth Addendum to Loan Agreement dated July 6, 2012 among our company and Naked Boxer Brief Clothing Inc. (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on July 11, 2012)
10.9	Form of $0.05 Subscription Agreement (incorporated by reference from Exhibit 10.9 to our current report on Form 8-K, as filed with the Commission on July 31, 2012)
10.10	Form of $0.25 Subscription Agreement (incorporated by reference from Exhibit 10.10 to our current report on Form 8-K, as filed with the Commission on July 31, 2012)
10.11	Form of Pooling Agreement among our company and certain former stockholders of Naked Boxer Brief Clothing Inc., dated June 27, 2012 (incorporated by reference from Exhibit 10.11 to our current report on Form 8-K, as filed with the Commission on July 31, 2012)
10.12	Employment Agreement with Joel Primus dated July 30, 2012 (incorporated by reference from Exhibit 10.12 to our current report on Form 8-K, as filed with the Commission on July 31, 2012)

10.13	Employment Agreement with Alex McAulay dated July 30, 2012 (incorporated by reference from Exhibit 10.13 to our current report on Form 8-K, as filed with the Commission on July 31, 2012)
10.14	2012 Stock Option Plan (incorporated by reference from Exhibit 10.14 to our current report on Form 8-K, as filed with the Commission on July 31, 2012)
10.15	Form of Stock Option Agreement (incorporated by reference from Exhibit 10.15 to our current report on Form 8-K, as filed with the Commission on July 31, 2012)
10.16	Agency and Interlender Agreement dated August 10, 2012 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on August 22, 2012)

Exhibit Number	Description of Exhibit
10.17	Security Agreement dated August 10, 2012 (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on August 22, 2012)
10.18	Form of Subscription Agreement for Convertible Notes and Warrants (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on August 22, 2012)
10.19	Form of Warrant Subscription Agreement (incorporated by reference from Exhibit 10.4 to our current report on Form 8- K, as filed with the Commission on August 22, 2012)
10.20	Memorandum of Understanding dated October 1, 2012 with Shark Investments, LLC (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on October 15, 2012)
10.21	Form of Stock Option Agreement with Shark Investments, LLC dated October 9, 2012 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on October 15, 2012)
10.22	Consulting Agreement with George Creative Consultants Inc. dated February 1, 2012 (incorporated by reference from Exhibit 10.16 to our current report on Form 8-K/A, as filed with the Commission on November 30, 2012)
10.23	Consulting Agreement with Kosick Communications Ltd. dated February 1, 2012 (incorporated by reference from Exhibit 10.17 to our current report on Form 8-K/A, as filed with the Commission on November 2, 2012)
10.24	Form of Warrant Agreement (incorporated by reference from Exhibit 10.18 to our current report on Form 8-K/A, as filed with the Commission on November 30, 2012)
10.25	Amendment Agreement dated July 22, 2013 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on July 26, 2013)
10.26	Form of Amended and Restated Promissory Note (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on July 26, 2013)
10.27	Form of Amendment to Warrant Certificate (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on July 26, 2013)
10.28	Promissory Note Dated August 1, 2013 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on August 7, 2013)
10.29	Promissory Note dated September 3, 2013 (incorporated by reference from Exhibit 10.1 to our current report on Form 8- K, as filed with the Commission on September 11, 2013)
10.30	Guarantee dated September 3, 2013 (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on September 11, 2013)
10.31	Purchase Agreement dated September 10, 2013 with Lincoln Park Capital Fund, LLC (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on September 16, 2013)
10.32	Registration Rights Agreement dated September 10, 2013 (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on September 16, 2013)
10.33	Promissory Note dated October 4, 2013 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on October 10, 2013)
10.34	Guarantee dated October 4, 2013 (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on October 10, 2013)
10.35	Pledge Agreement dated October 4, 2013 (incorporated by reference from Exhibit 10.3 to our current report on Form 8- K, as filed with the Commission on October 10, 2013)
10.36	Promissory Note dated November 13, 2013 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)
10.37	Form of Promissory Note dated November 14, 2013 (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)

10.38	Agency and Interlender Agreement dated November 14, 2013 (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)
10.39	Amended and Restated Security Agreement dated November 14, 2013 (incorporated by reference from Exhibit 10.4 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)

Exhibit Number	Description of Exhibit
10.40	Form of Subscription Agreement for Convertible Notes and Warrants (incorporated by reference from Exhibit 10.5 to our current report on Form 8-K, as filed with the Commission on November 19, 2013)
10.41	Form of Subscription Agreement for Convertible Notes and Warrants (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on December 31, 2013)
10.42	Securities Purchase Agreement dated December 23, 2013 with LG Capital Funding, LLC (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)
10.43	Securities Purchase Agreement dated December 23, 2013 with GEL Properties, LLC(incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)
10.44	Form of 8% Convertible Redeemable Note dated December 23, 2013 in the amount of $25,000.00(incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)
10.45	Form of 8% Convertible Redeemable Back End Note dated December 23, 2013 in the amount of $25,000.00(incorporated by reference from Exhibit 10.4 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)
10.46	Form of Collateralized Secured Offsetting Note Dated December 23, 2013 in the amount of $25,000.00(incorporated by reference from Exhibit 10.5 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)
10.47	Securities Purchase Agreement dated December 17, 2013 with Asher Enterprises, Inc. (incorporated by reference from Exhibit 10.6 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)
10.48	Convertible Promissory Note dated December 13, 2013 in the amount of $83,500.00 with Asher Enterprises, Inc. (incorporated by reference from Exhibit 10.7 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)
10.49	Amendment Agreement between our company and Mr. Andrew Kaplan dated January 6, 2014 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on January 8, 2014)
10.50	Promissory Note dated January 13, 2014 (incorporated by reference from Exhibit 10.1 to our current report on Form 8- K, as filed with the Commission on January 17, 2014)
10.51	Promissory Note dated February 11, 2014 (incorporated by reference from Exhibit 10.1 to our current report on Form 8- K, as filed with the Commission on February 18, 2014)
10.52	Form of Securities Purchase Agreement dated April 7, 2014 (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.53	Form of 6% Convertible Note dated April 7, 2014 (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.54	Form of Security Agreement dated April 7, 2014 (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.55	Note Exchange Agreement with CSD Holdings LLC dated April 4, 2014 (incorporated by reference from Exhibit 10.4 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.56	Conversion Agreement with Bryce Stephens dated April 4, 2014 (incorporated by reference from Exhibit 10.5 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.57	Debt Settlement Agreement with Canfund Ventures Corporation dated April 7, 2014 (incorporated by reference from Exhibit 10.6 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.58	Amendment to Security Agreements dated April 4, 2014 (incorporated by reference from Exhibit 10.7 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.59	Amendment to Amended and Restated Promissory Note dated April 4, 2014 (incorporated by reference from Exhibit 10.8 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)

Exhibit Number	Description of Exhibit
10.60	Amendment to Promissory Note dated April 4, 2014 (incorporated by reference from Exhibit 10.9 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.61	Inter-lender Agreement dated April 4, 2014 (incorporated by reference from Exhibit 10.10 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.62	Debt Settlement Agreement with Trend Time Development dated April 3, 2014 (incorporated by reference from Exhibit 10.11 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.63	Warrant Agreement with Kalamalka Partners Ltd. (incorporated by reference from Exhibit 10.12 to our current report on Form 8-K, as filed with the Commission on April 10, 2014)
10.64	Form of Subscription Agreement by and among the company and the Purchasers (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.65	Form of Senior Secured Convertible Debenture (incorporated by reference from Exhibit 10.2 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.66	Form of Security Agreement (incorporated by reference from Exhibit 10.3 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.67	Form of Warrant (incorporated by reference from Exhibit 10.4 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.68	Form of Registration Rights Agreement (incorporated by reference from Exhibit 10.5 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.69	2014 Long Term Incentive Plan (incorporated by reference from Exhibit 10.6 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.70	Note Termination Agreement between the company and JMJ Financial (incorporated by reference from Exhibit 10.7 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.71	Form of Stock Option Agreement (incorporated by reference from Exhibit 10.8 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.72	Employment Agreement between the company and Carole Hochman (incorporated by reference from Exhibit 10.9 to our current report on Form 8-K, as filed with the Commission on June 11, 2014)
10.73	Amended and Restated Stock Option Award Agreement with Carole Hochman (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on August 26, 2014)
10.74	Form of Warrant Amendment Agreement (incorporated by reference from Exhibit 10.1 to our current report on Form 8-K, as filed with the Commission on July 7, 2015)
10.75*	Collaboration & Endorsement Agreement with Wade Enterprises LLC, effective June 15, 2015 (1)
(16)	Letter re Change in Certifying Accountant
16.1	Letter from BDO USA LLP dated April 8, 2013 (incorporated by reference from Exhibit 16.2 to our current report on Form 8-K, as filed with the Commission on April 8, 2013)
(21)	Subsidiaries
21.1	Subsidiaries of Naked Brand Group Inc. Naked Inc. (incorporated in the State of Nevada)
(23)	Consents of Experts and Counsel
23.1*	Consent of BDO USA, LLP
23.2*	Consent of BDO Canada LLP
23.3	Consent of Clark Wilson LLP (included in Exhibit 5.1)
(101)	Interactive Data File
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*         Filed herewith.

(1) Portions of this exhibit containing confidential information have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act. Confidential information has been omitted from the exhibit in places marked “[***]”and has been filed separately with the Commission.